United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant [_]

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Handy Hardware Wholesale, Inc.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HANDY HARDWARE WHOLESALE, INC.

8300 Tewantin Drive

Houston, Texas 77061

September 1, 2006

Dear Shareholder:

You are cordially invited to attend an annual meeting of the shareholders of Handy Hardware Wholesale, Inc. which will be held at 7 p.m. on Tuesday, October 24, 2006, in the A and B Ballrooms of the Hobby Airport Hilton Hotel, 8181 Airport Blvd., Houston, Texas. Information about the business of the meeting is set forth in the formal meeting notice and Proxy Statement on the following pages.

This meeting is very important, as you will be asked to vote on nine proposals, that, if approved, will change Handy’s capital structure, allowing Handy to operate on a cooperative basis for tax purposes, which will result in the termination of the registration of our stock under the federal securities laws, and which will affect certain of your rights as a shareholder. You will also be asked to vote on the election of directors. The details of this proposed recapitalization transaction and the director election are described in the enclosed proxy statement.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope by October 1, 2006. You may revoke your proxy at any time prior to its use in the ways explained in the enclosed proxy statement, including by attending the meeting and voting in person.

We appreciate your support.

Sincerely,

Tina S. Kirbie

President

HANDY HARDWARE WHOLESALE, INC.

8300 Tewantin Drive

Houston, Texas 77061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held October 24, 2006

To the Shareholders of Handy Hardware Wholesale, Inc.:

The annual meeting of shareholders of Handy Hardware Wholesale, Inc. (the “Company”) will be held on October 24, 2006, Houston, Texas, for shareholders to consider and vote upon the following:

GROUP A – PROPOSALS
Requires Approval by the Holders of Two-Thirds of the Outstanding Shares of Each Class of Stock

PROPOSAL 1.	The conversion of each issued share of Preferred Stock into one issued share of Class B Common Stock.

PROPOSAL 2.	The approval of a Plan and Articles of Conversion to convert from a Texas corporation to a Delaware corporation.

PROPOSAL 3.	The approval of a new Delaware Certificate of Incorporation.

PROPOSAL 4.	The authorization of a new class of stock, Class C Common Stock, par value $100.

PROPOSAL 5.	The increase in authorized shares of Class B Common Stock by 200,000 shares.

PROPOSAL 6.	The prohibition of the payment of dividends on, and the transfer or pledge of, shares of all classes of Handy stock.

GROUP B – PROPOSALS
Requires Approval by the Holders by a Majority of Class A Common Stock Entitled to Vote

PROPOSAL 7.	To operate for tax purposes as a cooperative under Subchapter T of the Internal Revenue Code and distribute patronage rebates.

PROPOSAL 8.	To adopt Second Amended and Restated Bylaws.

MINIMUM STOCK OWNERSHIP PROPOSAL
Requires Approval by the Holders of a Majority of Class A Common Stock Entitled to Vote

PROPOSAL 9.	To increase the minimum required stock ownership level from $10,000 to $20,000.

DIRECTOR PROPOSAL
Requires Approval by the Holders of a Majority of Class A Common Stock Entitled to Vote

PROPOSAL.	To elect four directors of the Company.

Each proposal listed in Groups A and B are cross-conditioned upon all of the other proposals in Groups A and B being approved by the shareholders. If any proposal in Group A or B does not pass, then the recapitalization will fail.

In order to pass, the proposals in Group A require the approval by the holders of two-thirds of the outstanding shares of Handy’s Class A Common Stock, the holders of two-thirds of the outstanding shares of Class B Common Stock and the holders of two-thirds of the outstanding shares of Preferred Stock. Pursuant to Handy’s organizational documents, the holders of Class B Common Stock and Preferred Stock do not normally have voting rights; however, Texas law requires that all classes of stock be entitled to vote on an exchange of shares, an increase in the number of authorized shares of a class of stock, the cancellation of a class of shares or the creation of a new class of shares.

In order to pass, the proposals in Group B, the proposal to increase the minimum stock ownership level and the proposal to elect directors require the approval of the holders of a majority of Handy’s outstanding shares of Class A Common Stock entitled to vote thereon.

Your vote is very important regardless of the number of shares that you own. If you fail to vote your shares, either in person or by proxy, this will have the effect of a vote against the proposals.

The board of directors has fixed the close of business on August 28, 2006, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. All shareholders are cordially invited to attend the meeting.

For your convenience, a return envelope is enclosed, requiring no postage, for use in returning your proxy. You may revoke your proxy at any time prior to its use in the ways explained in the attached proxy statement, including by attending the meeting and voting in person. Your prompt return of the proxy card will ensure a quorum and save the Company the expense of further solicitation.

By Order of the Board of Directors
September 1, 2006 Houston, Texas	Tina S. Kirbie President and Secretary

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1

SUMMARY TERM SHEET OF THE RECAPITALIZATION – PROPOSALS 1-9	3

Purposes of and Reasons for the Recapitalization	3

Fairness of the Recapitalization to the Shareholders (Members)	3

Effects of the Recapitalization on Handy	4

Effects of the Recapitalization on the Shareholders (Members)	5

Description of the Recapitalization	5

Selected Historical Financial Information	6

Dissenters’ and Appraisal Rights	6

Recommendation of the Board of Directors	6

QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION	7

THE RECAPITALIZATION	9

SPECIAL FACTORS	9

Background of the Company	9

Background and Purposes of the Recapitalization	9

Fairness of the Recapitalization to the Shareholders (Members)	12

Effects of the Recapitalization on Handy	15

Effects of the Recapitalization on the Shareholders (Members)	16

Alternatives Considered	19

Description of the Recapitalization	20

PROPOSAL 1 – The Conversion of Each Issued Share of Preferred Stock into One Issued Share of Class B Common Stock	23

PROPOSAL 2 – The Approval of a Plan and Articles of Conversion Converting From a Texas Corporation to a Delaware Corporation	24

PROPOSAL 3 – The Approval of a New Delaware Certificate of Incorporation	27

PROPOSAL 4 – The Authorization of a New Class of Stock, Class C Common Stock, Par Value $100	28

PROPOSAL 5 – The Increase in Authorized Shares of Class B Common Stock by 200,000 Shares	29

PROPOSAL 6 – The Prohibition of the Payment of Dividends on, and the Transfer or Pledge of Shares of, all Classes of Handy Stock	30

PROPOSAL 7 – To Operate for Tax Purposes as a Cooperative Under Subchapter T of the Internal Revenue Code and Distribute Patronage Rebates	31

PROPOSAL 8 – Approval of Second Amended and Restated Bylaws	33

PROPOSAL 9 – To Increase the Minimum Required Stock Ownership Level from $10,000 to $20,000	34

Vote Required for Approval of the Recapitalization	35

Conduct of the Business after the Recapitalization	35

Accounting Treatment of the Recapitalization	35

Summary Selected Pro Forma Income Statement Data	36

Ratio of Earnings to Fixed Charges	37

Book Value Per Share	38

Material Federal Income Tax Consequences of the Recapitalization	38

Failure to Effect the Recapitalization	39

Source of Funds and Expenses	40

Dissenters’ and Appraisal Rights Regarding the Recapitalization	40

PROPOSAL TO ELECT FOUR DIRECTORS	43

Nominees for Election	43

	Directors and Executive Officers	44

	Meetings and Committees of the Board of Directors	46

	Security Ownership of Certain Beneficial Owners and Management	52

	Independent Registered Public Accounting Firm	54

	Consideration of Auditor’s Fees and Services	55

ADDITIONAL INFORMATION		56

	Schedule 13E-3	56

	Securities Transactions	56

	Market for Common Stock	56

	Dividend Policy	56

	Prior Stock Repurchases	57

OTHER BUSINESS		57

WHERE YOU CAN FIND MORE INFORMATION		57

INCORPORATION OF INFORMATION BY REFERENCE		58

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING		58

Appendix A	-	Plan and Articles of Conversion to Convert from a Texas Corporation to a Delaware Corporation
Appendix B	-	Certificate of Incorporation
Appendix C	-	Second Amended and Restated Bylaws
Appendix D	-	Form of Member Contract
Appendix E	-	Form of Subscription to Shares Agreement
Appendix F	-	Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act
Appendix G	-	Annual Report on Form 10-K/A for the fiscal year ending December 31, 2005
Appendix H	-	Quarterly Report on Form 10-Q for the quarter ending June 30, 2006

HANDY HARDWARE WHOLESALE, INC.

Proxy Statement

for Annual Meeting of Shareholders

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL INFORMATION

This Proxy Statement, with the enclosed proxy card, is first being mailed to the shareholders of Handy Hardware Wholesale, Inc. (the “Company”, “Handy”, “we” or “us”) on or about September 5, 2006, in connection with the solicitation by the board of directors of the Company of proxies to be used at the annual meeting of shareholders, which will be held at 7 p.m. on Tuesday, October 24, 2006, or at any adjournment thereof. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the annual meeting. The shares represented by proxies in the form solicited by the board of directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted by the individuals designated on the proxy card in favor of the proposal, and in their discretion on such other matters that may come before the meeting. A shareholder may revoke a proxy at any time before its exercise by executing a subsequent proxy, personally appearing at the meeting and casting a contrary vote or giving notice of revocation to the Secretary of the Company; provided, however, no such revocation shall be effective unless notice of revocation has been received by the Company at or prior to the annual meeting.

RECORD DATE AND VOTING

At the close of business on August 28, 2006 (the “Record Date”) the Company had 9,840 shares of Class A Common Stock issued and outstanding, 93,489 shares of Class B Common Stock issued and outstanding, and 96,077.25 shares of Preferred Stock issued and outstanding, the holders of which are entitled to one vote per share. For each specific proposal, the presence, in person or by proxy, of a majority of the shares entitled to vote on that proposal is necessary to meet the quorum requirements with respect to that proposal. If the quorum is not met for a specific proposal, the holders of a majority of the shares both eligible to vote on that proposal and that are represented at the meeting may adjourn the meeting until a date and time to be determined by the shareholders, without notice other than an announcement at the meeting.

The record holders of the Company’s Class A Common Stock, $100 par value, Class B Common Stock, $100 par value, and Preferred Stock, $100 par value, are entitled to receive notice of and to vote on the proposals in Group A as part of approval of the recapitalization. Pursuant to Handy’s organizational documents, the holders of Class B Common Stock and Preferred Stock do not normally have voting rights; however, Texas law requires that all classes of stock be entitled to vote on an exchange of shares, an increase in the number of authorized shares of a class of stock, the cancellation of a class of shares or the creation of a new class of shares. The holders of at least two-thirds of the outstanding shares of each class of stock must be cast in favor of the proposals in Group A, in order for the recapitalization to take place.

The record holders of the Company’s Class A Common Stock are entitled to receive notice and to vote for the proposals in Groups B, the increase in the minimum required stock ownership level and the election of directors. Each proposal in Group B, the increase in the minimum required stock ownership level and the election of directors must receive a majority of the votes entitled to vote thereon.

Each proposal listed in Groups A and B are cross-conditioned upon all of the other proposals in Groups A and B being approved by the shareholders. If any proposal in Group A or B does not pass, then the recapitalization will fail.

Abstentions and non-votes will NOT be deemed affirmative votes, and will have the same effect as negative votes on each proposal. Proxies received in response to this solicitation will, in the absence of any contrary specification, be voted in favor of each proposal.

SOLICITATION

This proxy is being solicited by the Company’s board of directors. The cost of soliciting proxies will be borne by the Company. Solicitation of proxies will be primarily by mail and will not be by Internet. Following the original mailing of the proxy soliciting material, regular employees, officers or directors of the Company may also solicit proxies by telephone, facsimile or in person. Handy will file all written soliciting materials, including any scripts that are used in soliciting proxies by personal interview or telephone, under the cover of Schedule 14A.

The principal executive offices of the Company are located at 8300 Tewantin Drive, Houston, Texas 77061, and its telephone number is (713) 644-1495.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management’s beliefs and expectations about the future. Such forward-looking statements generally are accompanied by words such as “plan,” “budget,” “estimate,” “expect,” “predict,” “anticipate,” “project,” “should,” “believe,” or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management’s current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, and timing of such actions and the Company’s financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

SUMMARY TERM SHEET OF THE RECAPITALIZATION

PROPOSALS 1 - 9

The following is a summary of the material terms of the recapitalization. In this proxy statement, the implementation of the steps and approval of the three organizational documents in Proposals 1 through 9 below collectively are referred to as the “Recapitalization.” We refer to “member”, “shareholder”, “patron” and “you” synonymously throughout this Proxy Statement and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

Purposes of and Reasons for the Recapitalization

One of the primary purposes of the Recapitalization is for us to be able to operate for tax purposes on a cooperative basis under Subchapter T of the Internal Revenue Code (the “Code”), which would result in considerable federal income tax savings for us. The other primary purpose of the Recapitalization is that it will allow us to terminate our filings and registration of our stock under the Securities Act of 1933, (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), resulting in substantial current and future cost savings and enabling our management and employees to devote more time and effort to serving the needs of our members and improving our operations.

Please see “SPECIAL FACTORS – Background and Purposes of the Recapitalization” on page 9 for more detailed information.

Fairness of the Recapitalization to the Shareholders (Members)

No independent representative was retained to represent the members in any of the discussions by the board on the terms of the Recapitalization because all of the board members, except for the President of Handy, who does not own any shares, were members and have always been members. For the reasons set out below, the board believes that the transaction is procedurally and substantively fair to our members and believes that the benefits of hiring an independent representative to confirm this fairness would not be justified under the circumstances.

Substantive Fairness

•

If the Recapitalization is approved, we anticipate that we will have substantial cost savings based on the fact that we are no longer a public company. Any cost savings, after the determination of what is necessary for repayment of indebtedness, and creation of working capital and other reserves for the business, will be returned to the members as patronage rebates.

•

The board reviewed the change from distributing a dividend on Preferred Stock to distributing a patronage rebate. Currently, Handy is required to distribute a dividend on the par value of Preferred Stock at a rate of at least 7% to a maximum of 20%. After the Recapitalization, we will be required to distribute a patronage rebate based on our net earnings, if any, to the extent that the net earnings exceed what is reasonably determined to be necessary for repayment of indebtedness, and creation of working capital and other reserves for the business. The board anticipates that the average amount of patronage rebates distributed will be greater than the average amount of preferred dividends paid over the last five years because we will not have to pay tax on the amount of our net earnings distributed as a patronage rebate, with such tax savings being available for distribution as additional patronage rebates to the members.

•	After the Recapitalization, the members, who are the only shareholders of the Company, will own the exact number of shares with the same par value as they owned prior to the Recapitalization.

•

Although members will no longer be allowed to transfer Class B Common Stock to third parties, few have done so, and we will be required to repurchase a member’s shares upon its withdrawal from Handy at a price not to exceed $100 per share. The board felt that this transfer restriction was fair to the shareholders because only 2,102 shares of Class B Common Stock have been transferred since 1982 and all of those shares have either been transferred to another member or to a new member. See “SPECIAL FACTORS – Description of the Recapitalization” on page 20 for more detailed information.

Procedural Fairness

•

The board considered the fact that, under Texas law, the Recapitalization will need to be approved by the holders of two-thirds of the outstanding shares of Handy’s Class A Common Stock, the holders of two-thirds of the outstanding shares of Class B Common Stock and the holders of two-thirds of the outstanding shares of Preferred Stock.

•

The members voting rights will not change if the Recapitalization is approved. Class A Common Stock will be the only class of stock with voting rights. Each member has only ten shares with one vote per share.

• The members have dissenters’ rights with respect to the Recapitalization under Texas law.

Please see “SPECIAL FACTORS – Fairness of the Recapitalization to the Shareholders (Members)” on page 12 for more detailed information.

Effects of the Recapitalization on Handy

If the Recapitalization is approved:

•

We will remain a corporation but operate for tax purposes on a cooperative basis which means: (i) we will not have the capacity to pay dividends, other than patronage rebates, and (ii) there must be democratic control, meaning that each of the members has one vote per share and each member has the same number of voting shares as all of the other members (10 shares equal to 10 votes).

• We will be incorporated in the State of Delaware rather than the State of Texas.

•

The termination of our registration will make all of the provisions of the Exchange Act, such as filing periodic reports including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, beneficial ownership reports on Forms 3, 4 and 5 and the requirement of furnishing a proxy in connection with a shareholder meeting no longer applicable to Handy or our shareholders. We will continue to hold an annual shareholders meeting and provide an annual statement that discloses information about the annual meeting including director nominees and other proposed transactions as well as information such as management's discussion and analysis of our financial condition and results of operations. We will also distribute to the members our annual audited financial statements, as well as unaudited financial statements for the six month period ending June 30th.

• We will deregister our Class A and Class B Common and Preferred Stock under the Exchange Act.

•

We anticipate saving substantial costs as a result of the Recapitalization, including federal income tax savings, attorneys’ fees, accountants’ fees, Securities and Exchange Commission (“SEC”) filing fees, and indirect savings resulting from the reduction in the time that must be devoted to preparing and filing SEC reports.

Please see “SPECIAL FACTORS – Effects of the Recapitalization on Handy” on page 15 for more detailed information.

Effects of the Recapitalization on the Shareholders (Members)

The Recapitalization will have the following effects on our shareholders:

•

We will be prohibited from distributing dividends on all classes of stock under our Certificate of Incorporation and Bylaws and will only distribute patronage rebates based upon a member’s prior fiscal year warehouse purchases. Although we anticipate that the average amount of the patronage rebates that will be distributed will be greater than the average amount of dividends distributed on Preferred Stock in the last five years, members may receive less money back from us in a given year. As described below, the federal income tax treatment of patronage rebates differs from the treatment of dividends distributed on Preferred Stock.

•

Members may receive less information about us due to the termination of filing periodic reports with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q and proxy statements. We will continue to hold an annual shareholders meeting and shareholders will still receive our annual audited financial statements as well as unaudited financial statements for the six month period ending June 30th.

•	Members will not be allowed to transfer their shares except to Handy and will be prohibited from pledging their shares.

•	Members will be required to sign a new Member Contract which adds provisions regarding the patronage rebates and tax requirements.

•	Members will be required to sign a new Subscription Agreement which restates a member’s stock purchase requirements and revises transfer restrictions and Handy’s stock repurchase requirements.

•	We will be incorporated in the State of Delaware which has shareholder voting requirements and other general corporate laws that differ from Texas law and which may affect the members.

Please see “SPECIAL FACTORS – Effects of the Recapitalization on the Shareholders (Members)” on page 16 for more detailed information.

Description of the Recapitalization

The Recapitalization consists of the following nine proposals:

PROPOSAL 1.	The conversion of each issued share of Preferred Stock into one issued share of Class B Common Stock.

PROPOSAL 2.	The approval of a Plan and Articles of Conversion to convert from a Texas corporation to a Delaware corporation.

PROPOSAL 3.	The approval of a new Delaware Certificate of Incorporation.

PROPOSAL 4.	The authorization of a new class of stock, Class C Common Stock, par value $100.

PROPOSAL 5.	The increase in authorized shares of Class B Common Stock by 200,000 shares.

PROPOSAL 6.	The prohibition of the payment of dividends on, and the transfer or pledge of shares of, all classes of Handy stock.

PROPOSAL 7.	To operate for tax purposes as a cooperative under Subchapter T of the Internal Revenue Code and distribute patronage rebates.

PROPOSAL 8.	To adopt Second Amended and Restated Bylaws.

PROPOSAL 9.	To increase the minimum required stock ownership level from $10,000 to $20,000.

Please see “SPECIAL FACTORS – Description of the Recapitalization” on page 20 for more detailed information.

Selected Historical Financial Information

Our audited financial statements for the last two fiscal years, and our unaudited balance sheets, comparative year-to-date income statements and related earnings per share data, statements of cash flows and comprehensive income for the six months ended June 30, 2006, are incorporated herein by reference to our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2005, as filed with the SEC on March 30, 2006 and April 28, 2006, respectively, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed with the SEC on August 14, 2006 (all of which reports have previously been delivered to our shareholders). Our summary selected pro forma income statement data, ratio of earnings to fixed charges, and book value per share are included herein.

Please see “SPECIAL FACTORS – Summary Selected Pro Forma Income Statement Data, Ratio of Earnings to Fixed Charges, Book Value Per Share” on page 36 and “INCORPORATION OF INFORMATION BY REFERENCE” on page 58 for more detailed information.

Dissenters’ and Appraisal Rights

Our shareholders may elect to dissent from the Recapitalization and receive the “fair value”, as defined in the Texas Business Corporation Act (“TBCA”), of their shares of Handy Stock in cash by strictly following the procedures and requirements set forth in Articles 5.11, 5.12 and 5.13 of the TBCA. In order to exercise appraisal rights, you must refrain from voting “FOR” the Recapitalization.

Please see “SPECIAL FACTORS – Dissenters’ and Appraisal Rights” on page 40 for more detailed information. We have also attached Articles 5.11, 5.12 and 5.13 of the TBCA as Appendix F to this Proxy Statement.

Recommendation of the Board of Directors

Our board of directors has unanimously approved the Recapitalization and believes that the terms of the proposed Recapitalization are procedurally and substantively fair to our shareholders. No director voiced any dissent or abstained from the vote to approve the Recapitalization. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposals 1 through 9.

QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION

Q:	What am I being asked to vote on?

A:

You are being asked to vote on a Recapitalization that would allow us to remain a corporation but operate on a cooperative basis for federal income tax purposes and terminate our filings and registration of our stock under the Securities Act and the Exchange Act. Operating as a cooperative means that Handy will operate solely for the benefit of its members and will be taxed as a cooperative under Subchapter T of the Code rather than being taxed as a corporation

Q:	Who is entitled to vote?

A:

All holders of the Class A Common Stock, Class B Common Stock and Preferred Stock are entitled to vote on proposals 1 through 6. Only holders of the Class A Common Stock are entitled to vote on proposals 7 through 9. Each share of stock is entitled to one vote.

Q:	What percentage vote is required to approve each proposal?

A:

Proposals 1 through 6 must receive the affirmative vote by the holders of two-thirds of the outstanding shares of Handy’s Class A Common Stock, the holders of two-thirds of the outstanding shares of Class B Common Stock and the holders of two-thirds of the outstanding shares of Preferred Stock as of the Record Date. Proposals 7 through 9 must receive the affirmative vote of the holders of a majority of the shares of Class A Common Stock entitled to vote thereon. If you do not vote your shares, either in person or by proxy, it has the same effect as voting against each proposal.

Q:	Who is soliciting my proxy?

A:	The board of directors of Handy.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. Just send by mail or courier a written revocation or a later-dated, completed, and signed proxy card before the annual meeting or simply attend the annual meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	What if I don’t send back a proxy card or vote my shares in person at the annual meeting?

A:	If you don't return your proxy card or vote your shares in person at the annual meeting, each of those shares will have the same effect as a vote “AGAINST” each proposal.

Q:	Should I send Handy my Preferred Stock certificates?

A:

No. If the Recapitalization is approved, all of the outstanding Preferred Stock certificates will automatically be cancelled and we will send each member notification of their new stock ownership levels in Class B Common Stock.

Q:	When do you expect the Recapitalization to be completed?

A:	In December 2006.

Q:	Why is my vote important?

A:

Your vote is very important regardless of the number of shares that you own. If you fail to vote your shares, either in person or by proxy, this will have the effect of a vote against the Recapitalization.

Q:	What if I have questions about the Recapitalization?

A:	You can call your Regional District Manager, Ken Harvey (713-388-3661), Lynn Bradley (713-388-3626) or Tina Kirbie (713-388-3621) or write to any of them at Handy’s headquarters.

THE RECAPITALIZATION

SPECIAL FACTORS

Background of the Company

We are owned by independent hardware dealers, referred to as members. We exist for the sole purpose of providing our members services, primarily better buying power than they would have if they bought independently, which we do through maintaining inventory in our warehouse facilities and providing merchandise delivery. We do not provide services for any dealers who are not members. Our only source of revenue is derived, therefore, from the purchases made by our members. Our goal is to provide our members with low cost, quality merchandise to increase the members’ profits. To do so, we attempt to keep our gross profit from merchandise sales at a relatively low and constant level.

An independent hardware dealer becomes a member when it enters into a member contract and a subscription to shares agreement with us and purchases 10 shares of Class A Common Stock for $100 per share. We do not issue any class or series of our stock to anyone except members. There is no market for our stock. Handy’s shares have been registered with the SEC under federal securities laws since 1982. Even though our stock is registered with the SEC, it is not listed on any exchange or on The NASDAQ Stock Market, which means that our shareholders do not benefit from the liquidity of a public market that exists for shareholders of other public companies. In addition, we do not realize the benefit of having access to public capital markets that are available to other public companies.

Background and Purposes of the Recapitalization

Background of the Recapitalization

In early 2005, our board of directors and management began discussing the possibility of going private when it became apparent that the costs of remaining a public company were going to increase substantially, especially given the potential cost of the internal control audit required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”).

•	April 18, 2005: At the annual shareholders meeting, Mr. Jameson, the CEO at the time, first discussed with the shareholders the costs that would be incurred if we remained a public company.

•

April 19, 2005: At a regular meeting of the board of directors, the accounting firm BKD, LLP made a presentation to the board outlining the estimated accounting costs that would be incurred if we remained a public company as compared to the estimated costs if we were to go private. At that time, the board directed management to review the structure of a cooperative, including the legal and accounting issues.

•

July 21, 2005: Tina Kirbie, the CFO at the time, made a presentation to the board explaining the significant new requirements for public companies relating to documentation, review and evaluation of internal controls over financial reporting and the related costs. The board approved pursuing a change to our business structure to operate for tax purposes as a cooperative under Subchapter T of the Code and gave approval to management to prepare and file with the SEC a request for no-action if the Company eliminated paying a dividend on its Preferred Stock and paid only patronage rebates based on members’ purchases, in turn to allow Handy to become a privately held company.

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August 29, 2005: We filed with the SEC our original request for no-action, which was amended several times and was granted on June 29, 2006. The no-action letter allows us to take the following actions which in turn allow us to become a privately held company:

(i)	convert all of our issued Preferred Stock into issued Class B Common Stock,

(ii)	offer, sell and issue securities as part of the Recapitalization without registration under the Securities Act; and

(iii)	discontinue filing periodic and other reports and suspend our reporting obligations with respect to such stock under the Exchange Act.

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September 20, 2005: Tina Kirbie presented to the board a timeline for the recapitalization and informed the board that the SEC had extended the compliance deadline for SOX 404 for non-accelerated filers.

•	October 10, 2005: The board reviewed and commented on the proposed organizational and dealer documents in the Recapitalization.

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May 18, 2006: The board held a meeting to discuss converting from a Texas corporation to a Delaware corporation due to a Texas corporation not being able to operate as a cooperative under Subchapter T of the IRC. A presentation was made by Handy’s securities counsel regarding changes that needed to be made in order to receive approval from the SEC of the no-action letter. Counsel discussed the advantages and disadvantages of being incorporated in Delaware. The board discussed the proposed changes and decided to proceed with converting from a Texas corporation to a Delaware corporation.

•	May 22, 2006: The board reviewed and commented on the documents to convert from a Texas corporation to a Delaware corporation and discussed with counsel its changes.

•	June 29, 2006: Our request for no-action was granted by the SEC.

•	July 11, 2006: We filed our preliminary proxy statement with the SEC.

Purposes of the Recapitalization

Tax Savings

One of the primary purposes of the Recapitalization is for us to be able to operate on a cooperative basis under Subchapter T of the Code, which would result in considerable tax savings for Handy. Based on our financial statements for fiscal year end 2005, we estimate that we will save approximately $300,000 to $400,000 a year in federal income taxes by operating as a cooperative. Currently, we are subject to a federal corporate income tax of up to 35% on our taxable income. The federal corporate income tax we pay reduces amounts available for distribution to our shareholders. When we distribute these earnings to our members as dividends on Preferred Stock, our members are subject to further federal income taxation on these earnings. For members other than corporations, the federal income tax rate on these distributions may be up to an additional 15%, and at lower rates for members which are corporations. This results in a total federal income tax on these earnings of up to 44.75%. If we are treated as a cooperative for federal income tax purposes, we would minimize the federal income tax impact on Handy by avoiding taxation at both the corporate and member levels on amounts distributed as a patronage rebate. Such rebates would be taxable to U.S. members as ordinary income for federal tax purposes. Distributions to foreign members may be subject to U.S. withholding taxes. Please see “SPECIAL FACTORS – Material Federal Income Tax Consequences of the Recapitalization” on page 38 for more detailed information.

Operating as a cooperative will also align us more closely with the structure of other hardware wholesalers that operate as cooperatives, including most of our major competitors. After the Recapitalization, we will continue to focus, as we have always done, on providing our members with low cost, quality merchandise and increasing our members’ profits rather than our own profits.

Saving Costs of Being a Public Company

Additionally, the board has concluded that the costs and other disadvantages associated with being an SEC-reporting company outweigh any of the advantages. We are currently required to comply with the registration requirements of the Securities Act and the disclosure and reporting requirements of the Exchange Act. Additionally, in early 2006, the board became aware of the fact that Handy is now the only major hardware wholesale company that is still public, which allows many of our major competitors to have a substantial advantage over us. The obligations of being a public company have become more burdensome as a result of the passage of SOX, the implementation of various SEC rules promulgated under SOX and the Securities Offering Reform Rules that became effective in December of 2005.   SOX and the related rulemaking impose several new requirements on public companies, including the following:

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Our Annual Report on Form 10-K will be required to contain a report on the effectiveness of our internal controls over financial reporting and any change in our internal controls that materially affect our internal controls over financial reporting. This report must be reviewed and attested to by our outside auditors on an annual basis. Internal control reports have cost larger public companies significant amounts of time and money and will be difficult for us, with such a small margin of net earnings, to bear.

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The Form S-2 registration statement we use has been eliminated. In the future, will be required to use a Form S-1 registration statement which will take substantially more time to prepare and will increase our legal and accounting fees associated with filing a registration statement.

Currently, we estimate that we spend approximately $175,000 a year to maintain our status as a public company and to prepare and file all required reports and registration statements. We estimate that the additional cost of remaining a public company for fiscal year 2007 would be approximately $700,000 (or a total of $875,000). These additional costs include an increase of $350,000 for outside auditor and consultants’ fees related to the costs of complying with Section 404 of SOX, an increase of $50,000 in legal fees and an increase of $300,000 in internal fees to hire additional accounting and IT personnel related to internal control requirements. After the initial implementation of internal control requirements in 2007, we estimate the annual additional costs of remaining a public company on an annual basis would be approximately $425,000.

In addition to the direct costs we incur, our management and employees are required to devote substantial time and energy to complete the periodic reports required of publicly traded companies under the Exchange Act and otherwise comply with requirements applicable only to public companies. Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more attention on our business and members. These indirect costs are extremely difficult to accurately quantify, but our management and employees spend approximately 450 hours per year preparing SEC filings (which costs are contained in the estimates above).

For all of these reasons, the board of directors has concluded that the costs of being a public company now substantially outweigh the associated benefits to our Company and our shareholders. By effecting the Recapitalization, the board believes we will reduce these costs without a substantial reduction in benefits.

Fairness of the Recapitalization to the Shareholders (Members)

If approved, the Recapitalization will have an impact upon each member. We suggest that you carefully read the pros and cons of the Recapitalization discussed herein to fully understand how the Recapitalization affects you. There are no affiliated shareholders; therefore, the board did not distinguish in its fairness analysis between affiliated and unaffiliated shareholders.

The Recapitalization affects the holders of Preferred Stock differently than the holders of the common stock, in that preferred stockholders will lose the right to be paid dividends on their preferred stock and will exchange their preferred shares for non-dividend paying shares of common stock. Nonetheless, the board of directors did not otherwise separately assess the fairness of the Recapitalization to the holders of each of our three classes of stock: Class A Common Stock, Class B Common Stock and Preferred Stock. Because all members of Handy hold shares of Class A Common Stock, Class B Common Stock and Preferred Stock, and thus the identity of the three groups of shareholders are the same, any feature of the Recapitalization that affects the holders of one class of stock will affect every shareholder, regardless of the number of shares of each class of stock owned.

The board has determined, and the Company has relied on such determination, that the terms of the proposed Recapitalization are substantively and procedurally fair to our shareholders (members) based on the following:

Substantive Fairness

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There never has been, and it is anticipated that there never will be, a trading market for our stock. The members are not losing any value of their stock. After the Recapitalization, the members will own the exact same number of shares with the same value as they owned prior to the Recapitalization.

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If the Recapitalization is approved, we anticipate that we will realize substantial cost savings based on the fact that we are no longer a public company. Any cost savings, after determining what is necessary for repayment of indebtedness, and creation of working capital and other reserves for the business, will be returned to the members as patronage rebates.

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The board reviewed the change from distributing a dividend on Preferred Stock to distributing a patronage rebate. Currently, the board is required to distribute a dividend on the par value of Preferred Stock at a rate of at least 7% up to a maximum of 20%. After the Recapitalization, we will be required to distribute a patronage rebate based on net earnings, if any, to the extent that the net earnings exceed what is reasonably determined to be necessary for repayment of indebtedness, and creation of working capital and other reserves for the business. The board anticipates that the average amount of patronage rebates distributed will be greater than the average preferred dividend paid over the last five years because we will not have to pay tax on the amount of our net earnings distributed as a patronage rebate, with such tax savings being available for distribution as additional patronage rebates to the members.

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Subchapter T of the Code requires that a member consent to paying taxes on a patronage rebate whether the distribution is in cash, a note, or stock in the year in which such member receives the patronage rebate. This differs from the current dividends on Preferred Stock, in that there is a possibility that under Subchapter T, a member will have to pay federal tax on a patronage rebate, as little as 20% of which must be in cash, instead of dividends paid on Preferred Stock, which have been paid entirely in cash. The board determined that this would not be a substantial detriment to the members because the board anticipates that it will try to distribute patronage rebates in a manner in which members have enough cash to pay any federal income taxes due by members.

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The board did not address whether the consideration offered to members constitutes fair value in relation to market prices, net book value, or going concern value because our stock is not traded on a public market, no shares are being repurchased pursuant to the Recapitalization and no consideration is being paid to members in the Recapitalization except if a member dissents and follows the proper procedure. The purchase price paid by us to our members for the preceding two years has been at an average of $100 per share, which is the par value of our shares. Please see “ADDITIONAL INFORMATION- Prior Stock Repurchases on page 57 for more detailed information. Additionally, the sales price of our shares to our members always remains $100.

In December 2005, we received a tentative proposal from an industry member to acquire Handy. The board of directors met on December 10, 2005 and January 5, 2006 to discuss this proposal. If Handy members were to become members of the new company, the majority of our members would have had to increase their purchases of merchandise to receive the same pricing from that company that they currently receive from us. In some cases, the increased purchase obligation would have caused members to have to withdraw as members. In other cases, it would have had the net effect of increasing prices to members because of the carrying costs associated with the larger inventory requirements. These effects were counter to the very reason that Handy exists and that independent hardware dealers become members of Handy.

Therefore, in analyzing this potential acquisition as an alternative to the Recapitalization, our board of directors looked not to stock price, but to the continuing operational benefits the members would receive from this acquisition in comparison to the Recapitalization. Our board of directors took this approach because our members invest in us to obtain access to quality merchandise at low prices, not in expectation of a return on their investment in our stock.

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Although shareholders would no longer be allowed to transfer Class B Common Stock to third parties, Handy will be required to repurchase a member’s shares upon a member’s withdrawal from Handy, which was not previously required. The board felt that this transfer restriction was fair to the shareholders because only 2,102 shares of Class B Common Stock have been transferred since 1982 and all of those shares have either been transferred to another member or to a prospective member who became a member as part of the transfer. When we repurchase a member’s shares, we will continue to repurchase all of the Class A Common Stock in cash. Class B and Class C Common Stock will be repurchased for cash in an amount equal to the greater of (a) $3,000 or (b) 20% of the aggregate par value of such shares, with the remaining balance to be repurchased by a five year non-interest bearing promissory note (rather than an interest bearing note as currently required) or immediate payment in cash at 85% of par value. The board does not believe that this minimal loss of interest will substantially affect our members because the average interest rate we paid for the last five years on member withdrawal notes was 4% per year and the average amount of promissory notes payable to withdrawing members for the last five years was $12,229. A portion of the principal on the non-interest bearing note may be treated as imputed interest under the Internal Revenue Code and taxed at ordinary income rates.

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The loss of a shareholder’s right to pledge its stock could have an impact on certain members, but the board determined that this impact is minimal, since Handy is aware of only one former member that has pledged its stock.

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The board considered the increase in the minimum required stock ownership level from $10,000 to $20,000 as necessary to cover current costs of doing business with each member. The $10,000 minimum stock ownership requirement has not been increased in over fifteen years, and the board determined that it is no longer cost effective to ship to members who do not patronize Handy on a continuing basis at a certain minimum level. Additionally, this increase in the minimum stock purchase requirement is less than inflation over the past fifteen years.

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Under the current member contract, the board already has the right upon a two-thirds vote of the board to terminate a member’s membership for any reason whatsoever. The termination provision in the proposed form of member contract still allows the board to terminate a member’s membership upon a two-thirds vote by the board and upon sixty days written notice to the member, but now makes explicit that Handy can terminate a member’s membership for failure to maintain its merchandise purchase account.

Procedural Fairness

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The board considered the fact that under Texas law, the Recapitalization will need to be approved by the holders of two-thirds of the outstanding shares of Handy’s Class A Common Stock, the holders of two-thirds of the outstanding shares of Class B Common Stock and the holders of two-thirds of the outstanding shares of Preferred Stock. Thus the Recapitalization will proceed only if approved by not only two-thirds of the holders of each class of stock, but two-thirds of our members in total.

•	The members’ voting rights will not change if the Recapitalization is approved. Each member will continue to own 10 shares of Class A Common Stock with one vote per share owned.

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Members may elect to dissent from the Recapitalization and receive the “fair value” (as defined in the TBCA) of their shares of Class A and Class B Common Stock and Preferred Stock by following the procedures and requirements set forth in Articles 5.11, 5.12 and 5.13 of the TBCA.

No independent representative was retained to represent the members in any of the discussions by the board of the terms of the Recapitalization because all of the board members, except for the President of Handy, who does not own any shares, were members and have always been members. For the foregoing reasons, the board believes that the transaction is procedurally and substantively fair to our members and believes that the cost of hiring an independent representative to confirm this fairness would not be justified under the circumstances.

Effects of the Recapitalization on Handy

The Recapitalization will have the following effects on Handy:

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Handy Will Operate on a Cooperative Basis. Although we are a purchasing cooperative for independent retail hardware dealers, we are incorporated under the TBCA and taxed under the Internal Revenue Code as a business corporation. If the Recapitalization is approved, beginning in 2007 we would continue to be a corporation under the DGCL, but will operate as a cooperative under Subchapter T of the Code. Operating as a cooperative under Subchapter T of the Code means that:

•	We will operate solely for the benefit of our members;
•	We will be taxed as a cooperative under Subchapter T of the Code rather than taxed as a corporation;
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We will distribute a patronage rebate out of our net earnings, if any, to the extent that the net earnings exceed what is reasonably determined to be necessary for repayment of indebtedness, and creation of working capital and other reserves for the business;

•	The patronage rebate will be distributed as ordinary taxable income to members in proportion to each member’s pro rata share of total warehouse purchases for the prior year;
•	There is democratic ownership through each shareholder having an equal vote regardless of the number of shares owned and the amount invested in Handy; and
•	We will be subject to additional tax requirements under Subchapter T of the Code that may be more strict and limiting to us than general corporate tax regulations.

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Termination of Exchange Act Registration.   Following the Recapitalization, if approved, we intend to terminate registration of our Class A and Class B Common and Preferred Stock under the Exchange Act, as promptly as possible after the effective date of the Recapitalization. This means that we will no longer be required to file periodic and other reports with the SEC, which will save money and management’s time as more fully discussed below in “Cost Savings.”

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Not Subject to Sarbanes-Oxley Act of 2002. We will no longer be subject to SOX or the liability provisions of the Exchange Act. In addition, our officers will no longer be required under SOX to certify to the accuracy of our financial statements; however, we will continue to prepare financial statements in conformity with U.S. generally accepted accounting principles.

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Tax Savings. Because we will be taxed as a cooperative under Subchapter T of the Code rather than a corporation, we anticipate saving approximately $300,000 to $400,000 a year in federal income tax based on our financial statements for fiscal year end 2005. Currently, we are subject to a federal corporate income tax of up to 35% on our taxable income. The federal corporate income tax reduces amounts available for distribution to our shareholders. When we distribute these earnings to our members, our members are subject to further federal income taxation on these earnings. For members other than corporations, the federal income tax rate on these distributions may be up to an additional 15%, and at lower rates for members which are corporations. This results in a total federal income tax on these earnings of up to 44.75%. If we are treated as a cooperative for federal income tax purposes, we would minimize the federal income tax impact by avoiding double taxation at both the corporate and member levels on amounts distributed as a patronage rebate. Such rebates would be taxable to U.S. members as ordinary income for federal tax purposes. Distributions to foreign members may be subject to U.S. withholding taxes. The amount of taxable net earnings retained by Handy for working capital and reserves (and thus not paid out to members as patronage rebates) will still be subject to federal income tax at the corporate level.

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Cost Savings.   We anticipate saving substantial costs as a result of the Recapitalization, including attorneys’ fees, accountants’ fees, SEC filing fees, the hiring of additional personnel and indirect savings resulting from the reduction in the time that management must devote to preparing SEC reports and filings.

Currently, we estimate that we spend approximately $175,000 a year to maintain our status as a public company and to prepare and file all required reports and registration statements. We estimate that the additional cost of remaining a public company for fiscal year 2007 would be approximately $700,000 (or a total of $875,000). These additional costs include an increase of $350,000 for outside auditor and consultants’ fees related to the costs of complying with Section 404 of SOX, an increase of $50,000 in legal fees and an increase of $300,000 in internal fees to hire additional accounting and IT personnel related to internal control requirements. After the initial implementation of internal control requirements in 2007, we estimate the annual additional costs of remaining a public company on an annual basis would be approximately $425,000.

In addition to the direct costs we incur, our management and employees are required to devote substantial time and energy to complete the periodic reports required of publicly traded companies under the Exchange Act and otherwise comply with requirements applicable only to public companies. Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more attention on our business and members. These indirect costs are extremely difficult to accurately quantify, but our management and employees spend approximately 450 hours per year preparing SEC filings (which costs are contained in the estimates above).

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Incorporated in Delaware. We will no longer be incorporated in the State of Texas if the Recapitalization is effective. We will be subject to the DGCL which imposes different requirements than the TBCA on Handy for certain items. See “SPECIAL FACTORS – Description of the Recapitalization – Proposal 2 – The Approval of a Plan and Articles of Conversion Converting from a Texas Corporation to a Delaware Corporation” on page 24 for more detailed information.

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Suspension of Sale of Stock. We suspended sales of our stock to members on April 30, 2006 in order to maintain our eligibility to terminate the registration of our Class A and Class B Common Stock and Preferred Stock under the Exchange Act prior to the end of 2006. Consequently, during the latter half of 2006, we will borrow under our revolving credit line, and incur additional interest expense, in order to replace working capital previously provided by sales of stock to our members. The Recapitalization will otherwise have no effect on our revolving line of credit.

Effects of the Recapitalization on the Shareholders (Members)

The Recapitalization will likely have the following effects on our shareholders (members):

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Less Information about our Company.    As discussed above, the Recapitalization will permit us to terminate the registration of our stock and suspend our reporting obligations under the Exchange Act. We will however, continue to hold an annual shareholders’ meeting and provide to members annual audited financial statements following the end of each fiscal year and unaudited financial statements for the six month period ending June 30. We will not provide all of the information that we currently are required to provide to our members under federal securities laws. We will continue to provide an annual statement that discloses information about the annual meeting, including director nominees and other proposed transactions, as well as information such as management's discussion and analysis of our financial condition and results of operations. Further, although our annual audited financial statements will be distributed to each shareholder, by mail or electronically, such statements will no longer be filed and will not be available to the public on the SEC's website.

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Less Regulation Designed to Protect Members.   SOX imposed many additional rules and regulations on public companies that were designed to protect investors. For example, among other things, SOX requires that our principal executive officers personally certify our financial statements to members. If the Recapitalization is approved and effected, almost all of these regulations will no longer be applicable to Handy.

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Conversion of Preferred Stock. After the Recapitalization, members will own the same amount of shares; however, members will no longer own Preferred Stock and will no longer receive dividends on the par value of Preferred Stock. Each issued share of Preferred Stock will automatically be converted into one issued share of Class B Common Stock with equal par value in the resulting Delaware corporation. Each share of Class A and Class B Common Stock will be converted on a one-for-one basis into a share of Class A and Class B Common Stock, respectively, in the resulting Delaware corporation.

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No Requirement to Pay Patronage Rebates. Currently, we are required to distribute a minimum amount of dividends to members based on the amount of Preferred Stock owned by each member regardless of our profit at the end of the year. If the Recapitalization is approved, we will be prohibited from distributing dividends and will not distribute patronage rebates if we do not have any net earnings after holdbacks for repayment of indebtedness, and working capital and other reserves for the business. Members may therefore receive less money from us in a given year. Additionally, if a patronage rebate is distributed, members may receive as little as 20% of the rebate in cash; we have the option of distributing the remaining 80% in cash, a note or Class C Common Stock, which will be taxable as ordinary income to the member in the year received. Handy anticipates paying its final dividend on preferred stock before the end of the year.

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Restrictions on Transferability and Ability to Pledge Shares. Holders of Class A, Class B and Class C Common Stock will not be allowed to transfer their shares except to us and will be prohibited from pledging their shares. This means that members can no longer transfer their shares to other members or pledge their stock as collateral.

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Incorporated in Delaware. The rights and privileges of the shareholders provided under Delaware law may be different than those provided under Texas law. See “SPECIAL FACTORS – Description of the Recapitalization – The Approval of a Plan and Articles of Conversion Converting from a Texas Corporation to a Delaware Corporation” on page 24 for more detailed information.

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Liquidation and Dissolution. Upon liquidation or dissolution of Handy, the shareholders will receive the par value of their shares and after paying or discharging all of its obligations; any excess proceeds will be divided pro rata among the shareholders in proportion to their patronage and not according to stock ownership (unless the IRS requires a different time period for determining patronage).

•	Member Contract. All members will be required to enter into a new Member Contract, the form of which contains the following amendments to the current form of member contract:

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A member is responsible for paying taxes on the total patronage rebate, whether the distribution is in cash, Class C Common Stock or a non-interest bearing note and shall treat the full amount of such patronage rebate as income in the year in which such patronage rebate is received. The board anticipates that it will try to distribute patronage rebates in a manner in which members have enough cash to pay any federal income taxes due by members;

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A formalization of Handy’s current policy that a member must patronize and purchase merchandise from Handy’s warehouse in excess of $60,000 annually. This purchase amount may vary from year to year as determined by the Board of Directors.

Please see Appendix D for a complete copy of the proposed form of Member Contract.

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Form of Subscription to Shares Agreement. All members will be required to enter into a new Subscription Agreement, the form of which contains the following amendments to the current form of Subscription Agreement:

•	The required minimum value of stock ownership increases from $10,000 to $20,000;

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The formula for repurchases of shares by Handy upon withdrawal by a member is amended. Handy will continue to repurchase all of the Class A Common Stock in cash. Class B and Class C Common Stock will be repurchased for cash in an amount equal to the greater of (a) $3,000 or (b) 20% of the aggregate par value of such shares, with the remaining balance to be repurchased by a five year non-interest bearing promissory note (rather than an interest bearing note as currently required) or repurchased by an immediate payment in cash at 85% of par value;

•	If a member opens an additional store, it will buy an additional ten shares of Class B Common Stock rather than an additional ten shares of Preferred Stock;

•	The formula for calculating a member’s required stock ownership level has been restated in a different format, but substantively remains the same, as follows;

Total Annual Merchandise Purchases	Percentage of Stock to Purchases	Required Stock Ownership Level

Level 1: $1 to $250,000	12.5% of total purchase amount	$31,250
Level 2: $250,001 to $500,000	10.0% of total purchase amount	$56,249
Level 3: $500,001 to $750,000	7.5% of total purchase amount	$74,999
Level 4: $750,001 to $1,000,000	5.0% of total purchase amount	$87,499
Level 5: above $1,000,000	2.5% of total purchase amount

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If at the end of a year a member is over-invested by $4,000 or more in total shares of Class A, B and C Common Stock, then in the following year, the Company will offer to repurchase the total over-invested amount in Class B Common Stock at a price per share not to exceed $100 per share over a period of four years at a rate of one-fourth (¼) of the over-invested amount per year;

•	Shares may not be transferred except to Handy; and

•	References to Preferred Stock are deleted.

Please see Appendix E for a complete copy of the proposed form of Subscription to Shares Agreement.

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Federal and State Income Tax Impact. Preferred stock dividends currently paid to members are subject to federal income taxes in the hands of the members at rates that vary depending upon the individual circumstances of each member, but are generally 15% for sole proprietorships, or owners of members which are partnerships and corporations taxed as S corporations, and may be less for members taxed as C corporations.  If the Recapitalization is approved, patronage rebates paid to members will be subject to taxation at ordinary income tax rates of up to 35%.  Thus, although amounts received by members from Handy as patronage rebates after the Recapitalization will be subject to higher rates of taxation than amounts currently received as dividends on preferred stock, it is anticipated that the dollar amounts paid to each member as a rebate will be higher than the amount currently being paid as a dividend on preferred stock. Members are advised to consult their tax advisors to determine what personal impact, if any, the receipt of patronage rebates will have on them for state tax purposes.

Alternatives Considered

In making our determination to proceed with the Recapitalization, we considered other alternatives. We rejected these alternatives for the reasons stated in the descriptions of each of the alternatives. These alternatives included:

Business Combination.

In December 2005, we received a tentative proposal from an industry member to acquire Handy. The board of directors met on December 10, 2005 and January 5, 2006 to discuss this proposal. If Handy members were to become members of the new company, the majority of our members would have had to increase their purchases of merchandise to receive the same pricing from that company that they currently receive from us. In some cases, the increased purchase obligation would have caused members to have to withdraw as members. In other cases, it would have had the net effect of increasing prices to members because of the carrying costs associated with the larger inventory requirements. These effects were counter to the very reason that Handy exists and that independent hardware dealers become members of Handy.

Therefore, in analyzing this potential acquisition as an alternative to the Recapitalization, our board of directors looked not to stock price, but to the continuing operational benefits the members would receive from this acquisition in comparison to the Recapitalization. Our board of directors took this approach because our members invest in us to obtain access to quality merchandise at low prices, not in expectation of a return on their investment in our stock.

In light of the foregoing, the board determined that accepting any such proposal would be detrimental to the interests of our members.

Remaining a Texas Corporation.

Texas law does not allow a Texas corporation to operate as a cooperative under Subchapter T of the Code. We confirmed with the Secretary of State of the State of Texas that a Texas corporation cannot operate as a cooperative even though it would only be for federal income tax purposes. Many of our major competitors are incorporated as Delaware corporations and the board determined that incorporating in Delaware was beneficial and achieved the purpose of remaining a corporation, while allowing us to operate on a cooperative basis for tax purposes.

Converting into a Texas Cooperative Under the Texas Cooperative Association Act.

We considered converting from a Texas corporation into a cooperative under the Texas Cooperative Association Act (“TCAA”). After carefully reviewing the TCAA, we determined that the disadvantages of converting into a cooperative under the TCAA far outweighed the advantages. As a Texas cooperative we would not be subject to Texas franchise tax; we would, however, be subject to more rigorous restrictions on how the board of directors and management controlled the Company. Additionally, the board considered that there was very little precedent available on interpreting certain provisions of the TCAA and the fact that the TCAA is not well known and has not been widely interpreted in Texas courts. We decided that these additional restrictions and unknowns did not justify the Texas franchise tax savings (which will change in 2007 under recently adopted Texas legislation).

Maintaining the Status Quo.

We also considered whether maintaining the status quo would be a viable alternative to the Recapitalization. We determined that the costs associated with maintaining our public company status, and the expected increases in these costs in the near term, were not justified, particularly in light of the history, purpose and goals of Handy, our size and resources and the relatively small benefit we believe Handy and our members have received as a result of being a publicly reporting company. Additionally, we are the only major hardware wholesaler that continues to be a public company. Many of our wholesale competitors have gone private or have always been private companies and we believe that we needed to go private to remain competitive in the hardware wholesale industry. For these reasons, we rejected this alternative.

Description of the Recapitalization

Current Structure versus Proposed Structure After the Recapitalization

If Proposals 1 through 9 are approved, the structure of Handy will be as follows:

	Current Structure	Proposed Structure

Capitalization of the Company	30,000 authorized shares of Class A Common Stock, par value $100	Same
	200,000 authorized shares of Class B Common Stock, par value $100	400,000 authorized shares of Class B Common Stock, par value $100
	200,000 authorized shares of Preferred Stock, par value $100	200,000 authorized shares of Class C Common Stock, par value $100

Voting	Each member has one vote for each share of Class A Common Stock held.	Same
	Holders of Class B Common Stock and Preferred Stock are not entitled to vote on any matters (except as required by Texas law).	Holders of Class B Common Stock and Class C Common Stock are not entitled to vote on any matters (except as required by Delaware law).

Transferability of Shares	Holders of Class A Common Stock may transfer shares to third parties, provided that they offer the shares to Handy first. Class B Common Stock and Preferred Stock are freely transferable.	Holders of Class A, Class B and Class C Common Stock may not transfer their shares except to Handy.

	Current Structure	Proposed Structure

Ability to Pledge Shares	There are no restrictions on the ability to pledge the Class A Common Stock, Class B Common Stock or Preferred Stock.	Class A, B and C Common Stock may not be pledged.

Share Repurchase upon Withdrawal	If a member withdraws, Handy’s current policy is to repurchase shares as follows:	If a member withdraws, Handy will be required to repurchase shares as follows:
	(i) all 10 shares of Class A Common Stock are immediately repurchased in cash at the original purchase price of $100 per share, which is also the par value of the shares;	(i) Same

(ii) Class B Common Stock and Preferred Stock are immediately repurchased at $100 per share, which is par value, in an amount equal to the greater of (a) $3,000 or (b) 20% of the aggregate par value of such shares; and

(ii) Same except it applies to Class B and Class C Common Stock; and
Purchase of Shares	Each member purchases stock in an amount equal to 2% of its warehouse purchases, one-half in Class B Common Stock and one-half in Preferred Stock, as follows:	Each member purchases stock in an amount equal to 2% of its warehouse purchases, all in Class B Common Stock, as follows:

(i) In April, Handy calculates each member’s required stock ownership level, which must be at least $10,000. Required stock ownership level is based on each member’s total merchandise purchases made during the preceding calendar year.

(i) Same except each member’s required stock ownership level must be at least $20,000.

	Current Structure	Proposed Structure

Purchase of Shares (continued)

(ii) Handy then compares each member’s required stock ownership amount to each member’s actual ownership amount on December 31st of the preceding year, including all shares of stock, valuing each share owned at its par value of $100.

(ii) Same

(iii) If a member’s actual stock ownership is less than the required stock ownership, then Handy will add a charge of 2% of warehouse purchases to its bi-monthly statement for a year. Funds will be accumulated and used to purchase shares, one-half in Class B Common Stock, and one-half in Preferred Stock.

(iii) Same except that funds will be accumulated and used to purchase shares of Class B Common Stock only.

(iv) If a member’s actual stock ownership is equal to or more than the required stock ownership (“over-invested”), then the member is exempt from the 2% charge for the twelve month period beginning April 1 of the following year. Additionally, if a member is over-invested by $4,000 or more, then in the following year, Handy will offer to repurchase ¼ of the total over-invested amount at that time equally divided between shares of Class B Common Stock and Preferred Stock. Shares repurchased due to overinvestment will be bought for the original purchase price not to exceed $100 per share, which is the par value of each share.

(iv) Same except if a member is over-invested by $4,000 or more, the board of directors will offer to repurchase the total over-invested amount in Class B Common Stock over a period of four years at a rate of ¼ of the over-invested amount per year.

Liquidation and Dissolution

Upon liquidation, dissolution or winding up of Handy, the holders of preferred shares shall be entitled to be paid in full the par value and all accrued unpaid dividends before any sum is paid to, or any assets distributed among, the holders of its common stock. After payment to the holders of the preferred shares, the remaining assets shall be paid to the holders of its common shares.

Upon liquidation or dissolution of Handy, and after paying or discharging all of its obligations, to the extent of available funds, Handy will pay the original purchase price of the shares, which is the par value of $100, to the holders of Class A, B and C Common Stock, and any excess funds remaining shall be divided pro rata among the members in proportion to their patronage during the most recent full fiscal year (unless the IRS requires a different time period for determining patronage).

PROPOSAL 1 – THE CONVERSION OF EACH ISSUED SHARE OF PREFERRED STOCK INTO ONE ISSUED SHARE OF CLASS B COMMON STOCK

As of August 28, 2006 there were 96,077.25 shares of Preferred Stock issued and outstanding. If the Recapitalization is approved, each share of issued Preferred Stock immediately prior to the Recapitalization will be converted into one share of issued Class B Common Stock so that a member’s overall stock ownership will remain the same and Preferred Stock will thereafter be eliminated as a class of authorized, issued or outstanding shares. Any reference to Preferred Stock will be deleted in both our Certificate of Incorporation and Bylaws. The material differences between the Class B Common Stock and Preferred Stock are outlined in the “Current and Proposed Structure” table above.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 1 and believes that the conversion of each issued share of Preferred Stock into one issued share of Class B Common Stock is fair and beneficial to the shareholders. After the Recapitalization, the members will own the exact same number of shares with the same value as they owned prior to the Recapitalization. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve Proposal 1. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 1.

PROPOSAL 2 – THE APPROVAL OF A PLAN AND ARTICLES OF CONVERSION CONVERTING FROM A TEXAS CORPORATION TO A DELAWARE CORPORATION

Texas law, as interpreted by the Texas Secretary of State, will not allow a Texas corporation organized under the Texas Business Corporation Act (the “TBCA”) to operate as a cooperative for federal income tax purposes. Delaware law does not contain the same restrictions; therefore, in order for us to remain a corporation (which is beneficial for us given the many years we have operated as a corporation and because it will entail the least amount of change), but operate as a cooperative for federal income tax purposes, we must convert to a Delaware corporation pursuant to Article 5.17 and other applicable provisions of the TBCA and Section 265 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Pursuant to the Plan and Articles of Conversion to convert from a Texas corporation to a Delaware corporation, each share of Class A and Class B Common Stock and Preferred Stock in the Texas corporation will be converted on a one-for-one basis into a share of Class A and Class B Common Stock and Preferred Stock, respectively, in the resulting Delaware corporation (with the Preferred Stock thereafter being converted into Class B Common Stock). The directors and officers of Handy in the Texas corporation will remain the directors and officers of Handy in the Delaware corporation.

Please see Appendix A for a complete copy of the Plan and Articles of Conversion

The following chart compares the shareholder rights and privileges under the DGCL and TBCA.

	Delaware General Corporation Law	Texas Business Corporation Act
Amendment of Certificate/Articles of Incorporation	Must be approved by stockholders holding more than 50% of the outstanding shares entitled to vote.	Must be approved by shareholders holding at least 66-2/3% of the outstanding shares entitled to vote.
Dissenter/Appraisal Rights	Exist upon merger or consolidation, except that they do not exist for a company that has at least 2,000 stockholders of record (Handy had 1,142 shareholders of record at May 31, 2006).

Exist upon merger, consolidation or plan of exchange, and on sale, lease, exchange or other disposition of all or substantially all of the assets of the Company outside of the ordinary course of business. No appraisal rights for shareholders of a company listed on national securities exchange or a company that has at least 2,000 shareholders of record.

	Delaware General Corporation Law	Texas Business Corporation Act
Approval of Merger

No vote of stockholders of a company surviving a merger is required to approve the merger if, among other things, the number of shares of common stock of such company to be issued or issuable in the merger does not exceed by 20% the number of such shares outstanding immediately prior to the merger, or if acquiring corporation owns 90% or more of the outstanding shares of the acquired company. If stockholder vote is required, approval must be by stockholders holding more than 50% of shares entitled to vote thereon.

No shareholder vote required if acquiring corporation owns 90% or more of the outstanding shares of the acquired company. If shareholder vote required, approval must be by shareholders holding at least 66-2/3% of shares entitled to vote thereon.

Approval of Sale of Substantially All of Assets	In all cases, approval must be by stockholders holding more than 50% of the outstanding shares entitled to vote thereon.

No shareholder approval required when sale is in the usual and regular course of business. If shareholder vote is required, approval must be by shareholders holding at least 66-2/3% of the shares entitled to vote thereon.

Stockholders’/ Shareholders’ Right to Call Special Meeting	Special meetings may be called by the board of directors, in the manner specified in the Certificate of Incorporation or Bylaws.

Special meetings may be called by the president or the board of directors in the manner specified in the Articles of Incorporation or Bylaws, or by shareholders holding at least 10% of shares entitled to vote at the meeting so called.

	Delaware General Corporation Law	Texas Business Corporation Act
Anti-Takeover Statute

Limits certain transactions between Delaware corporations and an Interested Stockholders (i.e., 15% or more stockholder). Prohibited transactions include merger or consolidation, sale of 10% or more of company’s assets or stock and any other transaction that has the effect of increasing the proportionate holdings of stock of the Interested Stockholder. Exceptions include transactions that are approved by the company=s board of directors and the holders of at least 66 2/3% of outstanding voting stock not owned by the Interested Stockholder.

Limits certain business combinations between Texas corporations and affiliated shareholders during the three year period immediately following the date on which the affiliated shareholder acquired the corporation’s shares unless: (i) the transaction is approved by the board of directors of the corporation before the affiliated shareholder acquired the shares; or (ii) the transaction is approved by two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder not less than six months after the affiliated shareholder acquired the shares.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 2 and believes that the conversion from a Texas corporation to a Delaware corporation is in the best interest of Handy and is fair to our shareholders. If Handy does not convert from a Texas corporation to a Delaware corporation then the Recapitalization cannot be effected. No director voiced any dissent or abstained from the vote to approve Proposal 2. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 2.

PROPOSAL 3 – THE APPROVAL OF A NEW DELAWARE CERTIFICATE OF INCORPORATION

To effect many of the changes in the recapitalization, a new Certificate of Incorporation will need to be approved and filed in Delaware. The new Certificate of Incorporation will include the changes outlined in Proposals 4 through 7 as well as the following:

Liquidation and Dissolution

The new Certificate of Incorporation will contain a revised provision on liquidation and dissolution to require any remaining proceeds, after paying the par value of the shares to the members and paying any other debts, to be paid on a pro rata basis to the members in proportion to their patronage (unless the IRS requires a different time period for determining patronage).

Please see Appendix B for a complete copy of the proposed Certificate of Incorporation.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 3. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve the Recapitalization. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 3.

PROPOSAL 4 – THE AUTHORIZATION OF A NEW CLASS OF STOCK, CLASS C COMMON STOCK, PAR VALUE $100

Class C Common Stock

Upon approval of the Recapitalization, we will create a new class of stock, designated as Class C Common Stock, par value $100 per share, with 200,000 authorized shares. Only members will be holders of Class C Common Stock and will have rights and privileges identical to the holders of Class B Common Stock: (i) the holders will not have voting rights on any matters (unless required by Delaware law), (ii) the holders will be prohibited from transferring shares of Class C Common Stock except to Handy, and (iii) the holders will be prohibited from pledging shares of Class C Common Stock. The Class C Common Stock will not have cumulative voting rights or preemptive rights to acquire additional shares of Handy stock. Class C Common Stock will only be issued as a patronage rebate to the extent necessary for a member to meet its required stock ownership requirements, as more fully discussed below under “Patronage Rebates.” Additional rights and restrictions on the Class C Common Stock are outlined in the “Current and Proposed Structure” table above.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 4 and believes that the terms of Proposal 4 are in the best interests of Handy and are procedurally and substantively fair to our shareholders. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve the Recapitalization. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 4.

PROPOSAL 5 – THE INCREASE IN AUTHORIZED SHARES OF CLASS B COMMON STOCK BY 200,000 SHARES

Class A and Class B Common Stock

As of August 28, 2006, there were 9,840 shares of Class A Common Stock issued and outstanding and 93,489 shares of Class B Common Stock issued and outstanding. If the Recapitalization is approved, the holders of Class A Common Stock and Class B Common Stock will remain the same (members only) and the legal rights and privileges of the holders of Class A Common Stock will not change. The authorized shares and the outstanding shares of the Class A Common Stock will remain the same. The authorized shares of Class B Common Stock will be increased from 200,000 to 400,000 so that each share of issued Preferred Stock can be converted into an issued share of Class B Common Stock. Neither the Class A nor Class B Common Stock currently has, nor will have, cumulative voting rights or preemptive rights to acquire additional shares of Handy stock. Each member upon opening an additional store will be required to purchase an additional ten shares of Class B Common Stock rather than ten shares of Preferred Stock as currently required.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 5 and believes that the terms of Proposal 5 are in the best interests of Handy and are procedurally and substantively fair to our shareholders. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve the Recapitalization. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 5.

PROPOSAL 6 – THE PROHIBITION OF THE PAYMENT OF DIVIDENDS ON, AND THE TRANSFER OR PLEDGE OF SHARES, OF ALL CLASSES OF HANDY STOCK

Prohibition on the Payment of Dividends

The distribution of dividends will be expressly prohibited and the payment of patronage rebates will be expressly authorized in the Certificate of Incorporation and the Second Amended and Restated Bylaws.

Prohibition on the Transfer and Pledge of Handy Shares

The holders of Class A Common Stock currently are, and will remain, prohibited from transferring or pledging their shares except transfers to Handy. The holders of Class B Common Stock are not currently prohibited, but after the Recapitalization will be prohibited, from transferring or pledging their shares except transfers to Handy. The holders of the proposed Class C Common Stock will be prohibited from transferring or pledging their shares except to Handy.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 6 and believes that the terms of Proposal 6 are procedurally and substantively fair to our shareholders. For Handy to operate as a cooperative for tax purposes, it cannot distribute dividends on any class of stock, nor can a shareholder transfer or pledge its shares. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve Proposal 6. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 6.

PROPOSAL 7 – TO OPERATE FOR TAX PURPOSES AS A COOPERATIVE UNDER SUBCHAPTER T OF THE INTERNAL REVENUE CODE AND DISTRIBUTE PATRONAGE REBATES.

Operating on a Cooperative Basis

Operating on a cooperative basis means that: (i) we will not have the capacity to pay dividends, (ii) we will pay patronage rebates and (iii) there must be democratic control, meaning that each of the members has one vote per share and each member has the same number of voting shares as all of the other members (10 shares equal to 10 votes).

Operating on a cooperative basis under Subchapter T of the Code would result in considerable tax savings for Handy. Based on our financial statements for fiscal year end 2005, we estimate that we will save approximately $300,000 to $400,000 a year in federal income taxes by operating as a cooperative. Currently, we are subject to a federal corporate income tax of up to 35% on our taxable income. The federal corporate income tax we pay reduces amounts available for distribution to our shareholders. When we distribute these earnings to our members as dividends on Preferred Stock, our members are subject to further federal income taxation on these earnings. For members other than corporations, the federal income tax rate on these distributions may be up to an additional 15%, and at lower rates for members which are corporations. This results in a total federal income tax on these earnings of up to 44.75%. If we are treated as a cooperative for federal income tax purposes, we would minimize the federal income tax impact on Handy by avoiding taxation at both the corporate and member levels on amounts distributed as a patronage rebate. Such rebates would be taxable to U.S. members as ordinary income for federal tax purposes. Distributions to foreign members may be subject to U.S. withholding taxes.

Additionally, operating as a cooperative will also align us more closely with the structure of other hardware wholesalers that operate as cooperatives, including most of our major competitors. After the Recapitalization, we will continue to focus, as we have always done, on providing our members with low cost, quality merchandise and increasing our members’ profits rather than our own profits.

Patronage Rebates

As contemplated by the Recapitalization, we will not retain any portion of our net earnings in excess of what is reasonably determined to be necessary for repayment of indebtedness, and creation of working capital and other reserves for the business. Instead, the board of directors will annually declare patronage rebates based on the Company’s net financial statement earnings (excluding non-patronage income or loss) for the prior year, if any. For example, if our prior year’s net financial statement earnings, after provision for income tax and holdbacks for repayment of indebtedness and creation of working capital and other reserves for the business, amounts to $1,000,000, and a member’s warehouse purchases accounted for 1% of all warehouse purchases made by members, that member would receive 1% of $1,000,000 or $10,000, which would be taxable as ordinary income to the U.S. member in the year received. If we do not have any net earnings at the end of a year, we will not distribute patronage rebates.

The board of directors has the authority to set the composition of the patronage rebate each year, but a minimum of 20% of the patronage rebate will be paid in cash. The manner of payment of patronage rebates to each member will differ based on whether the individual member has reached that member’s required stock ownership level. For members who meet their required stock ownership level, the balance will be paid either in cash or a note, or a combination of the two, as determined by the board of directors. For members who have not reached their required stock ownership level, the balance will be paid in Class C Common Stock to the extent necessary to meet the required stock ownership level, and the remaining amount of the balance, if any, will be paid in any combination of cash or a note, as determined by the board of directors. The patronage rebate notes will not bear interest, (although interest income may be imputed , however, under the Internal Revenue Code) will be unsecured, will be non-transferable, will not be allowed to be pledged and may be redeemed early at the option of Handy. As outlined in the Second Amended and Restated Bylaws and the form of Member Contract, members must consent to pay taxes on the total patronage rebate in the year the patronage rebate is distributed, whether the distribution is in cash, Class C Common Stock or a patronage rebate note. The board anticipates that it will try to distribute patronage rebates in a manner in which members have enough cash to pay any federal income taxes due by members and anticipates that the average amount of patronage rebates distributed will be greater than the average amount of preferred dividends distributed over the last five years.

Example of Distribution of Patronage Rebate

The following is an example of how a member’s patronage rebate will be calculated:

(A) Member’s warehouse purchases	$137,940
(B) All members’ warehouse purchases	$ 137,940,000
(C) Net Financial Statement Earnings	$1,742,042
(D) Working Capital (including tax thereon) retained by the Company	$500,000
(E) Total Patronage Rebate Available for Distribution	$1,242,042
(F) Patronage Rebate Rate (A/B)	.001
Member’s Patronage Rebate (ExF)	$1,242

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 7 and believes that it is in the best interest of Handy and fair to the shareholders. If Handy operates as a cooperative for federal income taxes purposes, it would result in considerable tax savings for Handy. Additionally, the board anticipates that the average amount of patronage rebates distributed will be greater than the average preferred dividend distributed over the last five years. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve Proposal 7. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 7.

PROPOSAL 8 – APPROVAL OF SECOND AMENDED AND RESTATED BYLAWS

To effect many of the changes in the recapitalization, Second Amended and Restated Bylaws will need to be approved. Many of the amendments to the current Bylaws are also included in the new Certificate of Incorporation including: (i) the requirement that Handy operate as a cooperative under Subchapter T of the IRC, (ii) the prohibition of dividends, (iii) the payment of patronage rebates, (iv) the restrictions on transferring and pledging Handy shares; and (v) the requirement that Handy repurchase a member’s shares upon withdrawal by the member.

The following amendments are exclusive to the Bylaws:

•

Upon a member’s withdrawal, Handy will continue to repurchase all of the Class A Common Stock in cash, and will continue to repurchase Class B and Class C Common Stock for cash in an amount equal to the greater of (a) $3,000 or (b) 20% of the aggregate par value of such shares; the remaining balance is to be repurchased by a five year non-interest bearing promissory note (rather than an interest bearing note as currently required) or immediate payment in cash at 85% of par value.

•	The removal of the provision in the Bylaws that requires the President to be a Director of the Company;

•

Revised stockholder voting requirements that conform to the DGCL. See “Special Factors – Description of the Recapitalization – Proposal 2 – The Approval of a Plan and Articles of Conversion Converting from a Texas Corporation to a Delaware Corporation” on page 24 for more detailed information;

Please see Appendix C for a complete copy of the proposed Second Amended and Restated Bylaws.

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 8 and believes that the Second Amended and Restated Bylaws are in the best interests of Handy and are fair to the shareholders. The Recapitalization cannot be effected without the approval of this Proposal. No director voiced any dissent or abstained from the vote to approve Proposal 8. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 8.

PROPOSAL 9: TO INCREASE THE MINIMUM REQUIRED STOCK OWNERSHIP LEVEL FROM $10,000 TO $20,000

We will continue to require members to own a minimum amount of stock, which will be increased from $10,000 to $20,000. We will continue to prepare a semi-monthly statement for each member stating that member’s total merchandise purchases made during the preceding half month. Total merchandise purchases will still include both the member’s warehouse purchases from our inventory and that member’s purchases directly from the manufacturer that are billed through us. An additional charge equal to 2% of the member’s warehouse purchases from our inventory is invoiced on each statement. Our board may, but traditionally does not, include the amount of purchases made by a member directly from the manufacturer when adding the 2% charge. We will continue to accumulate the funds from this 2% charge for each member to use for its purchase of Class B Common Stock. When a member’s accumulated funds total at least $2,000, we will apply $2,000 (and full multiples thereof) to the purchase of 20 shares of Class B Common Stock and retain any amounts which do not total $2,000 until the accumulated amounts again equal the $2,000 required for additional purchases.

We will continue to calculate each member’s required stock ownership level for a year in April of each year, which must be at least $20,000. We base each member’s required stock ownership level on the amount of its total merchandise purchases made during the previous calendar year. The formula for calculating a member’s required stock ownership level compares the member’s actual stock ownership as of December 31 of the previous year to that member’s total merchandise purchases made from January 1 to December 31 of that year. Actual stock ownership will include all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock owned by a member, with each share valued at its $100 par value.

The formula for calculating each member’s required stock ownership level after the Recapitalization will substantively remain the same, and is as follows:

Total Annual Merchandise Purchases	Required Stock Ownership Level	Required Stock Ownership Level
Level 1: $1 to $250,000	12.5% of total purchase amount	$31,250
Level 2: $250,001 to $500,000	10.0% of total purchase amount	$56,249
Level 3: $500,001 to $750,000	7.5% of total purchase amount	$74,999
Level 4: $750,001 to $1,000,000	5.0% of total purchase amount	$87,499
Level 5: above $1,000,000	2.5% of total purchase amount

Recommendation of the Board of Directors

Our board of directors has unanimously approved Proposal 9. The board considered the increase in the minimum required stock ownership level from $10,000 to $20,000 as a necessary requirement in order to cover the costs of doing business with each member. The $10,000 minimum stock ownership requirement has not been increased in over fifteen years and the board determined that it is no longer cost effective to ship to members who do not patronize Handy on a continuing basis at a certain level. No director voiced any dissent or abstained from the vote to approve Proposal 9. The board unanimously recommends that the shareholders vote “FOR” approval and adoption of Proposal 9.

Vote Required for Approval of the Recapitalization

The approval of Proposals 1 through 6 relating to the Recapitalization requires that the holders of two-thirds of the outstanding shares of Class A Common Stock, the holders of two-thirds of the outstanding shares of Class B Common Stock and the holders of two-thirds of the outstanding shares of Preferred Stock vote in favor of Proposals 1 through 6.

The approval of Proposals 7 through 9 requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon. Each share of stock is entitled to one vote per share.

As of the Record Date, there were 9,840 shares of Class A Common Stock issued and outstanding, 93,489 shares of Class B Common Stock issued and outstanding and 96,077.25 shares of Preferred Stock issued and outstanding. Therefore, at least 6,560 Class A Common Stock votes, 62,326 Class B Common Stock votes and 64,052 Preferred Stock votes must be cast in favor of Proposals 1 through 6, and at least a majority of the shares of Class A Common Stock entitled to vote on Proposals 7 through 9, must be cast in favor of those proposals in order for the Recapitalization to take place. Abstentions and non-votes will NOT be deemed affirmative votes, and will have the same effect as negative votes on each proposal. Such votes will be counted in determining the number of shareholders present in person or by proxy in determining whether a quorum is present. Proxies received in response to this solicitation will, in the absence of any contrary specification, be voted in favor of each of the Proposals.

Conduct of the Business after the Recapitalization

Other than as described in this Proxy Statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; a sale or transfer of any material amounts of our assets; a change in our board or management; a material change in our indebtedness or capitalization; or otherwise effect any material change in our corporate structure or business.

Accounting Treatment of the Recapitalization

We anticipate accounting for the Recapitalization as an exchange of stock by the shareholders resulting in no change to total stockholders’ equity.

Summary Selected Pro Forma Income Statement Data

The following table sets forth selected summary income statement data of Handy for the year ended December 31, 2005 and the six month period ended June 30, 2006, derived from the audited financial statements and unaudited financial statements for those periods, respectively. The selected summary pro forma financial data reflects the effect on net earnings for those periods if the proposed Recapitalization had taken place on January 1, 2005 and Handy had paid members a total patronage rebate of $1,000,000 for the year ended December 31, 2005 and a $560,000 patronage rebate for the six months ended June 30, 2006 (and provided for income taxes on amounts not distributed as patronage rebates) and did not accrue or pay any preferred stock dividends during either period.

	Year Ended December 31, 2005				Six Months Ended June 30, 2006
	Actual	Pro forma Adjustment		Pro forma	Actual	Pro forma Adjustment		Pro forma
Earnings Before Patronage Rebates and Provision for Income Tax	$2,228,903	-----		$2,228,903	$2,036,670	-----		$2,036,670
Less Patronage Rebates (Accrual)	-----	($1,000,000)	(1)	($1,000,000)	-----	($560,000)	(1)	($560,000)
Earnings After Patronage Rebates Before Provision for Income Tax	$2,228,903	($1,000,000)		$1,228,903	$2,036,670	($560,000)		$1,476,670
Less Provision for Income Tax	($848,982)	$380,288	(2)	($468,694)	($749,490)	$190,883	(2)	($558,607)
Net Earnings	$1,379,921	($619,712)		$760,209	$1,287,180	($369,117)		$918,063
Less Dividends on Preferred Stock	($619,712)	$619,712	(3)		($369,117)	$369,117	(3)
Net Earnings Applicable To Common Stockholders	$760,209	-----			$ 918,063	-----

(1) Pro forma Adjustment to include the estimated amount of patronage rebates for the period.

(2) Pro forma Adjustment to reflect the tax savings resulting from the payment of the patronage rebate.

(3) Pro forma Adjustment to remove the dividends on Preferred Stock.

Ratio of Earnings to Fixed Charges

The following table shows our ratio of earnings to combined fixed charges and preferred stock dividend requirements for the last two fiscal years and the six month period ended June 30, 2006. “Earnings” include pretax earnings from continuing operations plus fixed charges. “Fixed charges” include interest expense, the portion of rental expense attributable to interest, and amortization of debt expense. “Preferred stock dividend requirements” cover the amount of pretax earnings required to pay preferred stock dividends. For both 2004 and 2005 our earnings exceeded our combined fixed charges and preferred stock dividend requirements.

	2004	2005	Six Months Ended June 30, 2006

Earnings

Pretax Earnings	$1,752,808	$2,231,897	$2,036,670
Plus Fixed Charges	281,302	322,431	136,367

Total Earnings	$2,034,110	$2,554,328	$2,173,037

Fixed Charges

Interest Expense	$87,030	$123,202	$37,578
Rental Expense	194,272	199,229	98,789
Amortization of Debt Expense	-0-	-0-	-0-

Total Fixed Charges	$281,302	$322,431	$136,367

Preferred Stock Dividend Requirements	$894,881	$99,535	$585,900

Combined Fixed Charges and	$1,176,183	$1,321,966	$722,267
Preferred Stock Dividend Requirements

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	1.73	1.93	3.01

Book Value Per Share

The book value per share is always $100 per share, which is the par value.

Material Federal Income Tax Consequences of the Recapitalization

The following describes the material U.S. federal income tax consequences of the Recapitalization that are generally applicable to the holders of the Company's Preferred Stock, Class A or Class B Common Stock. These tax consequences will not apply if you dissent from the Recapitalization as described more fully below. This discussion is based on the Internal Revenue Code of 1986, as amended (referred to as the Code), existing, temporary, and proposed Treasury regulations thereunder, current administrative rulings and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to members that hold Handy stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular holder of Handy stock in light of such holder's personal circumstances, or to holders subject to special treatment under the United States federal income tax laws, such as investors in pass-through entities or persons who are not citizens or residents of the United States.

In addition, this discussion does not address any alternative minimum or any state, local or foreign tax consequences of the Recapitalization.

We do not intend to request an opinion of tax counsel or a ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Recapitalization on the members and there is no assurance that the Internal Revenue Service or the courts would agree with the conclusions set forth in this discussion.

You should consult your tax advisor with respect to the particular tax consequences of the Recapitalization to you based on your specific circumstances, applicable state, local, and foreign tax consequences and potential changes in applicable tax laws.

Recapitalization.

In general, a reorganization within the meaning of Section 368(a)(1)(E) of the Code includes an exchange by a shareholder of a corporation where that shareholder exchanges their preferred stock of that corporation with that corporation for common stock in that same corporation, provided the exchange also meets the other requirements of a reorganization under Section 368(a) of the Code. The Company has structured the Recapitalization to meet the requirements of a reorganization within the meaning of Section 368(a)(1)(E) of the Code. The following discussion is based on the assumption that the Recapitalization will qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Code for federal income tax purposes.

Conversion.

In connection with the Recapitalization, we will convert from a Texas corporation to a Delaware corporation pursuant to the Plan and Articles of Conversion.  This conversion should be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.  Neither holders of stock in the Company nor the Company will recognize any gain or loss on the conversion of the Company from a Texas corporation to a Delaware corporation.

Tax Consequences of the Recapitalization to our Shareholders.

Based on the Recapitalization qualifying as a reorganization within the meaning of Section 368(a)(1)(E) of the Code, the following are the tax consequences of the Recapitalization to you:

•

Preferred Shareholders. If you hold shares of Handy’s Preferred Stock and exchange those shares pursuant to the Recapitalization solely for shares of Handy’s Class B Common Stock, you will recognize no gain or loss on that exchange. In that case, your aggregate tax basis in the shares of Handy’s Class B Common Stock received in the Recapitalization will be equal to your aggregate tax basis in the shares Handy’s Preferred Stock exchanged therefor. Your holding period in the shares of Handy’s Class B Common Stock received in the Recapitalization will include your holding period of your shares of Handy’s Preferred Stock exchanged therefor.

•

Common Shareholders. If you hold shares of Handy’s Class A or Class B Common Stock, you will not be exchanging any of these shares pursuant to the Recapitalization. You will recognize no gain or loss as a result of your continuing to hold these shares of Handy’s Class A or Class B Common Stock and your tax basis and holding period with respect to these shares will be unchanged as a result of the Recapitalization.

•	Company.	No gain or loss will be recognized by the Company as a result of the Recapitalization.

Reporting and Recordkeeping.

If you are a holder of Handy’s Preferred Stock and receive Handy’s Class B Common Stock in exchange for your shares of Handy’s Preferred Stock as a result of the Recapitalization, you will be required to file with your United States federal income tax return a statement setting forth your non-recognition of gain or loss upon the exchange of your shares of Handy’s Preferred Stock for shares of Handy’s Class B Common Stock pursuant to the Recapitalization. The Company will provide holders that receive Class B Common Stock pursuant to the Recapitalization with a form of the statement that needs to be filed with their federal income tax return that.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR MEMBER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, YOU ARE URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE RECAPITALIZATION TO YOU INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS FEDERAL TAX LAWS.

Failure to Effect the Recapitalization

If the proposed Recapitalization is not approved by our members and effected, we will remain a public company and continue to file annual and quarterly reports on Form 10-K and Form 10-Q, as well as all other filings required under the Exchange Act and the Securities Act. In addition, if the Recapitalization is not completed, we expect that management will operate our business in a manner similar to that in which it is being operated today. Our board of directors has considered the possibility that the Recapitalization may not be implemented. The board determined that the potential benefits to our Company and its members of implementing the Recapitalization were worth the risk.

Source of Funds and Expenses

We estimate that professional fees and other expenses related to the Recapitalization will total approximately $330,000, as follows:

Legal fees	$215,000
Accounting fees	$100,000
Printing and mailing costs	$5,000
Other	$10,000
Total	$330,000

Handy will be responsible for paying the expenses of the Recapitalization and will use its current working capital and cash flow to pay these expenses.

Dissenters’ and Appraisal Rights Regarding the Recapitalization

Dissenters’ Rights.

THE FOLLOWING IS A SUMMARY OF THE MATERIAL STATUTORY PROCEDURES TO BE FOLLOWED BY YOU IN ORDER TO DISSENT FROM THE RECAPITALIZATION AND PERFECT APPRAISAL RIGHTS. IF YOU WANT TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD REVIEW CAREFULLY ARTICLES 5.11, 5.12 AND 5.13 OF THE TBCA, AND YOU ARE URGED TO CONSULT A LEGAL ADVISOR BEFORE ELECTING OR ATTEMPTING TO EXERCISE THESE RIGHTS. THE FAILURE TO PRECISELY FOLLOW ALL THE NECESSARY LEGAL REQUIREMENTS MAY RESULT IN THE LOSS OF SUCH APPRAISAL RIGHTS. THIS DESCRIPTION IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF ARTICLES 5.11, 5.12 AND 5.13 OF THE TBCA, WHICH ARE ATTACHED AS APPENDIX F TO THIS PROXY STATEMENT.

Handy’s shareholders as of the Record Date who follow the procedures set forth in Articles 5.11, 5.12 and 5.13 of the TBCA will be entitled to demand, if the Recapitalization is completed, that we purchase their shares of Class A and Class B Common Stock and Preferred Stock for an amount in cash equal to the fair value of their shares. Under the TBCA, the fair value of shares for the purposes of exercise of appraisal rights is defined as the value of the shares as of the day immediately before the date of the annual meeting.

How to Exercise and Perfect Your Right to Dissent.

In order to be eligible to exercise your right to dissent from the Recapitalization and to receive the fair value of your shares of Handy stock as of the day immediately preceding the annual meeting, you must provide us with a written objection to the Recapitalization before the annual meeting. The written objection must state that you intend to exercise your right to dissent if the Recapitalization is completed and provide an address to which you may be given notice that the Recapitalization has been effected. Neither a proxy nor a vote against the Recapitalization is sufficient to constitute a written objection as required under the TBCA.

Any written objection with notice of intent to exercise the right of dissent should be addressed as follows:

Handy Hardware Wholesale, Inc.
8300 Tewantin Drive
Houston, Texas 77061
Attn: Tina S. Kirbie

IN ORDER TO EXERCISE APPRAISAL RIGHTS, YOU MUST REFRAIN FROM VOTING BY PROXY OR IN PERSON IN FAVOR OF THE RECAPITALIZATION. A shareholder who signs and returns an unmarked proxy will have his or her shares voted “FOR” the Recapitalization and, as a consequence, such shareholder will be foreclosed from exercising rights as a dissenting shareholder.

Your Demand for Payment.

If the Recapitalization is completed, we will within ten days after the effective date of the Recapitalization deliver or mail to all holders of our stock who satisfied the foregoing requirements a written notice that the Recapitalization has been effected. You must, within ten days from the delivery or mailing of the notice by us, make written demand on us for payment of the fair value of your shares of Handy stock. That written demand must state the number and class of the shares that you owned as of the effective time of the Recapitalization and your estimate of the fair value of the shares. The fair value of your shares of Handy stock will be the value of the shares on the day immediately preceding the annual meeting. If you fail to make such a demand within the ten-day period, you will lose the right to dissent and will be bound by the Recapitalization. In order to preserve your appraisal rights, within 20 days after making a demand for payment, you must also submit your Handy stock certificates to Handy for notation on the certificates that such demand has been made. The failure to do so will, at our option, terminate your rights of dissent and appraisal unless a court of competent jurisdiction for good and sufficient cause shown directs otherwise.

Action Upon Receipt of Your Demand for Payment.

Within 20 days after receiving your written demand for payment and estimate of the fair value of your shares of Handy stock, we must mail or deliver to you a written notice that either:

•

we accept the amount declared in the demand and agree to pay that amount within 90 days after the effective date of the Recapitalization and upon surrender of duly endorsed certificate(s) representing your shares of Handy stock; or

•

we state our estimate of the fair value of the shares and offer to pay the amount of that estimate within 90 days after the effective date of the Recapitalization upon receipt of notice from you within 60 days after the effective date of the Recapitalization that you agree to accept our estimate and upon surrender of duly endorsed certificate(s) representing your shares of Handy stock.

Payment of the Fair Value of Your Shares of Stock Upon Agreement of an Estimate.

If we agree upon the fair value of your shares of stock within 60 days after the effective date of the Recapitalization, we will pay the amount of the agreed value to you upon receipt of your duly endorsed share certificates within 90 days after the effective date of the Recapitalization. Upon payment of the agreed fair value, you will cease to have any interest in such shares.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled.

If we have not agreed upon the fair value of your shares of Handy stock within the 60-day period immediately after the effective date of the Recapitalization, then either you or Handy may, within 60 days after the expiration of the 60-day period after the effective date of the Recapitalization, file a petition in any court of competent jurisdiction in Harris County, the county in Texas where Handy’s principal office is located, asking for a finding and determination of the fair value of the shares. If filed by a shareholder, service of the petition is to be made upon Handy. Within ten days after service of the petition was made on us, we must file with the clerk of the court a list with the names and addresses of all shareholders who have demanded payment and not reached agreement as to the fair value. If filed by us, the petition must be accompanied by such a list. The clerk of the court is to give notice to us and all shareholders named on the list of the time and place fixed for the hearing of the petition.

After the hearing of the petition, the court is to determine the shareholders who have complied with the statutory requirements and have become entitled to the valuation of and payment for their shares, and the court is to appoint one or more qualified appraisers to determine the fair value. The appraisers may examine the books and records of Handy and must afford the interested parties a reasonable opportunity to submit pertinent evidence as to the value of the shares. The appraisers are to make a determination of the fair value upon such examination as they deem proper. The appraisers will file a report of the value in the office of the clerk of the court, notice of which will be given to the parties in interest. The parties in interest may submit exceptions to the report, which will be heard before the court upon the law and the facts. The court will adjudge the fair value of the shares of the shareholders entitled to payment for their shares and will direct the payment thereof by us, together with interest which will begin to accrue 91 days after the effective date of the Recapitalization. However, the judgment will be payable only upon and simultaneously with surrender of the certificates representing your shares, duly endorsed. Upon Handy’s payment of the judgment, you will cease to have any interest in the shares. In the absence of fraud, the remedy provided by Article 5.12 of the TBCA to a shareholder objecting to the Recapitalization is the exclusive remedy for the recovery of the value of such shareholder’s shares or money damages with respect to the Recapitalization.

The court must allow the appraisers a reasonable fee as court costs, and all court costs will be allotted between the parties in the manner that the court determines to be fair and equitable, with the respective parties to bear their own attorneys’ fees.

Any shareholder who has demanded payment for such holder’s shares may withdraw such demand at any time before payment or before any petition has been filed for valuation by the court. A demand may not be withdrawn after payment or, unless we consent after such a petition has been filed in court. After a demand has been withdrawn, the shareholder and all persons claiming under the shareholder will be conclusively presumed to have approved the Recapitalization and will be bound by its terms.

PROPOSAL TO ELECT FOUR DIRECTORS

Nominees for Election

At the annual meeting of shareholders, three Class C directors are to be elected for three year terms. If the Recapitalization is NOT approved, and Tina Kirbie is elected as a director, she will be elected for a one year term. If the Recapitalization IS approved, and Tina Kirbie is elected as a director, Tina Kirbie will resign as a director immediately before the effective date of the Recapitalization. The following four persons have been nominated for election at the 2006 annual meeting as members of the board of directors:

Nominee	If Elected, Term as Director Will Expire

Terrill Bartlett	2009

Craig Blum	2009

Leroy Welborn	2009

Tina S. Kirbie	2007

Each of these nominees is currently a director of the company. For further information on the nominees, see “Directors and Executive Officers” herein.

The board of directors has positions for up to ten members. The Bylaws of the Company provide for three classes of directors and each year the shareholders of the Company are to elect directors in one of these classes, each to serve a three year term or until his or her successor is chosen and qualified. The directors are divided into classes based on the year of their election, and not based on any specific qualification as a director or any other criteria. The directors who are divided into the three classes must be shareholders or individuals who are owners, directors or officers of the shareholders. To be elected, a nominee must receive the votes of the holders of a majority of the votes shares to vote for his or her position. The Bylaws currently require that the President be appointed as a director. If the Recapitalization is approved, the Bylaws will be amended so that the President is no longer a director of the Company. Therefore, Tina S. Kirbie is listed as a director nominated for election, but will only serve a full term if the Recapitalization fails and will otherwise only serve as a director until the Recapitalization is effective.

Unless a shareholder otherwise specifies therein, each proxy will be voted in favor of the nominees for directors listed. In case any nominee shall for any reason become unavailable or unable to serve as a director, unless a contrary choice is indicated, all proxies will be voted for the election of such person as the individuals named in the enclosed proxy deem appropriate. Management is not aware of any circumstances likely to cause any of the nominees to become unavailable for election as a director.

The board of directors recommends that the shareholders vote “FOR” the election as directors of

Terrill Bartlett, Craig Blum, Leroy Welborn and Tina S. Kirbie.

Directors and Executive Officers

We currently have ten directors. On March 31, 2006, Mr. Jameson resigned as a director in connection with the board’s and his mutual decision to voluntarily terminate his position as President and Chief Executive Officer of the Company. On that same date, Tina S. Kirbie was appointed interim principal executive officer and on May 23, 2006, Tina Kirbie automatically became a director, pursuant to Handy’s Bylaws, upon her appointment as President and CEO. Each current director, except for Tina Kirbie, is independent based on the definition of independence pursuant to Item 303A of the New York Stock Exchange Corporate Governance Rules. The following table sets forth certain information relating to the directors of the Company and their periods of service:

Name	Age	Position	Director Since	Term as Director Will Expire
Terrill Bartlett	49	Director	2004	2006
Ken Blackmon	58	Director	2004	2008
Craig E. Blum	49	Director	2000	2006
Suzanne Elliott	42	Director	2002	2008
Isaac Epstein	73	Director	2006	2008
James Geeslin	53	Director	2006	2007
William R. Hill Tina S. Kirbie	56 58	Director Director, President	2001 2006	2007 2007
Jimmy T. Pate	58	Chairperson of the Board	1998	2007
Leroy Welborn	70	Director	1994	2006

Each of the directors, except for Tina S. Kirbie and James Geeslin, has been engaged for more than the past five years as a proprietor, executive officer, director and/or shareholder of a member-dealer firm engaged in the retail hardware business, as summarized in the following table. Prior to becoming a member in 2003, Mr. Geeslin was an Executive Vice President for Extraco Corporation, which provides banking and mortgage services in Waco, Texas.

Name	Member-Dealer	Location	Member Since
Terrill Bartlett	T. W. Bartlett Lumber, Inc.	1 Main Street Canadian, Texas 79014 806-323-6444 (Ext. 30)	1970
Ken Blackmon	Ken’s Discount Building Material, Inc.	1200 NW Avenue El Dorado, Arkansas 71731 870-862-4917	1992
Craig E. Blum	Woodson Lumber Company	702 West Buck Street Caldwell, Texas 77836 979-567-3212	1975
Suzanne Elliott	O’Day Rental and Supply, Inc.	6614 Broadway Pearland, Texas 77588 281-485-6111	1984
Isaac Epstein	Economy Lumber Yard, Inc.	4200 I-35 North Laredo, Texas 78041 956-721-7300	1958
James Geeslin	Jamnie Investment Corp.	201 S. Frontage Road Lorena, Texas 76655 254-857-8010	2003
William R. Hill	Bobkat Enterprises, Inc.	2550 Mangum Commerce, Texas 75428 903-886-7917	1996
Jimmy T. Pate	Pate’s Hardware, Inc.	808 East Central Comanche, Texas 76442 325-356-3177	1988
Leroy Welborn	Best Electric & Hardware Company	3647 S. Peoria Tulsa, Oklahoma 74105 918-743-3763	1977

The following table sets forth certain information relating to the executive officers of the Company and their periods of service:

Name	Age	Office	Executive Officer Since
Tina S. Kirbie	58	President, Chief Executive Officer, Secretary and Treasurer	1981
J. Lynn Bradley	44	Chief Financial Officer	2006
Duwayne R. Maurer	57	Chief Operating Officer and Vice President of Management Information Systems	1995
David W. Washburn	64	Vice President of Warehouse Delivery Operations	1995
R. Ken Harvey	56	Vice President of Membership and Dealer Services	2000
Mickey Schulte	39	Vice President of Marketing	2006

Since 2004, Mr. Bradley served as Corporate Controller and Director of Tax for Flotek Industries, which manufactures and markets specialty chemicals and downhole drilling and production equipment based in Houston, Texas. From 1993-2003 he was a self-employed CPA in El Dorado, Arkansas. Prior to 2006, Mr. Schulte served as Director of Marketing of the Company and prior to that he worked in the Company’s marketing department and as an outside sales representative. No director or executive officer has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). No director or executive officer has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All directors and executive officers are U.S. citizens.

Meetings and Committees of the Board of Directors

Meetings

During the Company’s fiscal year ended December 31, 2005, the board of directors of the Company held six meetings. Each director attended at least 75 percent of the board meetings and meetings of committees of which he or she is a member. Each director is paid $750 per meeting attended.

We do not have any requirement that directors attend the annual meeting of shareholders; however, all ten members of the board of directors attended last year’s annual meeting of shareholders and are expected to attend this year’s annual meeting.

Committees

The following sets out the committee memberships of the members of the board of directors as of June 1, 2006.

Nominating Committee

We have a standing Nominating Committee, consisting of the Chairperson of the board and three other directors. The Nominating Committee does not have a charter. The Nominating Committee is charged with the responsibility of selecting nominees for director each year, one of whom will also serve as President, to be presented at the Company’s annual shareholders’ meeting. The Nominating Committee generally meets in February of each year, and held one meeting during the year ended December 31, 2005, at which they selected nominees for the 2006 annual meeting. The 2006 Nominating Committee is composed of Ken Blackmon (Chairperson), Jimmy T. Pate (as a nonvoting member in his capacity of Chairperson of the board), Suzanne Elliott, James Geeslin, and William R. Hill. All five directors on the Nominating Committee are “independent” based on the definition of “independence” pursuant to Item 303A of the New York Stock Exchange Corporate Governance Rules.

The Nominating Committee has a policy that it will consider the names of potential nominees for director submitted in writing by a member of the Company. See “Shareholder Proposals for 2007 Annual Meeting” below. There are no prescribed qualifications or skills that the Nominating Committee believes must be possessed by a nominee to qualify for the Company’s board of directors. The Nominating Committee identifies potential nominees through recommendations from members, regional district managers and management. The Nominating Committee does not evaluate nominees recommended by members on a different basis than that used to evaluate other nominees.

Audit Committee

We have no audit committee and no “audit committee financial expert” as that term is defined by the SEC. Those functions are performed by the independent board of directors. The board of directors does not maintain a separate written charter to detail the specific audit committee functions it performs. A report of the independent board of directors functioning in the place of an audit committee appears under the caption “Report of the Independent Board of Directors Acting as the Audit Committee of the Company” below.

Report of the Independent Board of Directors Acting as the Audit Committee of the Company

We have no standing audit committee, such functions being performed by the independent board of directors. The independent board of directors has reviewed and discussed with management our audited financial statements for the year ended December 31, 2005. The independent board of directors also discussed with the Company’s independent auditors, BKD LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The independent board of directors received the written disclosures and the letter from BKD LLP required by Independence Standards Board Standard No. 1 and discussed with BKD LLP its independence. Based on the review and discussions referred to above, the independent board of directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2005.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Independent Board of Directors

Terrill Bartlett

Ken Blackmon

Craig E. Blum

Suzanne Elliott

Isaac Epstein

James Geeslin

William R. Hill

Jimmy T. Pate

Leroy Welborn

Compensation Committee

The independent board of directors functions as the Compensation Committee. The Compensation Committee held one meeting for the year ended December 31, 2005.

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and Executive Vice President and Chief Financial Officer for the last three fiscal years and the Company’s Vice President-Membership and Marketing for the last two fiscal years. No other executive officer of the Company earned more than $100,000 for fiscal year 2005.

Annual Compensation				All Other Compensation
Name and Principal Position	Year	Salary	Bonus
Jerry Donald Jameson Chief Executive Officer	2005 2004 2003	$ 175,000 $ 175,000 $ 175,000	$ 115,000 $ 115,000 $ 105,000	$ 15,025 (1) $ 15,398 (2) $ 13,183 (3)
Tina S. Kirbie Executive Vice President, Chief Financial Officer	2005 2004 2003	$ 78,000 $ 79,000 $ 78,000	$ 60,500 $ 60,000 $ 55,000	$ 4,512 (4) $ 4,140 (4) $ 3,892 (4)
R. Ken Harvey Vice President-Membership and Marketing	2005 2004	$ 80,600 $ 80,091	$ 42,566 $ 18,460	$ 5,330 (5) $ 3,835 (6)

_____________________________

1 Includes $4,500 paid in 2005 as compensation for services as a director, a $3,392 benefit for a Company car and a $7,133 contribution by the Company on behalf of Mr. Jameson to the Company’s Employee 401(k) Profit Sharing Plan.

2 Includes $3,750 paid in 2004 as compensation for services as a director, a $3,638 benefit for a Company car and a $8,010 contribution by the Company on behalf of Mr. Jameson to the Company’s 401(k) Profit Sharing Plan.

3 Includes $3,750 paid in 2003 as compensation for services as a director, a $3,433 benefit for a Company car and a $6,000 contribution by the Company on behalf of Mr. Jameson to the Company’s Employee 401(k) Profit Sharing Plan.

4 Includes contributions by the Company on behalf of Ms. Kirbie to the Company’s 401(k) Profit Sharing Plan, totaling $4,512, $4,140 and $3,892 for the years ended December 31, 2005, 2004 and 2003, respectively.

5 Includes $1,284 paid in 2005 for a Company car and a $4,046 contribution by the Company on behalf of Mr. Harvey to the Company’s 401(k) Profit Sharing Plan.

6 Includes $846 paid in 2004 for a Company car and a $2,989 contribution by the Company on behalf of Mr. Harvey to the Company’s 401(k) Profit Sharing Plan. Mr. Harvey’s compensation for 2003 did not exceed $100,000.

Employment Contract with Chief Executive Officer

On November 13, 2001, we entered into its initial employment contract with Mr. Jameson, effective as of August 20, 2001, the date he joined the Company. Mr. Jameson initially served as Chief Operating Officer and became Chief Executive Officer upon Mr. Tipton’s retirement on January 2, 2002. The board of directors approved amendments to the employment agreement on December 16, 2003, February 17, 2005 and November 17, 2005 to extend the term of the employment agreement and increase Mr. Jameson’s salary. Effective March 31, 2006, Handy and Mr. Jameson mutually agreed to voluntarily terminate his employment as our President and Chief Executive Officer. In consideration of this voluntary termination of employment, Mr. Jameson received the remainder of his 2006 annual salary of $180,000. On March 31, 2006, the board appointed Tina S. Kirbie as Interim Principal Executive Officer and on May 23, 2006, the board appointed her Director, President and Chief Executive Officer. There is currently no employment agreement between Ms. Kirbie and the Company.

Report of the Board of Directors on Executive Compensation

Chief Executive Officer Compensation for 2005

The compensation of the Company’s Chief Executive Officer is established by the Company’s independent board of directors. Mr. Jameson served as the Company’s Chief Executive Officer during 2005. His compensation consisted principally of salary and an annual bonus. Because of the nature of the Company’s securities and the absence of any public market for these securities, the Company has no stock option or other stock incentive plans. Mr. Jameson’s bonus was paid in December of 2005, based on a decision made by the independent board of directors.

The board of directors believes that the best measure of our success and of the Chief Executive Officer’s performance is the growth in its sales. Accordingly, in making its recommendations as to the Chief Executive Officer’s salary and bonus, the board principally considers the growth in our sales, but also considers other factors such as those discussed below. The board’s consideration of these factors is subjective in character, without utilization of a formula or strict numerical criteria. Performance factors considered in the typical public company, such as growth in earnings and earnings per share, stock price performance and return on equity, are not relevant to a hardware wholesaler such as the Company because our members invest in us to obtain access to the services we provide, not in expectation of a return on their investment.

The board of directors may also recommend increases in the Chief Executive Officer’s compensation if it believes his or her compensation is less than that paid to chief executive officers of companies with comparable sales revenues. The board has not created any particular group of companies for comparison purposes, or otherwise engaged in a systematic review of executive compensation at comparable companies. Instead, the board derives information on executive compensation at other companies in an unstructured manner, principally from trade journals and business publications.

The board’s recommendations regarding Mr. Jameson’s salary in 2005 and its decision in December 2005 to pay him a year-end bonus of $115,000 for 2005, were based principally on the following factors:

•	Our sales have steadily grown in recent years, from $189,068,660 in 2003 to $198,327,611 in 2004, and to $218,853,643 in 2005.

•	Mr. Jameson led initiatives which improved warehouse operations, including processes and procedures to fill members’ orders accurately.

•	Mr. Jameson introduced innovations in Handy’s marketing.

•	The Committee determined that Mr. Jameson’s compensation may be somewhat less than the compensation of chief executive officers of companies with comparable sales revenues.

Other Executive Officers

Compensation for other executive officers of the Company is normally determined by the board of directors based upon recommendations made by the Chief Executive Officer. These recommendations are generally based upon the Chief Executive Officer’s subjective assessment of individual job performance and an attempt to retain the Company’s executives. Unlike the Chief Executive Officer’s compensation, compensation to other executive officers is not based upon our performance in increasing sales, but is based on a combination of measurements of Handy’s performance and individual performance. The compensation of the other executive officers has increased steadily but moderately in recent years.

Independent Board of Directors

Terrill Bartlett
Ken Blackmon
Craig E. Blum
Suzanne Elliott
Isaac Epstein
James Geeslin
William R. Hill
Jimmy T. Pate
Leroy Welborn

Security Ownership of Certain Beneficial Owners and Management

No shareholder is the beneficial owner of more than five percent of any class of the Company’s voting securities.

The following table shows the number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock beneficially owned as of June 30, 2006 by each of the directors, nominees for director, and all executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership[1]
	Class A Common Stock		Class B Common Stock		Preferred Stock

Terrill Bartlett	10	0.1%	740	*	830	*

Ken Blackmon	10	0.1%	338	*	338	*

Craig E. Blum[2]	10	0.1%	1,283	1.3%	1,357	1.3%

Suzanne Elliott	10	0.1%	833	*	833	*

Isaac Epstein	10	0.1%	816	*	836	*

James Geeslin	10	0.1%	30	*	30	*

William R. Hill	10	0.1%	765	*	785	*

Tina S. Kirbie	0	0	0	0	0	0

Jimmy T. Pate	10	0.1%	912	*	952	*

Leroy Welborn	10	0.1%	325	*	325	*

All directors, nominees and executive officers as a group (13 persons)[3]	90	0.9%	6,042	6.2%	6,286	6.3%

______________

* Less than one percent

1 All share figures are rounded up to the nearest whole share. All percentages are rounded to the nearest tenth of a percent. Columns may not total due to rounding. Shares shown as beneficially owned by the directors are owned of record by the member’s entity affiliated with each director. In some cases, the directors share voting and investment powers with other members of management of their affiliated entities.

2 Craig Blum does not hold any of the voting or investment power with respect to the shares owned by Woodson Lumber

Company, all such power being held by Ann Yager Chapman and Henrietta Yager.

3 None of the Company’s executive officers own any shares in the Company.

Compliance with Section 16 of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of Forms 3, 4, and 5 furnished to us during 2005, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

Certain Relationships and Related Transactions

Each of the directors is affiliated with at least one company that is a member of Handy. Those members purchased merchandise from us during 2004 and 2005. Merchandise purchases by such members have been and will continue to be made in the ordinary course of business and treated by us in exactly the same manner, including the same terms, prices and conditions, as purchases by other members. None of the following members’ purchases exceeded five percent of the Company’s gross revenues for 2004 or 2005. All of the following members’ purchases exceeded five percent of those members’ gross revenues for 2004 and 2005.

Name	Member	Address and Phone	Employed Since	Dollar Value of Purchases for Fiscal Year Ended December 31, 2004	Dollar Value of Purchases for Fiscal Year Ended December 31, 2005

Terrill Bartlett	T. W. Bartlett Lumber, Inc.	1 Main Street Canadian, Texas 79014 806-323-6444	1970	$2,543,520	$2,723,505
Ken Blackmon	Ken’s Discount Building Material, Inc.	1200 N. West Ave El Dorado, Arkansas 71730 870-862-4917	1992	$ 531,337	$ 493,197
Craig E. Blum	Woodson Lumber Company	702 W. Buck Street P.O. Box 419 Caldwell, Texas 77836 979-567-3212	1975	$2,104,860	$2,213,316
Suzanne Elliott	O’Day Rental and Supply, Inc.	6614 Broadway Pearland, Texas 77588 281-485-6111	1984	$ 719,369	$ 787,424

Name	Member	Address and Phone	Employed Since	Dollar Value of Purchases for Fiscal Year Ended December 31, 2004	Dollar Value of Purchases for Fiscal Year Ended December 31, 2005

Isaac Epstein	Economy Lumber Yard, Inc.	4200 Interstate 35N Laredo, Texas 78043 956-721-7300	1975	$ 1,931,700	$2,335,557
James Geeslin	Jamnie Investment Corp.	P.O. Box 70 Lorena, Texas 76655 254-857-8010	2003	$ 141,751	$ 155,528
William R. Hill	Bobkat Enterprises, Inc.	2550 Mangum Commerce, Texas 75428 903-886-7917	1996	$2,188,428	$2,502,359
Jimmy T. Pate	Pate’s Hardware, Inc.	808 East Central Comanche, Texas 76442 325-356-3177	1988	$1,847,622	$1,416,999
Leroy Welborn	Best Electric & Hardware Company	3647 S. Peoria Tulsa, Oklahoma 74105 918-743-3763	1977	$ 517,723	$ 573,300

Independent Registered Public Accounting Firm

The board of directors appointed BKD LLP as independent public accountants of the Company for the fiscal year ended December 31, 2005. BKD LLP has served as independent public accountants of the Company from May 13, 2005. Representatives of BKD LLP are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and answer any questions if they desire to do so. On April 22, 2005, Clyde D. Thomas & Company, P.C. (“Clyde D. Thomas”) informed us that it would decline to stand for re-election as our independent public accountant. Clyde D. Thomas informed management that the firm was retiring the auditing functions of its business and would not be available to serve as the independent public accounts for the Company for the fiscal year ended December 31, 2005, although subsequent to this time, it was determined that Clyde D. Thomas would continue to act as the Company’s independent public accountant and assist in the review of the Company’s financial statements for the quarter ended March 31, 2005 in order to give us an adequate amount of time to interview and select a new independent public accountant. Based on Clyde D. Thomas’ decision not to stand for re-election, the board of directors approved a motion to change accountants.

Consideration of Auditor’s Fees and Services

Audit Fees

Fees billed to us by BKD LLP in 2005 and Clyde D. Thomas & Co. in 2004 for its audit of our financial statements for the years ended December 31, 2005 and 2004, respectively, and for its review of the financial statements included in our 2005 and 2004 Quarterly Reports on Form 10-Q filed with the SEC totaled $95,000 for 2005 and $60,400 for 2004.

Audit-Related Fees

There were no fees billed in either of the last two fiscal years for assurance and related services by BKD LLP and Clyde D. Thomas & Co.

Tax Fees

Fees billed or expected to be billed to us by BKD LLP and Clyde D. Thomas & Co. for the Company’s 2005 and 2004 fiscal year, respectively, for all tax services rendered to us, made up of tax related services including to our 401(k) Profit Sharing Plan and tax planning relating to our prospective operation as a cooperative, totaled $43,550 for 2005 and $10,500 for 2004, respectively.

All Other Fees

There were no other fees billed in either of the last two fiscal years for products or services provided by BKD LLP or Clyde D. Thomas & Co. other than those previously mentioned above.

All of BKD’s and Clyde D. Thomas & Co.’s audit-related, tax and other services were pre-approved by the board of directors in April 2005 and May 2004.

ADDITIONAL INFORMATION

Schedule 13E-3

We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Recapitalization. The Schedule 13E-3 contains additional information about the Company and the Recapitalization. Copies of the Schedule 13E-3 are available for inspection over the Internet at the SEC’s web site at http://www.sec.gov. Copies of the Schedule 13E-3 are also available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Tina Kirbie, 8300 Tewantin Drive, Houston, Texas 77061 or (713) 644-1495.

Securities Transactions

There have not been any transactions in our securities within the last 60 days. We suspended sales of our stock as of April 30, 2006.

Market for Common Stock

There is no established public trading market for any class of our capital stock.

Dividend Policy

Currently, the holders of Preferred Stock are entitled to cumulative dividends of not less than 7 percent per year nor more than 20 percent per year of the par value ($100 per share) of the shares of Preferred Stock, as fixed by the board of directors. The Company has never paid dividends on either class of its Common Stock. If the Recapitalization is approved, no dividends will be payable on any of the capital stock. Handy anticipates paying its final dividend on preferred stock before the end of the year.

The following amounts of dividends were paid for the years 2005 and 2006, respectively: $619,712 paid in the first quarter of 2005 and $738,234 paid in the first quarter of 2006.

Prior Stock Repurchases

We provide for stock to be repurchased at an average price of $100 per share, payable either by a five-year interest bearing promissory note or on a discounted basis for an immediate payment in cash.

Date	Total Number of Shares Purchased	Range of Prices Paid	Average Price Paid
April 1 – June 30, 2004	7765 shares	$100 per share	$100 per share
July 1 – September 30, 2004	1131.5 shares	$100 per share	$100 per share
October 1 – December 31, 2004	1,795.50 shares	$100 per share	$100 per share
January 1 – March 31, 2005	1,264 shares	$100 per share	$100 per share
April 1 – June 30, 2005	1,028 shares	$100 per share	$100 per share
July 1 – September 30, 2005	1,696 shares	$100 per share	$100 per share
October 1 – December 31, 2005	1,764 shares	$100 per share	$100 per share
January 1 – March 31, 2006	5,969 shares	$100 per share	$100 per share
April 1 – June 30, 2006	1,811 shares	$100 per share	$100 per share

OTHER BUSINESS

The board of directors does not know of any other business to be presented at the annual meeting of shareholders. If any other matter properly comes before the meeting, however, the enclosed proxy card confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same on behalf of the shareholders they represent in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may request a copy of any of our filings, at no cost, by writing or telephoning us at our headquarters:

Handy Hardware Wholesale, Inc.

8300 Tewantin Drive

Houston, Texas 77061

(713) 644-1495

Attention: Tina S. Kirbie

INCORPORATION OF INFORMATION BY REFERENCE

Item 13(b)(2) of Rule 14a-101 allows us to include information in this document by “incorporating by reference,” which means that we can disclose important information to you by referring to those documents. We incorporate by reference the following documents we have filed with the SEC:

•	Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2005 as filed with the SEC on March 30, 2006 and April 28, 2006, respectively; and

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed with the SEC on August 14, 2006.

The documents incorporated by reference have been delivered to the shareholders.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

It is anticipated that our 2007 annual meeting of shareholders will be held on April 17, 2007. Any proposal to be presented by a shareholder at our 2007 annual meeting of shareholders must be received in writing by the Company at its principal executive offices (8300 Tewantin Drive, Houston, Texas 77061) no later than November 25, 2006, so that it may be considered by us for inclusion in our proxy statement and form of proxy relating to that meeting.

We encourage shareholders to communicate directly with the board of directors. Communications can be sent via electronic mail to tkirbie@handyhardware.com, via facsimile to 713-388-3694, or in writing to the Company, the board of directors or the individual directors. All communications to the board of directors, which are sent to the Company’s address, will be forwarded to the entire board of directors or an individual director as requested.

By Order of the Board of Directors

Tina S. Kirbie

President and Secretary

Houston, Texas

September 1, 2006

PROXY

HANDY HARDWARE WHOLESALE, INC.

This Proxy is Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on October 24, 2006

The undersigned hereby appoints Tina S. Kirbie and Jimmy T. Pate or either of them, each with full power of substitution, attorneys and proxies of the undersigned to vote as designated below all shares of Class A and Class B Common Stock and Preferred Stock of Handy Hardware Wholesale, Inc. (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held on October 24, 2006, Houston, Texas at 7 p.m., Houston time, or at any adjournment thereof.

In order for the Recapitalization to pass, each of the Proposals 1-8 in Groups A and B must pass. The proposals in Groups A and B are cross-conditioned upon all of the other proposals in Groups A and B being approved by the shareholders. If any proposal in Group A or B does not pass, then the Recapitalization will fail.

GROUP A PROPOSALS

Each GROUP A proposal requires approval by the holders of two-thirds of the outstanding shares of each class of Handy stock.

TO VOTE ALL CLASSES OF STOCK IN THE SAME MANNER. If you would like to vote all of the shares you own of Class A Common Stock, Class B Common Stock and Preferred Stock for Proposals 1-6 in the same manner, vote in the boxes below.

PROPOSAL 1	The conversion of each issued share of Preferred Stock into one issued share of Class B Common Stock.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock, Class B Common Stock, Preferred Stock for Proposal 1:
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PROPOSAL 2	The approval of a Plan and Articles of Conversion to convert from a Texas corporation to a Delaware corporation.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock, Class B Common Stock, Preferred Stock for Proposal 2:
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

1

PROPOSAL 3	The approval of a new Delaware Certificate of Incorporation.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock, Class B Common Stock, Preferred Stock for Proposal 3:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PROPOSAL 4	The authorization of a new class of stock, Class C Common Stock, par value $100.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock, Class B Common Stock, Preferred Stock for Proposal 4:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PROPOSAL 5	The increase in authorized shares of Class B Common Stock by 200,000 shares.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock, Class B Common Stock, Preferred Stock for Proposal 5:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PROPOSAL 6	The prohibition of the payment of dividends on, and the transfer or pledge of, shares of all classes of Handy stock.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock, Class B Common Stock, Preferred Stock for Proposal 6:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

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TO SEPARATELY VOTE EACH CLASS OF STOCK. If you do not want to vote all of the shares you own of each class of stock of the Company in the same manner on any of Proposals 1-6, designate on the line below the number of shares of each class of stock, if any, which you desire to vote in a separate manner. You do not need to fill out this section if you want to vote all of the shares you own of Class A Common Stock, Class B Common Stock and Preferred Stock on each of Proposals 1-6 in the manner set forth above.

PROPOSAL 1	CLASS A COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	CLASS B COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	PREFERRED STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2	CLASS A COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	CLASS B COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	PREFERRED STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3	CLASS A COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	CLASS B COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	PREFERRED STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

3

PROPOSAL 4	CLASS A COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	CLASS B COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	PREFERRED STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 5	CLASS A COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	CLASS B COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	PREFERRED STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 6	CLASS A COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	CLASS B COMMON STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐
	PREFERRED STOCK	____________ No. of Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

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GROUP B PROPOSALS

Each GROUP B proposal requires approval by the holders of a majority of Class A Common Stock entitled to vote thereon.

PROPOSAL 7	To operate for tax purposes as a cooperative under Subchapter T of the Internal Revenue Code and distribute patronage rebates.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock for Proposal 7:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PROPOSAL 8	To adopt Second Amended and Restated Bylaws.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock for Proposal 8:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

MINIMUM STOCK OWNERSHIP PROPOSAL

The minimum stock ownership proposal requires approval by the holders of a majority of Class A Common Stock entitled to vote thereon.

PROPOSAL 9	To increase the minimum required stock ownership level from $10,000 to $20,000.

INSTRUCTION:	Check the appropriate box below to vote all of your shares of Class A Common Stock for Proposal 9:

	FOR	AGAINST
	☐	☐

5

PROPOSAL TO ELECT DIRECTORS

The proposal to elect directors requires approval by the holders of a majority of Class A Common Stock entitled to vote thereon.

The undersigned hereby directs said proxies to vote:

☐	FOR the election (except as indicated below) as directors of Terrill Bartlett, Craig Blum, Leroy Welborn and Tina S. Kirbie for the respective terms set forth in the Proxy Statement.

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below: ________________________________________________________________________

This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, this proxy will be voted “FOR” Proposals 1-9 and the director proposal, and the proxies will vote in their discretion on such other matters as may come before the meeting.

Receipt of the Company’s Notice of Annual Meeting and Proxy Statement dated September 1, 2006 is acknowledged.

NAME OF SHAREHOLDER	PLEASE SIGN BELOW EXACTLY AS YOUR
NAME APPEARS ON THE ATTACHED LABEL

By:
(Signature of Officer, Owner)

Title:

Dated:

Please return the proxy in the enclosed envelope, which requires no postage if mailed in the United States, by October 1, 2006.

______	NUMBER OF PEOPLE WHO PLAN TO ATTEND THE MEETING AND HOSPITALITY

______	CANNOT ATTEND MEETING

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APPENDIX A

PLAN AND ARTICLES OF CONVERSION TO CONVERT FROM A

TEXAS CORPORATION TO A DELAWARE CORPORATION

between

HANDY HARDWARE WHOLESALE, INC., A TEXAS CORPORATION

and

HANDY HARDWARE WHOLESALE, INC., A DELAWARE CORPORATION

_______________________________

Pursuant to

Article 5.17 of the Texas Business Corporation Act

and Section 265 of the Delaware General Corporation Law

THIS PLAN AND ARTICLES OF CONVERSION TO CONVERT FROM A TEXAS CORPORATION TO A DELAWARE CORPORATION (this “Plan”) dated as of _______________, 2006, is adopted by Handy Hardware Wholesale, Inc., a Texas corporation (“TX Handy”) in order for TX Handy to convert to Handy Hardware Wholesale, Inc., a Delaware corporation (“DE Handy”).

ARTICLE I

THE CONVERSION

A.        Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Article 5.17 and other applicable provisions of the Texas Business Corporation Act (“TBCA”) and Section 265 and other applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”), TX Handy shall be converted into DE Handy at the Effective Time (as defined in Article II of this Plan) (the “Conversion”), shall continue its corporate existence as DE Handy, and under Section 265(d) of the DGCL, DE Handy shall be deemed to have commenced on the date of incorporation of TX Handy. DE Handy shall succeed to and assume all the rights and obligations of TX Handy in accordance with the TBCA and the DGCL.

B.	TX Handy has an authorized capitalization on __________, 2006 consisting of:

i.          30,000 shares of Class A Common Stock, par value $100 per share, of which ____________ shares were issued and outstanding and ____ shares were issued but held in treasury;

ii.         200,000 shares of Class B Common Stock, par value $100 per share, of which _________ shares were issued and outstanding and _________ shares were issued but held in treasury; and

iii.        200,000 shares of Preferred Stock, par value $100 per share, of which ____________ shares were issued and outstanding and ____ shares were issued but held in treasury.

C.        This Plan (including the Certificate of Incorporation of DE Handy) was approved by the Board of Directors of TX Handy on _________, 2006. The holders of Class A Common Stock, Class B Common Stock and Preferred Stock approved this Plan and the Conversion (including the Certificate of Incorporation of DE Handy) on ___________, 2006.

i.          ______ shares of Class A Common Stock voted “FOR” the approval of the Plan;

ii.         _______ shares of Class A Common Stock voted “AGAINST” the approval of the Plan;

iii.        _______ shares of Class B Common Stock voted “FOR” the approval of the Plan;

iv.        ________shares of Class B Common Stock voted “AGAINST” the approval of the Plan;

v.	_______ shares of Preferred Stock voted “FOR” the approval of the Plan;

vi.        ________shares of Preferred Stock voted “AGAINST” the approval of the Plan.

ARTICLE II

EFFECTIVE TIME

A.        TX Handy shall file this Plan, executed in accordance with the relevant provisions of the TBCA, with the Secretary of State of the State of Texas, and shall make all other filings or recordings required under the TBCA to effectuate fully the Conversion. The Conversion shall become effective upon the issuance of a certificate of conversion by the Secretary of State of the State of Texas and the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware (the time the Conversion becomes effective being herein referred to as the “Effective Time”).

2

ARTICLE III

EFFECTS OF THE CONVERSION

A.        The Conversion shall have the effects set forth in Article 5.20 of the TBCA and in Sections 265(e), (f) and (g) of the DGCL. For federal income tax purposes, it is intended that the Conversion shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

B.        At the Effective Time: (i) each share of TX Handy Class A Common Stock shall be converted into one share of DE Handy Class A Common Stock; (ii) each share of TX Handy Class B Common Stock shall be converted into one share of DE Handy Class B Common Stock; and (iii) each share of TX Handy Preferred Stock shall be converted into one share of DE Handy Class B Common Stock.

ARTICLE IV

CERTIFICATE OF INCORPORATION AND BYLAWS

A.        DE Handy will cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Incorporation of DE Handy in the form attached hereto as Exhibit A. From and after the Effective Time such Certificate of Incorporation will be the Certificate of Incorporation of DE Handy until thereafter changed or amended as provided therein or under applicable law. The provisions of the DE Handy Certificate of Incorporation will differ from the TX Handy Restated Articles of Incorporation in the following respects among others:

i.          DE Handy will operate on a cooperative basis under Subchapter T of the Internal Revenue Code for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the DGCL.

ii.         A new class of common stock will be authorized, designated as “Class C Common Stock,” which will have 200,000 authorized shares and a par value of $100 per share.

iii.        Each issued share of Preferred Stock shall be converted into one issued share of Class B Common Stock and DE Handy will not have any authorized or issued Preferred Stock.

iv.        The authorized shares of Class B Common Stock will be increased to 400,000 shares.

3

v.         Uncertificated shares will be issued to evidence ownership in the Class A Common Stock, Class B Common Stock and Class C Common Stock.

vi.        No shares of stock of DE Handy may be transferred or assigned. Whenever, for any reason, the stockholder transfers, attempts to transfer or disposes of any shares of DE Handy in violation of this prohibition, DE Handy shall repurchase the shares, at the price and upon the conditions stated in the Bylaws of DE Handy. All shares of stock, certificated or uncertificated, shall have a legend or notice setting forth such restrictions.

vii.       No issued and outstanding shares of any class of stock of DE Handy shall be pledged, mortgaged, sold or assigned.

viii.       In the event of any liquidation or dissolution of DE Handy, whether voluntary or involuntary, and after paying or discharging all of its obligations, to the extent of available funds, DE Handy will pay the par value of the shares to the holders of Class A, B and C Common Stock, and any excess funds remaining shall be divided pro rata among the stockholders in proportion to their patronage of DE Handy for the most recent full fiscal year (unless the IRS requires a different time period for determining patronage).

ix.        No dividends or other distributions of property shall ever be declared on any of the shares of any class of stock of DE Handy. Notwithstanding the foregoing sentence, DE Handy acting as a cooperative may distribute patronage rebates in accordance with the standards provided for in DE Handy’s Bylaws.

x.         DE Handy’s director and officer indemnification and advancement provisions will conform to Delaware law.

B.        DE Handy’s Board of Directors will take such action as may be necessary to establish the Bylaws of DE Handy as of the Effective Time so that from and after the Effective Time the Bylaws of DE Handy in the form attached hereto as Exhibit B will be the Bylaws of DE Handy until thereafter changed or amended as provided therein or under applicable law.

4

ARTICLE V

DIRECTORS

A.        The directors of TX Handy immediately prior to the Effective Time will be and remain the directors of DE Handy, serving in the equivalent positions to those held in TX Handy, until the earlier of their resignation or removal or until their respective successors are qualified and either duly appointed or elected in accordance with the Certificate of Incorporation and Bylaws of DE Handy and applicable law.

ARTICLE VI

OFFICERS

A.        The officers of TX Handy immediately prior to the Effective Time will be and remain the officers of DE Handy, in the equivalent positions to those held in TX Handy, until the earlier of their resignation or removal or until their respective successors are appointed in accordance with the Bylaws of DE Handy.

ARTICLE VII

STOCK TRANSFERS

A.        From and after the Effective Time, there shall be no further registration of transfers of shares of TX Handy Common Stock on the records of TX Handy.

ARTICLE VIII

AMENDMENT

A.        At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, by written agreement amend, modify or supplement any provision of this Plan.

5

ARTICLE IX

ABANDONMENT

A.        This Plan may be abandoned by the Board of Directors of TX Handy at any time prior to the Effective Time of the Plan, if such Board of Directors determines that for any reason the completion of the Conversion would be inadvisable or not in the best interest of TX Handy or its shareholders. In the event of abandonment of this Plan, this Plan shall become void and none of TX Handy, DE Handy, nor their respective stockholders, directors or officers shall have any liability with respect to such abandonment, and if the Plan has been filed with the Secretary of State of the State of Texas but is not yet effective, a statement executed on behalf of TX Handy will be filed with the Secretary of State of the State of Texas that the Plan has been abandoned in accordance with applicable law.

ARTICLE X

COPY OF PLAN

A.        An executed copy of this Plan will be maintained on file at the place of business of TX Handy (before the conversion) and DE Handy (after the conversion) at the following address:

Handy Hardware Wholesale, Inc.
8300 Tewantin Drive
Houston, Texas 77061

B.        A copy of this Plan will be furnished by TX Handy (before the conversion) and DE Handy (after the conversion), on request and without cost, to any shareholder of TX Handy (before the conversion) and DE Handy (after the conversion) or any person holding an interest in TX Handy (before the conversion) and DE Handy (after the conversion).

ARTICLE XI

ARTICLES OF CONVERSION

A.        This Plan constitutes the Articles of Conversion for purposes of Article 5.18 of the TBCA, and, by execution hereof, the undersigned officer of TX Handy, being duly authorized, hereby certifies to the contents hereof.

6

ARTICLE XII

TAX LIABILITY

A.        DE Handy will be responsible for the payment of all fees and franchise taxes which may become due and payable and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

IN WITNESS WHEREOF, TX Handy has caused this Plan to be executed by its officer, thereunto duly authorized, as of the date first written above.

Handy Hardware Wholesale, Inc.

a Texas corporation

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

7

SECRETARY’S CERTIFICATE

The undersigned, Tina S. Kirbie, the duly elected and acting Secretary of Handy Hardware Wholesale, Inc., a Texas corporation and a constituent entity referred to in the foregoing Plan and Articles of Conversion to Convert from a Texas Corporation to a Delaware Corporation, hereby certifies on behalf of Handy Hardware Wholesale, Inc.. a Texas corporation that (i) the foregoing Plan and Articles of Conversion to Convert from a Texas Corporation to a Delaware Corporation has been adopted by Handy Hardware Wholesale, Inc. on _________________, 2006, pursuant to Article 5.17 of the TBCA, and (ii) the conditions specified in 5.17 of the TBCA have been satisfied in connection with the Conversion.

IN WITNESS WHEREOF, the undersigned hereby certifies to the foregoing.

_________________________________
Tina S. Kirbie, __________________

8

EXHIBIT A

DE Handy Certificate of Incorporation

9

EXHIBIT B

DE Handy Bylaws

10

APPENDIX B

CERTIFICATE OF INCORPORATION

OF

HANDY HARDWARE WHOLESALE, INC.

ARTICLE ONE

NAME

The name of the corporation is HANDY HARDWARE WHOLESALE, INC.

ARTICLE TWO

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 615 South Dupont Highway, Dover, Delaware 19901, County of Kent. The name of the registered agent of the Corporation at such address is Capitol Services, Inc.

ARTICLE THREE

PURPOSES AND STOCKHOLDER LIABILITY

A.           The Corporation will be operated on a cooperative basis under Subchapter T of the Internal Revenue Code for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Law of Delaware (“DGCL”).

B.            The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE FOUR

AUTHORIZED CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 630,000, consisting of:

30,000	shares of Class A Common Stock, $100.00 par value each;

400,000 shares of Class B Common Stock, $100.00 par value each; and

200,000 shares of Class C Common Stock, $100.00 par value each.

The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Class A, Class B and Class C Common Stock are as follows:

A.           Only the Class A Common Stock shall have voting rights. The holder of record of each outstanding share of Class A Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. No holder of Class B Common Stock or Class C Common Stock shall be entitled to cast any vote on account of ownership of any such stock unless required by Delaware law.

B.            No shares of stock of the Corporation shall be transferred or assigned. Whenever, for any reason, the Member transfers, attempts to transfer or disposes of any shares of the Corporation’s stock in violation of this prohibition (whether by sale, transfer, assignment, gift or in any other manner, except transfer by death), the Corporation shall repurchase the shares, at the price, and upon the conditions stated in the Bylaws. All shares of stock, certificated or uncertificated, shall have a legend or notice setting forth such restrictions.

Any disposition or attempted disposition of the shares of the Corporation (except transfers by death as stated in the Bylaws) shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of the Corporation or to claim or assert any of the rights of a stockholder of the Corporation.

C.            No shares of Class A Common Stock shall be issued or sold except under such circumstances as will assure that every holder of Class A Common Stock shall own an identical number of said shares. No shares of Class B Common Stock or Class C Common Stock shall be issued except to members who are, at the time of such issuance, holders of shares of Class A Common Stock.

D.            In the event of any liquidation or dissolution of the Corporation, whether voluntary or involuntary, and after paying or discharging all of its obligations, to the extent of available funds, the Corporation will pay the par value of the shares to the holders of Class A, B and C Common Stock, with any excess proceeds remaining to be divided pro rata among the stockholders in proportion to their patronage during the most recent full fiscal year (unless the IRS requires a different time period for determining patronage).

E.            No dividends or other distributions of property shall ever be declared on any of the shares of any class of stock of the Corporation. Notwithstanding the foregoing sentence, the Corporation acting as a cooperative may distribute patronage rebates in accordance with the standards provided for in the Corporation’s Bylaws.

ARTICLE FIVE

BOARD OF DIRECTORS

A.           Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

B.            Number, Election and Terms. The Board of Directors shall consist of no fewer than eight (8) and no greater than ten (10) directors, as designated from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Election of directors need not be by written ballot.

C.            Names of Directors. The number of directors constituting the initial board of directors is nine and the names and addresses of the persons who currently serve as directors are:

Terrill Bartlett	8300 Tewantin Drive, Houston, Texas 77061
Ken Blackmon	8300 Tewantin Drive, Houston, Texas 77061
Craig E. Blum	8300 Tewantin Drive, Houston, Texas 77061
Suzanne Elliott	8300 Tewantin Drive, Houston, Texas 77061
Isaac Epstein	8300 Tewantin Drive, Houston, Texas 77061
James Geeslin	8300 Tewantin Drive, Houston, Texas 77061
William R. Hill	8300 Tewantin Drive, Houston, Texas 77061
Jimmy T. Pate	8300 Tewantin Drive, Houston, Texas 77061
Leroy Welborn	8300 Tewantin Drive, Houston, Texas 77061

ARTICLE SIX

LIMITED DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article Six shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article Six will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

ARTICLE SEVEN

POWER OF AMENDMENT

The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders of the Corporation herein are granted subject to this reservation.

ARTICLE EIGHT

INCORPORATOR

The name of the incorporator is Tina S. Kirbie and the mailing address is 8300 Tewantin Drive, Houston, Texas 77061.

EXECUTED by the undersigned incorporator as of the __ day of ____________, 2006.

HANDY HARDWARE WHOLESALE, INC.

By:	________________________________
Tina S. Kirbie, Secretary

APPENDIX C

SECOND AMENDED AND RESTATED BYLAWS

OF

HANDY HARDWARE WHOLESALE, INC.

ARTICLE I

OFFICES

SECTION 1.   Registered Office. The registered office of Handy Hardware Wholesale, Inc. (referred to herein as the “Corporation”) shall be 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE II

PURPOSE

SECTION 1.   Principal Purpose. The corporation will be operated on a cooperative basis under Subchapter T of the Internal Revenue Code for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

MEETINGS OF STOCKHOLDERS

SECTION 1.   Location. All meetings of stockholders shall be held at such location, date and time, within or outside the State of Delaware, as may be designated by the board of directors (the “Board of Directors”) or as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.   Quorum. The holders of a majority of the stock outstanding and entitled to vote at any meeting of the stockholders represented in person or by proxy, will constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the stockholders attending or represented at the meeting may adjourn the meeting without notice other than announcement of the time and place of the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION 3.   Annual Meeting of Stockholders. The annual meeting of stockholders for the election of directors will be held each year in the 4th week of May, unless another date is designated by the Board of Directors. At the meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

SECTION 4.   Special Meetings. Special meetings of the stockholders may be called at any time by the President, the Board of Directors or the holders of not less than one-tenth (1/10) of all shares of Class A Common Stock outstanding and entitled to vote at the meeting.

SECTION 5.   Voting List. A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be prepared and kept on file at the office of the Corporation in the State of Texas and will be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) business days prior to any annual or special meeting.

SECTION 6.	Votes Required for Action.

(a)	Directors shall be elected by a majority of the votes cast by the holders of Class A Common Stock at a meeting of stockholders at which a quorum is present.
(b)

These Bylaws may be amended or repealed or added to, or new Bylaws may be adopted, at any regular or special meeting of stockholders at which a quorum is present or represented by the affirmative vote of a majority of the issued and outstanding shares of Class A Common Stock of the Corporation.

(c)	The Certificate of Incorporation may be amended upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.
(d)

With respect to any other matter, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws.

SECTION 7.   Voting Rights. Each stockholder entitled to vote will, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of voting stock held by him or her. Such right to vote will be subject to the right of the Board of Directors to designate a record date for voting stockholders not more than sixty (60) nor less than ten (10) days before the date of the meeting.

SECTION 8.   Notice. Written notice of the date, time and place of the annual meeting and of any special meeting of stockholders shall be mailed, electronically communicated or personally delivered to each stockholder entitled to vote at the meeting not less than ten (10) days or more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage prepaid thereon. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

ARTICLE IV

DIRECTORS

SECTION 1.   Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers and do all such lawful acts and things which may be done by a Delaware corporation except those which are required to be exercised or done by the stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws.

SECTION 2.   Number. The Board of Directors shall consist of no fewer than eight (8) and no greater than ten (10) directors, as designated from time to time by the Board of Directors.

SECTION 3.   Term; Vacancy. The directors are divided into three classes, as nearly equal in number as the total number of directors constituting the entire board permits, with the term of office of one class expiring each succeeding year. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office until the third succeeding annual meeting or until their respective successors shall have been elected and qualified, unless removed in accordance with these Bylaws. Directors need not be stockholders of the corporation or residents of the State of Delaware.

No director elected or appointed will be eligible for subsequent election or appointment to any position on the Board of Directors if such election or appointment would result in his/her being elected or appointed to serve a total of more than three (3) full consecutive terms as such a director.

Any vacancies in the board of directors for any reason and any directorships resulting from any increase in the number of directors may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen or until their successors shall be elected and qualified.

SECTION 4.   Removal. Any director or the entire board of directors may be removed for cause only, by the holders of a majority of the shares then entitled to vote at the election of directors, unless the Certificate of Incorporation otherwise provides.

SECTION 5.   Director Nomination. Without affecting the right of any holder of Class A Common Stock to nominate as a candidate for election to the Board of Directors any person who would be eligible to serve as a director in accordance with the qualifications and procedures specified herein, the Board of Directors will cause nominees to be nominated for election as directors at each annual meeting of stockholders for which proxies will be solicited on behalf of the Board of Directors. The Board of Directors may create a nominating committee or serve in that capacity as a committee of the whole to evaluate potential nominees.

ARTICLE V

MEETINGS OF DIRECTORS

SECTION 1.   Annual Meeting. An annual meeting of the Board of Directors as constituted after the election of the Board of Directors at each annual meeting of the stockholders will be held without call or formal notice at a time following such annual meeting of the stockholders or during the business day next following the stockholders meeting. The specific date of each other meeting of the Board of Directors, as well as the time and place, will be determined by the Board of Directors. At each annual meeting of the Board of Directors, the President of the Corporation will provide a slate of officers to the Board of Directors. At each annual meeting of the Board of Directors, the Board of Directors will vote on and elect the officers of the Corporation for the period until its next annual meeting.

SECTION 2.   Regular Meetings. Additional regular meetings of the Board of Directors may be held upon such notice and at such time and at such place as will from time to time be determined by the Board of Directors.

SECTION 3.   Special Meetings. Special meetings of the directors may be called by the Chairman of the Board or the President on four (4) days notice by mail (calculated from the date of mailing) or on two (2) days notice by telephone or electronic communication to each director. The Chairman of the Board or the President or the Secretary of the Corporation in like manner upon the written request of not less than three (3) directors will provide notice of a special meeting. Special meetings of the directors may be held within or outside the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

SECTION 4.   Quorum. A majority of the total number of directors then holding office will constitute a quorum for the transaction of business. In the absence of a quorum, the Board of Directors may adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken, until a quorum is present.

SECTION 5.   Vote Required for Action. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided for in the Certificate of Incorporation.

SECTION 6.   Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board of Directors; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE VI

COMMITTEES ESTABLISHED BY THE BOARD

SECTION 1.   Committees. The Board of Directors will establish those committees as it will deem from time to time to be appropriate. The Chairman of the Board will be an ex-officio member of any standing committee.

Each committee will have such responsibilities and duties as will be described in a resolution or resolutions adopted by a majority of the whole Board of Directors as limited by the restrictions set out in Section 141(c) of the DGCL. Such resolution or resolutions may also establish the number (or the minimum and maximum numbers) of persons to be selected to serve on each committee, the voting members of each of which will be members of the Board of Directors.

SECTION 2.   Vacancies. Vacancies in the membership of any committee established by the Board of Directors may be filled only by the Board of Directors.

SECTION 3.   Committee Chairman. Each committee of the Board of Directors will select one of its members to act as Chairman of that Committee.

ARTICLE VII

WRITTEN CONSENTS AND CONFERENCE TELEPHONE MEETINGS

SECTION 1.   Consent. Any action required or permitted to be taken by the Board of Directors or any committee, under the applicable provisions of the DGCL, the Certificate of Incorporation or these Bylaws, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action to be taken, is signed by all of the members of the Board of Directors or committee, as the case may be, and filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 2.   Telephonic and Similar Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE VIII

OFFICERS OF THE CORPORATION

SECTION 1.   Number, Titles And Term Of Office. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall have been duly elected by the Board of Directors and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any person may hold more than one office. In addition, the Board of Directors may elect as officers of the Corporation a controller, treasurer, (and such assistant treasurers) as the President will nominate and deem appropriate.

SECTION 2.   Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3.   Delegation of Duties. In case of the absence of any executive officer or other officer elected by the Board of Directors, or for any other reason deemed sufficient by a majority of the whole Board of Directors then in office, and subject to such contractual rights as may exist with respect to the employment of any such officer, the Board of Directors may temporarily delegate the powers or duties of any such officer to any other officer or to any director.

SECTION 4.   Vacancies. A vacancy in the office of any officer may be filled by a vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided for in the Certificate of Incorporation.

SECTION 5.   President. The President shall be the Chief Executive Officer of the Corporation, shall have authority to engage in the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 6.   Vice Presidents. The Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President in the President’s absence, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President, and otherwise shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7.   Controller. The Controller will be responsible to the Board of Directors, the President, and to the executive officer serving as the chief financial officer of the Corporation for all financial control and accounting matters of the Corporation and its subsidiaries. The Controller will also perform such other duties as may be assigned by the Board of Directors or the President.

The Controller will also keep, or cause to be kept by such person or persons to whom he or she will delegate such duty, a register of all shares of capital stock issued by the Corporation and all transfers of such shares. Such register will be maintained in such manner and subject to whatever regulations the Board of Directors may prescribe.

SECTION 8.   Secretary. The Secretary (or an Assistant Secretary) will attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors and will perform like duties for the board committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be delegated by the Board of Directors or President.

The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order assigned by the Board of Directors, will, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as the Board of Directors may from time to time designate.

SECTION 9.   Treasurer. The Treasurer (or Assistant Treasurer) will be responsible to the Board of Directors, the President, and to the executive officer serving as the chief financial officer of the Corporation for the custody of the corporate funds and investments. The Treasurer will further be responsible for keeping full and accurate accounts of receipts and disbursements in books belonging to the Corporation and for depositing all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated or authorized by the Board of Directors. The Treasurer will disburse the funds of the Corporation and will render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer.

The Assistant Treasurer, assigned by the President will, in the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties and have such other powers as the Board of Directors or the President may from time to time delegate.

SECTION 10.   Salaries. The salaries of the officers shall be fixed from time to time, by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that they are also a director of the Corporation.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

SECTION 1.   Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any amendment to such law or enactment of new law, only to the extent that such amendment or enactment permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Article IX include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

SECTION 2.   Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.

SECTION 3.   Nonexclusive. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, other provisions of these Bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

SECTION 4.   Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article IX, the Corporation’s Certificate of Incorporation, the DGCL or other applicable law.

ARTICLE X

CERTIFICATES OF STOCK AND TRANSFER THEREOF

SECTION 1.   Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. Certificates for shares of the Corporation shall be in such form as may be determined by the Board of Directors and in a form that is in conformity with Delaware law. The name of the person to whom the shares are issued, with the number and class of shares and date of issue, shall be entered on the books of the Corporation. No more than sixty (60) days after the date of issuance of uncertificated shares, the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the name of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue.

SECTION 2.   Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact and accordingly will not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it will have notice, save as expressly provided by the laws of the State of Delaware.

SECTION 3.   No Stock or Note Pledges. No issued and outstanding share or shares of any class of stock of the Corporation or any note payable by the Corporation to a member shall be pledged, mortgaged, sold or assigned except to the Corporation pursuant to Article X, Sections 4 and 5 of these Bylaws.

SECTION 4.   Termination of Membership. In the event of the termination of the membership granted by this Corporation with regard to the operation of a business unit for which shares of stock of the Corporation are held, the Corporation will be obligated to purchase such shares in accordance with Article X, Sections 6 and 7 of these Bylaws. For purposes of this Section, termination of the membership granted for a particular business unit will include not only any termination pursuant to formal notice of termination given by either the Corporation or the holder of the membership, but will also include each of the following situations which will be deemed to constitute such a termination:

A.    The closing down of the store or other business unit with respect to which such shares of stock of the Corporation are held, unless such store or other business unit is merely being moved, with the Corporation’s consent and approval to another location.

B.    The death of an individual holder of the shares of stock of the Corporation held for such store or other business unit except by the person or persons to whom such shares are to be distributed by the decedent’s estate or the remaining partners in the partnership holding such shares.

In the event of a material change in a member’s management, the Corporation shall have up to one full year to review the member’s standing with the Corporation with regard to membership.

C.    The dissolution, liquidation or an adjudication of the insolvency of the member or of the store or other business unit for which the shares of stock of this Corporation are held, or the making of an assignment for the benefit of creditors or the filing of a voluntary petition in bankruptcy or similar petition under the U.S. Bankruptcy Code by or on behalf of such member or business unit, or the filing of an involuntary petition in bankruptcy or similar petition under the U.S. Bankruptcy Code against such member or business unit.

D.    Failure to sign a new form of a Subscription to Shares Agreement or a Member Contract following the adoption of these Bylaws.

SECTION 5.   Stock Transfers upon Death. A transfer of shares of stock of the Corporation will not be deemed to have occurred upon the death of a person who is the holder of shares of stock of the Corporation jointly with one or more other persons under circumstances whereby ownership of such shares passes by operation of law, or by the laws of wills, descent or distribution, to the surviving holder or holders of such shares or business, nor will the Corporation become obligated to purchase such shares upon the death of such person unless the store or other business unit with respect to which such shares are held either closes down or the member terminates their membership with the Corporation.

SECTION 6.   Stock Purchase Price. The price to be paid by the Corporation in connection with the purchase by it of any shares of its Class A Common Stock, Class B Common Stock and Class C Common Stock, will be an amount per share equal to or less than the par value of the stock reduced by the amount of any setoff to which the Corporation may be entitled.

Any shares of any class of stock of the Corporation which are purchased by it from any stockholder will become treasury shares which will be eligible for sale to any other person, persons or firm qualified to hold such shares.

SECTION 7.   Payment of Stock Purchase Price. The purchase price to be paid by the Corporation for such shares will be paid out of funds legally available therefor as follows:

A.    in the case of Class A Common Stock, the entire price will be paid by the Corporation in cash immediately;

B.    in the case of Class B and Class C Common Stock, either that portion of the purchase price to be paid by the Corporation which equals 20% or $3,000, whichever is greater, of the total par value of the Class B and Class C Stock will be paid in cash immediately, with the remaining portion of the Class B Common Stock and Class C Common Stock purchase price to be paid either: (i) through a non-interest bearing, non-transferable note or (ii) with immediate payment in cash at 85% of par value.

If the total portion of the purchase price which would otherwise be payable under the foregoing paragraphs in equal annual installments over a period of five years is less than $3,000, the entire purchase price will be paid by the Corporation in cash, including any installment portions.

ARTICLE XI

ESTABLISHMENT OF HANDY HARDWARE

MEMBERSHIPS

SECTION 1.   Membership. In order for any person or entity to be accepted by the Corporation as a member, such person or entity will be required to enter into a Member Contract and to purchase the number of shares of capital stock of the Corporation required by that member’s Subscription to Shares Agreement.

SECTION 2.   Indemnification by Member for Merchandise Billings. Each person or entity accepted by the Corporation as a member will, by virtue of such acceptance, agree to assume liability for and indemnify the Corporation and hold it harmless from and against any and all claims which may be asserted against the member and from any losses sustained by the member (including attorneys’ fees and expenses incurred by it in defending such claims or in attempting to avoid or mitigate such losses) in connection with or resulting from billings by suppliers of direct shipped merchandise purchased by, or at the request of, such member from or through the Corporation.

ARTICLE XII

MEMBERS’ PATRONAGE REBATES

SECTION 1.   Membership. “Membership” in the Corporation within the meaning of the term “membership” as used in Section 1388(c)(2)(B) of the U.S. Internal Revenue Code of 1986, as amended, will be deemed to be held by:

A.	each business unit owning a share or shares of Class A Common Stock of the Corporation; and

B.             each additional business unit of a Class A Common Stock owning member which becomes an owner of a share of Class B Common Stock of the Corporation after having been expressly approved as a member of this Corporation under the authority delegated by the Board of Directors of this Corporation to its executive officer(s) (excluding the Chairman of the Board) to accept Member Contracts and Subscription to Shares Agreements.

SECTION 2.   Patronage Rebate. The Corporation is obligated to distribute a patronage rebate based on patronage earnings to persons holding a membership in this Corporation in conjunction with sales of merchandise from the warehouse made by the member. After paying all operating and administration expenses of the Corporation and all interest on its indebtedness and after setting aside by the Board of Directors of such reasonable reserves as they will determine from time to time to be appropriate, the Corporation will distribute a patronage rebate based on each member’s individual warehouse patronage as a percentage of total warehouse patronage of all members for the same period.

Patronage rebates will be made no later than eight and one-half (8 ½) months following the close of the year of the Corporation during which the patronage occurred with respect to which each such patronage rebate is made. In no event will less than twenty percent (20%) of the total patronage rebates made each year to each member be distributed in cash. The remaining portion may be distributed in cash, Class C Common Stock or a non-interest bearing, non-transferable note.

Member agrees that Member is responsible for paying taxes on the total patronage rebate, whether the distribution is in cash, Class C Common Stock or a note. Each Member consents that it shall treat the full amount of such patronage rebates which are made in written notices of allocation (defined as any capital stock or certificate of indebtedness, which discloses to the Member the stated dollar amount allocated to him by the Corporation and the portion thereof, if any, which constitutes a patronage rebate), which Member receives as income received in the year in which such written notices of allocation are received at their stated dollar amounts in the manner provided in 26 U.S.C. 1385(a). Member agrees that if the Corporation applies a portion of the patronage rebate for past due receivables, the Member will be liable for the total taxes due before the set off for past due receivables was taken into account on such patronage rebate.

SECTION 3.   Member Indebtedness. Every member authorizes and directs that all patronage rebates of every character effected by this Corporation which are distributable to the member may first be applied by the Corporation to the payment of any indebtedness owed to the Corporation by such member. Notwithstanding the preceding sentence, if a Member makes a written request to the Corporation within ten days prior to the time patronage rebates are paid for a year, then an amount equal to twenty (20%) percent of the total patronage rebate allocated to the Member for the year shall be paid to the Member in cash and not offset against indebtedness.

Any such patronage rebate which becomes distributable with respect to merchandise sold by the Corporation for delivery to any business unit owned or controlled, directly or indirectly, by the same person, partnership, corporation which so owns or controls one or more other units may be so applied against any indebtedness owing with respect to merchandise sold by the Corporation to any person which is part of any group deemed to constitute one business unit. The balance of any such patronage rebates not so applied will then be distributed as patronage rebates in the manner set forth above.

SECTION 4.   Dividends. No dividends or other distributions of property shall ever be declared on any of the shares of any class of stock of the Corporation. Notwithstanding the foregoing sentence, the Corporation acting as a cooperative may distribute patronage rebates in accordance with the standards provided for in these Bylaws.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 1.   Annual Financial Statements. The Corporation will prepare and deliver to the stockholders audited annual financial statements.

SECTION 2.   Members Bound by Bylaws. The purchase of shares of any class of stock of this Corporation and the issuance thereof to any stockholder will constitute and be equivalent to a consent on the part of the stockholder to whom said shares are issued to be bound by these Bylaws, as amended from time to time, and an agreement on such stockholder’s part to be bound thereby.

SECTION 3.   Books and Records. The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Delaware, may be kept within or outside the State of Delaware, at such place or places as may from time to time be designated by these Bylaws or by resolution of the directors.

SECTION 4.   Stockholder Proposals. Any stockholder desiring to propose any of the following proposals in a forthcoming stockholders meeting shall give a written notice to the President or Secretary of the Corporation, no less than one hundred and twenty (120) days prior to the stockholders meeting:

A.	a proposed amendment to these Bylaws;

B.	the nomination of an eligible person for election as a director; or

C.	any other stockholder proposal for corporate action.

SECTION 5.	Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

SECTION 6.   Invalidity of Bylaws. The invalidity of any portion of these Bylaws, as amended from time to time, will in no way affect any other portion of the Bylaws which can be given effect without such invalidated part, and the remaining portions of the Bylaws will continue to constitute a legally binding contract between this Corporation and its stockholders.

Adopted: __________, 2006	___________________________
Tina S. Kirbie, Secretary

APPENDIX D

MEMBER CONTRACT WITH HANDY HARDWARE WHOLESALE, INC.

THIS MEMBER CONTRACT (“Contract”) is between_______________, a ___________ (“Member”) and Handy Hardware Wholesale, Inc., a Delaware corporation (“Handy”) with its principal office at 8300 Tewantin Drive, Houston, Harris County, Texas 77061.

The parties agree as follows:

ARTICLE I. HANDY AGREES:

Section 1. To sell merchandise and furnish services to Member at Handy’s purchase price for the merchandise, plus any freight or other expenses entailed in delivering such merchandise into Handy’s stock, plus any additional charges as may be determined from time to time by Handy’s Board of Directors, which charges may vary, based upon the types of merchandise involved, method of offering the merchandise and the means of delivering the merchandise.

Section 2. To sell such merchandise and furnish services to Member at the warehouse nearest to Member. Merchandise will be delivered to Member’s store by Handy’s trucks or by common carrier with delivery charges to be set by Handy.

Section 3. To furnish to Member the use of and access to printed and electronic catalogs and other materials and to sell merchandise and render services only at Member’s address as set forth in this Contract; such materials and services are not transferable or assignable by Member to any other Member location or to any other Handy member.

ARTICLE II. MEMBER AGREES:

Section 1. To purchase shares of Handy stock as set forth in the Subscription to Shares Agreement. Member agrees that Member is responsible for paying taxes on the total patronage rebate, whether the distribution is in cash, Class C Common Stock or a non-interest bearing note. Each Member consents that it shall treat the full amount of such patronage rebates, if any, which are made in written notices of allocation (defined as any capital stock or certificate of indebtedness, which discloses to the Member the stated dollar amount allocated to him by Handy and the portion thereof, if any, which constitutes a patronage rebate) which Member receives, as income received in the year in which such written notices of allocation are received at their stated dollar amounts in the manner provided in 26 U.S.C. 1385(a). Member agrees that if Handy applies a portion of the patronage rebate for past due receivables, the Member will be liable for the total taxes due before the set off for past due receivables was taken into account on such patronage rebate.

Section 2. To patronize and purchase merchandise from the Handy warehouse in excess of $60,000 annually. This purchase amount may vary from year to year as determined by the Board of Directors.

Section 3. That in order to defray in part the costs of establishing Member’s account, Member will pay Handy an initial set up fee, with the amount of such set up fee being set to cover such costs as they may exist at that time. This set up fee is not refundable.

Section 4. That all information furnished to Member, such as bulletins, check lists, price services, illustrated catalogs, catalog price pages, pre-arrival forms, etc., is confidential and Member shall at no time divulge or display any of the informative material pertaining to prices, shipment, lines, invoices or brands of merchandise to anyone who is not affiliated with Handy.

Section 5. That the illustrated price service, catalogs, and bulletins and all their contents are the property of Handy and furnished to Member as a service, and such service may at any time be discontinued by Handy and the illustrated price service, catalogs and price lists shall thereupon promptly be returned to Handy. A support service charge to furnish these items will be assessed to Member on a monthly basis.

Section 6. That in the event this Contract is terminated for any reason, Member shall remove and return to Handy within thirty (30) days from the date of such termination, all materials furnished to Member by Handy, including but not limited to, store identifications, signs, window decals, catalogs, etc.

Section 7. That Member’s placing of orders with Handy will be done according to policies as are then established by Handy.

Section 8. To pay all invoices when due. Each invoice will be marked with a statement due date. A statement will be rendered by Handy bi-monthly (currently the 1st and 15th) or a statement due date as is established by Handy. Member will pay the full amount of the statement without deductions or set-off. Any claims for credit must be approved by Handy and upon approval a Credit Memo will be issued by Handy. “Future Dated” invoices will be payable on the statement date marked on the invoice and payment will be made on the due date shown on the statement.

If the account is not paid by the due date, the account is considered past due. Failure to maintain your account to current status may result in termination of the membership in Handy. Further, shipments of warehouse orders, factory drop shipments, etc. will not be shipped until the account is current or special arrangements are made for COD deliveries with Handy’s accounts receivable department. All past due accounts shall bear interest from the due date at the “Handy Hardware Member Rate” to be determined from time to time by Handy, but in no event shall the interest rate exceed the highest legal rate permitted by the laws of the State of Texas. Member agrees to pay all costs and expenses, including court costs and attorneys’ fees, if Member’s account is placed in the hands of an attorney for collection.

Section 9. Member agrees to pay a service fee for all returned checks of an amount as set by the Board of Directors.

Section 10. The terms of payment may be changed by the Board of Directors of Handy at any time and will be binding upon the Member as of the effective date of any change. In the event of the termination of this Contract for any reason, all invoices, including those that are “Future Dated” and all other indebtedness from Member to Handy, shall immediately become due and payable.

Section 11. To attend Member Meetings and Merchandise Showings which Handy agrees to hold at intervals as determined by Handy, for the purpose of keeping Member better informed as to the trends of merchandising, new merchandise offerings and to enable Member to exchange ideas with fellow Handy members.

Section 12. To participate actively in the consumer sales promotions developed by Handy.

Section 13. That catalogs and price information distributed to Member by Handy will be kept up to date by the prompt and careful insertion of current information furnished by Handy. To return no merchandise whatsoever without the consent of Handy. To make all claims for shortages, overages, damages and defective merchandise in accordance with the policy of Handy regarding these items. The policy governing these items may be changed from time to time by Handy.

Section 14. To use the store identification, sign window decals, and other items incorporating Handy’s trademark and trade name only in such manner as is permitted in this Contract and software license agreement with Handy, and pursuant to policies established by Handy.

Section 15. To notify Handy of any changes in ownership, partnership or principal officers.

ARTICLE III. GENERAL

Section 1. This Contract shall not regulate or restrict Member in regard to: (i) Member’s advertising (except for the use of the trademark and trade name of Handy, which use is subject to the terms of this Contract and any software license agreement with Handy), (ii) methods of operation, (iii) from whom Member may purchase merchandise and/or services; or (iv) to whom Member may sell.

Section 2. This Contract shall continue in force from year to year unless terminated by either party giving sixty (60) or more days written notice at any time to the other party of its intention to terminate this Contract. This Contract may also be terminated immediately by Handy after a breach of any covenant or obligation of Member under this Contract or for any reason whatsoever upon approval of two-thirds majority vote of the entire Board of Directors of Handy.

Section 3. This Contract shall be subject to and governed by the laws of the State of Texas. All obligations of Member under this Contract are performable in Houston, Harris County, Texas, and all sums payable by Member hereunder are payable at Handy’s offices in Houston, Harris County, Texas. The parties agree that venue and jurisdiction for purposes of any and all lawsuits, causes of action or other disputes shall be in Houston, Harris County, Texas. This Contract supersedes any prior Member Contract between Member and Handy. Should any portion of this Contract be held legally invalid or unenforceable, the balance of this Contract shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions. No change in or to this Contract shall be valid without first being received in writing and approved by an executive officer or director of Handy.

Section 4. This Contract is valid only for Member’s address as listed in this Contract and for the owner as listed in this Contract. Any change in ownership, change of Member’s legal status, or change of store locations are subject to Handy’s prior written approval.

Section 5. It is further understood and agreed that the signing of this Contract, witnessed by a Notary Public, constitutes an offer only and this Contract shall have no force or effect until duly accepted and countersigned by an officer or director of Handy.

[Signature page follows]

WITNESS Member’s signature this ____ day of ____________________, 20__.

Taxpayer Name	__________________________
Business Name	___________________________

Member's Signature: _________________________

Owner__ Officer__

Member’s Name (Printed) ____________________

Title ______________________________________

Street Address ______________________________

Mailing Address _____________________________

City _______________ State ___ Zip Code _______

On this __day of __________, 20__, before me, [Notary], the above signed owner/officer, personally appeared___________________, known personally to me to be the ______________ of the above named business and acknowledge that as an owner/officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing as an owner/officer.

`IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public ___________________________
My Commission Expires __________________

ACCEPTED this the ____ day of ______________, 20__, by HANDY HARDWARE WHOLESALE, INC., by its duly authorized agent.

HANDY HARDWARE WHOLESALE, INC.

By:	__________________________
Name:	__________________________
Title:	__________________________

APPENDIX E

SUBSCRIPTION TO SHARES AGREEMENT

OF HANDY HARDWARE WHOLESALE, INC.

SECTION 1. SUBSCRIPTION.

The undersigned (“Member”) does hereby subscribe to TEN (10) shares of Class A Common Voting Stock (“Class A Stock”) of HANDY HARDWARE WHOLESALE, INC. (“Handy”), and does hereby pay cash for said shares, the receipt of such shares is hereby acknowledged by Member. If this subscription is for an additional store of Member, then Member does hereby subscribe to ten (10) shares of Class B Common Non-Voting Stock of Handy (“Class B Stock”) and does hereby pay cash for said shares, the receipt of such shares is hereby acknowledged by Member. The price for each Class A Stock and Class B Stock is $100.00 per share.

All shares of Handy stock will be uncertificated as provided for in the Bylaws. No more than sixty (60) days after the date of issuance of uncertificated shares, Handy shall send to the Member a written notice containing the name of the person to whom the shares represented thereby are issued, the number and class of shares, the date of issuance and notice of any transfer restrictions.

Member agrees to have an amount equal to 2% of each semi-monthly purchase of merchandise from the warehouse added to the total of each semi-monthly merchandise purchase statement for the purpose of creating a “stock purchase fund” to be held by Handy for the purchase of Class B Stock. At the time the stock purchase fund reaches the total of $2,000.00, Handy will issue twenty (20) shares of Class B Stock. Member’s payment to the stock purchase fund shall cease for any stock purchase period year (April 1- March 31) succeeding a stock purchase period year (April 1- March 31) during which Member’s stock purchases have resulted in stock ownership which equals or exceeds the required percentage of stock purchases to Member’s annual purchases of merchandise based upon the following amounts and percentages:

Total Annual Merchandise Purchases	Percentage of Stock	Required Stock to Purchase Ownership Level

Level 1 $1 to $250,000	12.5%	$31,250
Level 2 $250,001 to $500,000	10%	$56,249
Level 3 $500,001 to $750,000	7.5%	$74,999
Level 4 $750,001 to $1,000,000	5%	$87,499
Level 5 Over $1,000,000	2.5%

Notwithstanding the preceding paragraph, Member may not cease payments to the stock purchase fund until Member’s stock ownership reaches a minimum value of $20,000 of stock ownership. Further, Member shall not be eligible for the next percentage level of stock purchases until Member has reached the maximum stock value in the current level.

Example: On December 31st, a Member’s actual stock ownership totaled $32,000 and total merchandise purchases made from January 1st to December 31st amounted to $300,000. For the first $250,000 of total merchandise purchases, the Member should own stock totaling 12.5% of those purchases, or $31,250. For the remaining $50,000 of total merchandise purchases the Member should own stock totaling 10% of those purchases, or $5,000, for a total required stock ownership of $36,250 ($31,250 plus $5,000). The Member’s required stock ownership level of $36,250 is $4,250 higher than the Member’s actual stock ownership of $32,000 on December 31st. Thus, we will require this Member to make additional purchases of Class B Common Stock during the twelve month period beginning April 1st of the following year using the funds we collect from the 2% charges on the Member’s semi-monthly invoice statement.

Subject to the $20,000 minimal stock ownership, Member’s annual merchandise purchase percentage to stock ownership will be reviewed as of December 31st of each year. If as of that date of such review, the Member’s payments to the stock purchase fund equal or exceed the maximum required stock ownership based upon the merchandise purchases for that preceding twelve month period, Member’s payments to the stock purchase fund shall cease until a subsequent review is made of Member’s purchases as of each succeeding December 31st, at which time Member’s payments to the stock purchase fund will again commence if Member’s annual merchandise purchases require stock ownership greater than the Handy stock then owned by Member.

The subscription amount of 2% of merchandise purchases may be reduced for all or only certain types of merchandise sold by Handy to Member, provided that any change which results in a reduction in the amount paid to the stock purchase fund may at any time in the future be discontinued. All increases or decreases in the amount payable for the stock purchase fund or changes to the type of purchases subject to the stock purchase fund (e.g., drop shipments), shall be approved by action of the Board of Directors of Handy and shall be binding upon Member from the date of such approval.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF MEMBER.

Member hereby represents and warrants receipt of and careful review of a copy of the new dealer introduction packet, Handy’s organizational documents, the latest audited annual report of Handy, and the Member Contract with Handy (collectively, the “Member Documents”) and has relied solely upon the Member Documents and investigations made by Member in making the decision to invest in Handy. This subscription may be accepted or rejected in whole or in part by Handy in its sole and absolute discretion. Member agrees that the decision to purchase the stock was based entirely upon information contained in the Member Documents. This Subscription Agreement supersedes any prior Subscription Agreement of Member with Handy.

SECTION 3. STOCK TRANSFER AND PLEDGE RESTRICTIONS

No shares of stock of Handy shall be transferred or assigned. Whenever, for any reason, the Member transfers, attempts to transfer or disposes of any shares of Handy’s stock in violation of this prohibition (whether by sale, transfer, assignment, gift or in any other manner, except transfer by death), Handy shall repurchase the shares, at the price, and upon the conditions stated below.

Any disposition or attempted disposition of the shares of Handy (except transfers by death as stated in the Bylaws) shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of Handy or to claim or assert any of the rights of a shareholder of Handy.

No shares of any class of stock of Handy or any note payable by Handy to a Member shall be pledged, mortgaged, or hypothecated.

SECTION 4. REPURCHASE OF SHARES UPON MEMBERSHIP TERMINATION

Following written request by the Member, Handy will present to the Board of Directors a Member’s desire to have his stock repurchased and the Member Contract terminated. A Member’s stock may be repurchased as follows:

(a)	In the case of Class A Common Stock, the par value of the shares reduced by the amount of any setoff to which Handy may be entitled is to be paid in cash;

(b)

In the case of Class B Stock and Class C Common Stock, that portion of the purchase price to be paid by Handy which equals 20% or $3,000, whichever is greater, of the total value of the Class B and Class C Stock, will be paid immediately in cash, reduced by the amount of any setoff to which Handy may be entitled and either:

(i)	the remaining portion of the Class B and Class C Common Stock to be paid through a non-interest bearing note; or

(ii)	with immediate payment in cash at 85% of par value.

If the total portion of the repurchase which would otherwise be payable under the foregoing paragraphs in equal annual installments over a period of five years is less than $3,000, the entire repurchase will be paid by Handy in cash immediately at the time of the repurchase.

SECTION 5. REPURCHASE OF SHARES UPON OVERINVESTMENT

If at the end of a year a Member is over-invested by $4,000 or more in total shares of Class A, B and C Common Stock, then in the following year, the Board of Directors will offer to repurchase the total over-invested amount in Class B Common Stock at a price per share not to exceed $100 per share over a period of four years at a rate of ¼ of the over-invested amount per year.

Signature page to Subscription to Shares Agreement of Handy Hardware Wholesale, Inc.

WITNESS Member’s signature this the ___ day of ___________, 20	.

Taxpayer Name	__________________________
Business Name	___________________________

Member's Signature: _________________________

Owner__ Officer__

Member’s Name (Printed) ____________________

Title ______________________________________

Street Address ______________________________

Mailing Address _____________________________

City _______________ State ___ Zip Code _______

On this __day of __________, 20__, before me, [Notary], the above signed owner/officer, personally appeared___________________________________, known personally to me to be the ______________ of the above named business and acknowledge that as an owner/officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing as an owner/officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public_______________________
My Commission Expires______________

ACCEPTED this the _____ day of _______________, 20___, by HANDY HARDWARE WHOLESALE, INC. by its duly authorized agent.

HANDY HARDWARE WHOLESALE, INC.

By:	__________________________
Name:	__________________________
Title:	__________________________

APPENDIX F

Business Corporation Act

Part 5.

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions.

A.         Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions: (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise; (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise; (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B.         Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

(1)        the shares, or depository receipts in respect of the shares, held by the shareholder are part of a class or series, shares, or depository receipts in respect of the shares, of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a)	listed on a national securities exchange;

(b)        listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c)	held of record by not less than 2,000 holders;

(2)        the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3)        the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

(a)        shares, or depository receipts in respect of the shares, of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares, or depository receipts in respect of the shares, of which are:

(i)         listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

(ii)         approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(iii)	held of record by not less than 2,000 holders;

(b)	cash in lieu of fractional shares otherwise entitled to be received; or

(c)        any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions.

A.         Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a)    With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. In computing the fair value of the shares under this article, consideration must be given to the value of the corporation as a going concern without including in the computation of value any payment for a control premium or minority discount other than a discount attributable to the type of share held by the dissenting shareholder and any limitation placed on the rights and preferences of those shares. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b)        With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2)        Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

(3)        If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B.         If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C.         After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D.         The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E.         Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F.         The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G.         In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

A.         Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B.         Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C.         Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

APPENDIX G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-K/A

Amendment No. 1

Annual Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2005	Commission File Number 0-15708

HANDY HARDWARE WHOLESALE, INC.
(Exact name of Registrant)

TEXAS	74-1381875
(State of incorporation or organization)	(IRS Employer Identification No.

8300 Tewantin Drive Houston, Texas 77061 (713) 644-1495
(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $100.00 par value

(Title of Class)

Class B Common Stock, $100.00 par value

(Title of Class)

Preferred Stock, $100.00 par value

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

[	] Yes	[x ] No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

[	] Yes	☒ No

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☒ Yes	[	] No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer [	] Accelerated filer ☒ Non-accelerated filer

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐ Yes	☒ No

The aggregate market value of the voting and non-voting common equity held by nonaffiliates of the Registrant as of June 30, 2005 (computed by reference to the price at which the stock was sold) was $1,016,000 for Class A Common Stock (voting) and $8,395,900 for Class B Common Stock (non-voting).

The number of shares outstanding of each of the Registrant’s classes of common stock as of February 28, 2006, was 10,130 shares of Class A Common Stock, $100 par value, and 93,695 shares of Class B Common Stock, $100 par value.

Documents Incorporated by Reference

Not applicable.

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, originally filed on March 30, 2006 to include Part III, Items 10, 11, 12, 13 and 14 in the text of the Form 10-K rather than incorporating those items by reference from our 2006 annual meeting proxy statement, the filing of which will be delayed beyond 120 days. We have included officer certifications filed as Exhibits 31 and 32 bearing a more recent date. No other changes have been made to this Annual Report on Form 10-K/A.

TABLE OF CONTENTS

PART I

PART II

PART III

PART IV

Item 15.	Exhibits and Financial Statement Schedules	46

FORWARD LOOKING STATEMENTS

The statements contained in this Annual Report on Form 10-K (“Annual Report”) that are not historical facts are forward-looking statements as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, and therefore involve a number of risks and uncertainties. Such forward-looking statements may be or may concern, among other things, sales levels, the general condition of retail markets, levels of costs and margins, capital expenditures, liquidity, and competition. Such forward-looking statements generally are accompanied by words such as “plan,” “budget,” “estimate,” “expect,” “predict,” “anticipate,” “projected,” “should,” “believe,” or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management’s current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company’s financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company, including those regarding the Company’s financial results, levels of revenues, capital expenditures, and capital resource activities. Among the factors that could cause actual results to differ materially are: fluctuations of the prices received for or demand for the Company’s goods, amounts of goods sold for reduced or no mark-up, a need for additional labor or transportation costs for delivery of goods, requirements for capital; general economic conditions or specific conditions in the retail hardware business; weather conditions; competition; as well as the risks and uncertainties discussed in this Annual Report, including, without limitation, the portions referenced above and the uncertainties set forth from time to time in the Company’s other public reports, filings, and public statements.

PART I

Item 1.	Business

General Development of Business

Handy Hardware Wholesale, Inc. (“Handy Hardware” or the “Company”) was incorporated as a Texas corporation on January 6, 1961. Our principal executive offices and warehouse are located at 8300 Tewantin Drive, Houston, Texas 77061. The purpose of the Company is to provide the warehouse facilities and centralized purchasing services that allow participating independent hardware dealers (“Member-Dealers”) to compete more effectively in areas of price and service. The Company is owned entirely by its Member-Dealers and former Member-Dealers.

Handy Hardware is currently engaged in the sale to its Member-Dealers of products used in retail hardware, building material and home center stores as well as in plant nurseries, marine, industrial and automotive stores. In addition, the Company offers advertising and other services to Member-Dealers. We utilize a central warehouse and office facility located in Houston, Texas, and maintain a fleet of trailers owned by the Company and lease power units and trailers which are used for merchandise delivery. The Company offers merchandise to its Member-Dealers at its cost plus a markup charge, resulting generally in a lower price than an independent dealer can obtain on its own. However, Member-Dealers may buy merchandise from any source they desire. Over 92% of the Company’s Member-Dealers are located in Texas and adjacent states.

Products and Distribution

The Company buys merchandise from vendors in large quantity lots, warehouses the merchandise and resells it in smaller lots to its Member-Dealers. No individual Member-Dealer accounted for more than 1.8% of the sales of the Company during fiscal 2005. The loss of a single Member-Dealer or several Member-Dealers would not have a material adverse effect on the Company.

Often Member-Dealers may desire to purchase products that are not warehoused by the Company. In this instance, Handy Hardware will, when requested, purchase the product from the vendor and have it shipped directly to the Member-Dealer. Direct shipments from the vendor to Member-Dealers accounted for approximately 32% of the Company’s total sales during 2005 and 33% in 2004, while warehouse shipments accounted for approximately 68% of total sales in 2005 and 67% in 2004.

The Company’s total sales include 14 different major classes of merchandise. In 2005, 2004 and 2003, the Company’s total sales and total warehouse sales were divided among classes of merchandise listed below.

1

	Total Sales (1)			Warehouse Sales
Class of Merchandise	2005	2004	2003	2005	2004	2003

Plumbing Supplies	20%	19%	19%	24%	24%	23%
Building Materials	12	15	12	3	3	3
General Hardware	10	10	10	10	11	11
Paint Sundries	11	11	11	13	13	13
Electrical Supplies	10	10	10	13	13	12
Hand Tools	7	7	8	6	6	7
Lawn and Garden Products	7	7	8	9	9	10
Paint	4	4	4	5	5	5
Power Tools	3	3	4	2	2	2
Housewares & Related Supplies	4	3	3	4	4	4
Fasteners	3	3	2	1	1	1
Automotive After Market	3	3	3	3	4	3
Outdoor Products	3	3	2	3	3	2
Miscellaneous	3	2	4	4	2	4
	100%	100%	100%	100%	100%	100%

(1) These amounts include direct sales and warehouse sales.

Because the primary purpose of the Company is to provide its Member-Dealers with a low cost buying program, markups are kept as low as possible, although at a level sufficient to provide adequate capital to pay the expenses of the Company, improve the quality of services provided to the Member-Dealers and finance the increased inventory and warehouse capacity required to support the Member-Dealers’ needs. We have a program for Member-Dealers to make direct sale purchases from our vendors at the Company’s cost with no markup, excluding purchase discounts and manufacturers’ rebates.

Most Member-Dealers have a computer terminal at their hardware store that provides a direct link to the offices of the Company. Orders placed by Member-Dealers go directly into the Company computer where they are compiled and processed on the day received. The appropriate merchandise is gathered from the warehouse for delivery to the Member-Dealer.

In 2005 the Company maintained a 95.5 percent service level (the measure of the Company’s ability to meet Member-Dealer orders out of current stock), as compared to service levels of 95.8 percent in 2004 and 96.3 percent in 2003. Inventory turnover was 5.5 times during 2005, 5.6 times in 2004 and 5.8 times in 2003. The slight decrease in service level and inventory turnover can be attributed to a continuing emphasis on purchasing inventory in larger quantities to keep prices competitive for Member-Dealers, but which impacts lead times, service levels and inventory turns.

2

Member-Dealer Services and Advertising

The Company employs a staff of eleven full-time account representatives who visit Member-Dealers to advise them on display techniques, location surveying, inventory control, promotional sales, advertising programs and other Member-Dealer services available to them through the Company. These account representatives are also responsible for selling the Company’s program to new Member-Dealers.

The Company offers Member-Dealers an electronic ordering system that can assist them in placing orders, receiving price changes, tracking promotions and processing invoice transactions electronically. In addition, the Company provides Member-Dealers with an inventory catalog which is available in paper or CD-ROM format.

The Company has participated in newspaper advertising programs, and has assisted in the preparation and distribution of sales circulars utilized by Member-Dealers. The Company has a computerized circular program which allows the Member-Dealer to customize its own unique advertising circular, utilizing its individual inventory and targeting its particular market. In addition, the system tracks available vendor cooperative funds, allowing the Member-Dealer to deduct such cooperative claims from the cost of the circular program.

Suppliers

The Company purchases merchandise from various vendors, depending upon product specifications and Member-Dealer requirements. Approximately 2,000 vendors supplied merchandise to the Company during 2005. The Company has no significant long-term contract with any vendor. Most of the merchandise purchased by the Company is available from several vendors and manufacturers, and no single vendor or manufacturer accounted for more than 2.7% of the Company’s total purchases during 2005. The Company has not in the past experienced any significant difficulties in obtaining merchandise and does not anticipate any such difficulty in the foreseeable future.

All of the Company’s products have warranties at various levels by the manufacturers, whose warranties are passed on to the Member-Dealers. In addition, the Company maintains product liability insurance which the Company believes is sufficient to meet its needs.

Employees

As of December 31, 2005, the Company had 367 full-time employees, of which 68 were in management or administrative positions and 299 were in warehouse, office or delivery operations. Company employees are not represented by any labor unions. The Company believes its employee relations are satisfactory and it has experienced no work stoppage as a result of labor disputes.

Handy Hardware Name

The Company licenses the “Handy Hardware Stores” name to Member-Dealers at no additional charge. This Handy Hardware name has been registered in all of the states in which the Company’s Member-Dealers are located. Although most of the Member-Dealers choose their own store name, many Member-Dealers display the Handy Hardware name on decals on storefronts and inside stores. The Handy Hardware name is also used in advertising programs organized by Handy Hardware. The Company believes that this name is useful to its operations, but also believes that the loss of ability to utilize this name would not have a material adverse effect upon the business of the Company. In addition, the Company has a registered trademark “H-Bolt” logo. The Company also believes that this trademark is useful to its operations but that the loss of ability to use this trademark would not materially affect the Company.

3

Capitalization by Member-Dealers

In order to become a Handy Hardware Member-Dealer, an independent hardware dealer must enter into a Dealer Contract with the Company. In addition, a Member-Dealer must enter into a Subscription Agreement with the Company for the purchase of 10 shares of Handy Hardware Class A Common Stock, $100 par value per share (“Class A Common Stock”), with an additional agreement to purchase a minimum number of shares of Class B Common Stock, $100 par value per share (“Class B Common Stock”), and Preferred Stock, $100 par value per share (“Preferred Stock”). All shares of the Company’s stock have a purchase price of $100 per share.

In order to collect funds from Member-Dealers to purchase the required Class B Common Stock and Preferred Stock, an additional charge equal to 2% of the Member-Dealer’s warehouse purchases from the Company’s inventory is invoiced on each statement. This 2% charge was originally created to cover the Company’s operational expenses. Even though this charge now only covers less than 10% of the Company’s operational expenses, Handy has chosen to keep the percentage at 2% to benefit its Member-Dealers. The Company accumulates the funds from this 2% charge for each Member-Dealer to use for its purchase of Class B Common Stock and Preferred Stock. On an annual basis, the Company calculates each Member-Dealer’s desired stock ownership level; however, if a Member-Dealer’s actual stock ownership at year-end is equal to or exceeds its desired stock ownership level, the Member-Dealer is exempt from the 2% charge for a one year period.

Affiliated Member-Dealers

If one or more individuals who control an existing Member-Dealer opens a new store which will also be a Member-Dealer, the new Member-Dealer is required to make an initial purchase of 10 shares of Preferred Stock rather than 10 shares of Class A Common Stock. In all other respects, however, the Company will treat the new Member-Dealer as an entirely separate entity for purposes of determining required stock purchases. The Company will calculate a separate desired stock ownership for the new Member-Dealer and will maintain a separate account for purchase funds paid by the new Member-Dealer.

Competition

The wholesale hardware industry in which the Company operates is highly competitive. The Company competes primarily with other dealer-owned wholesalers, cooperatives and independent wholesalers. The business of the Company is characterized by a small number of national companies that dominate the market, and a number of regional and local companies that compete for a limited share of the market. The Company considers itself a regional competitor. Competition is based primarily on price, delivery service, product performance and reliability. The Company’s management believes that it competes effectively in each of these areas, and that proximity to the markets it serves is of special importance to its ability to attract business in those regions.

Seasonality

The Company’s quarterly net earnings traditionally vary based on the timing of events which affect the Company’s sales. Traditionally, first and third quarter earnings have been negatively affected by the increased level of direct sales (with no markup) resulting from the Company’s semiannual trade show always held in the first and third quarters. However, the Company’s overall sales levels increase during the trade shows, which typically offsets the negative effect of the increased level of direct sales. In addition, the timing difference in the receipt of discounts, rebates and miscellaneous income, as well as changes in the weather and economic conditions in the Company’s selling territories, can cause the Company’s net earnings per quarter to vary substantially from year to year. For example, during 2005 the cumulative effect of timing differences of purchase discounts, as well as improved economic conditions in all of our selling territories, contributed to the increase in 2005 net earnings. Sales during the fourth quarter are often lower, as hardware sales are slowest during the winter months preceding ordering for significant sales in the spring.

4

Item 1A. Risk Factors

HANDY’S SUCCESS DEPENDS ON THE SUCCESS OF ITS MEMBER-DEALERS IN THE RETAIL MARKETPLACE.

The success of Handy is dependent upon continued support from its Member-Dealers in the form of merchandise purchases for their retail outlets to generate positive net margin and cash flow for Handy. The retail hardware industry is characterized by intense competition. Independent hardware retailers, such as Handy Member-Dealers must remain competitive with the so-called “Big Box” stores such as Home Depot and Lowe’s, as well as the diversified retailers such as Wal-Mart. These retail competitors may have greater resources, larger market shares and more widespread presence than Handy Member-Dealers. The success of Handy is highly dependent upon the success of its Member-Dealers’ retail and industrial outlets in the marketplace.

THERE IS NO MARKET FOR HANDY’S STOCK, THE COMMON STOCK IS SUBJECT TO VARIOUS RESTRICTIONS AND INVESTORS MAY NOT BE ABLE TO SELL THEIR STOCK.

Handy is not publicly traded, so there is currently no trading market for any of its stock and Handy does not foresee a market developing at any time in the future. Therefore, investors may only liquidate their investment in the stock by having that stock redeemed by Handy. Member-Dealers may not transfer or hypothecate its shares of Class A Common Stock without first offering the shares to Handy at par value, which is also the purchase price of $100. Class B Common Stock and Preferred Stock are repurchased at par value in an amount equal to the grater of $3,000 or 20% of the aggregate par value of such shares. The balance of the Class B Common Stock and Preferred Stock are repurchased at either: (1) 100% of par value, with payment on a deferred basis, with interest over a five-year period; or (2) at 85% of par value, with immediate payment. There is no assurance that Handy will maintain such repurchase practices, which could be discontinued without notice at any time.

HANDY HAS OUTSTANDING DEBT THAT IS SENIOR TO THE STOCK AND IN THE EVENT OF THE BUSINESS FAILURE OF HANDY, IT MAY NOT HAVE SUFFICIENT ASSETS TO REDEEM THE STOCK.

Handy is financed by debt capital obtained from various external sources principally under its asset-based revolving credit facility (“Bank Facility”). A Member-Dealer’s stock is subordinate to senior, secured debt, trade creditors and other unsecured liabilities and subordinated debt of Handy. In the event of the business failure of Handy, there may not be sufficient assets to redeem all or a portion of the stock after payment of Handy debt and other liabilities.

Item 1B. Unresolved Staff Comments

None.

Item 2. Properties

The Company’s 560,000 square foot warehouse and administrative and marketing offices are located on 25.2 acres of land in Houston, Texas. The Company’s property has convenient access to the major freeways necessary for the shipment of products to and from the warehouse facility. Management believes that the current facility will be sufficient to serve the needs of the Company for the foreseeable future.

5

Item 3.	Legal Proceedings

To the Company’s knowledge, there are no pending or threatened legal proceedings which would have a material effect on the Company’s financial position, results of operation or its assets.

Item 4.	Submission of Matters to a Vote of Security Holders

The Company did not submit any matter to a vote of security holders, through the solicitation of proxies or otherwise, during the fourth quarter of 2005.

PART II

Item 5.   Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

There is no established public trading market for any class of Handy Hardware’s capital stock. Each Member-Dealer enters into a Subscription Agreement with the Company whereby it purchases 10 shares of Class A Common Stock or, in certain cases, 10 shares of Preferred Stock, from the Company. In addition, the Member-Dealer agrees to purchase a minimum number of shares of Class B Common Stock and Preferred Stock pursuant to a formula based upon merchandise purchased by the Member-Dealer from Handy Hardware. Holders of Class A Common Stock may not transfer those shares to a third party without first offering to sell them back to the Company. There are no restrictions on the transfer of the Company’s Class B Common Stock or Preferred Stock. All shares of the equity securities of the Company are, to the best knowledge of the Company, owned by Member-Dealers or former Member-Dealers of the Company or affiliates of such Member-Dealers. In the past the Company has acquired all the stock that former Member-Dealers have offered back to the Company, paying par value in cash for the Class A Common Stock and acquiring Class B Common Stock and Preferred Stock at par value on an installment sale basis. There is no assurance that Handy Hardware will maintain such practices, which could be discontinued without notice at any time. Other than as described above, the Company is not aware of the existence of a trading market for any class of its equity securities.

Shares of the Company’s Class A Common Stock are the only shares of capital stock with voting rights. A Member-Dealer receives one vote for each share of Class A Common Stock it owns. The number of record holders of each class of the Company’s Common Stock at February 28, 2006, was as follows:

Description	Number of Holders
Class A Common Stock (Voting), $100 par value	968
Class B Common Stock (Non-Voting), $100 par value	1,012

The Company has never paid cash dividends on either class of its Common Stock and does not intend to do so in the foreseeable future. For information concerning dividends paid on the Company’s Preferred Stock, see Items 6 and 8 below.

6

Equity Compensation Plan Information

The Company does not have any equity compensation plans or individual compensation arrangements under which the Company’s equity securities may be issued in exchange for goods or services as described in Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

The following table summarizes the Company’s purchase of all classes of equity securities during the three months ended December 31, 2005.

ISSUER PURCHASES OF EQUITY SECURITIES

Period		(a) Total Number of Shares (or Units) Purchased		(b) Average Price Paid Per Share (or Unit)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs (1)	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that May Yet Be Purchased Under the Plans or Programs
October	1-31, 2005	Class A Common Stock	80	$100.00	N/A	N/A
		Class B Common Stock	350
		Preferred Stock	434
		Total	864 shares
November	1-30, 2005	Class A Common Stock	10	$100.00	N/A	N/A
		Class B Common Stock	55
		Preferred Stock	55
		Total	120 shares
December	1-31, 2005	Class A Common Stock	100	$100.00	N/A	N/A
		Class B Common Stock	340
		Preferred Stock	340
		Total	780 shares
Total		1,764 shares		$100.00	N/A	N/A

(1) We do not have any publicly announced repurchase programs. These shares were repurchased when ownership exceeded desired levels or upon the retirement of Member-Dealers from our buying group.

7

Item 6.	Selected Financial Data

The following table provides selected financial information for the five years ended December 31, 2005, derived from financial statements that have been examined by independent public accountants. The table should be read in conjunction with “Management’s Discussion and Analysis” below and the financial statements and the notes thereto included in Item 8.

	Year Ended December 31,
	2005	2004	2003	2002	2001
Operating Income Data:
Net Sales	$218,853,463	$198,327,611	$189,068,660	$186,449,447	$178,503,543
Total Revenue	225,376,644	203,618,053	194,093,467	190,989,139	182,617,439
Total Expenses	223,147,741	201,876,049	192,765,454	190,005,803	182,006,236
Net Earnings	1,379,921	1,120,628	851,077	614,096	389,075
Preferred Stock Dividends Paid	619,712	572,724	524,193	491,484	635,737
Net Earnings (Loss) Applicable to Common Stockholders	760,209	547,904	326,884	122,612	(246,662)
Net Earnings (Loss) Per Share of Class A and Class B Common Stock	7.30	5.52	3.51	1.39	(3.03)
Total Comprehensive Earnings (Loss)	$762,185	$555,035	$351,315	$75,486	$(292,937)

	Year Ended December 31,
	2005	2004	2003	2002	2001
Balance Sheet Data:
Current Assets	$40,517,272	$35,065,189	$33,559,671	$30,776,898	$31,814,422
Property (Net of Accumulated Depreciation)	14,761,111	15,033,352	15,106,190	15,902,215	16,776,391
Other Assets	233,284	320,741	432,282	436,638	698,012
Total Assets	$55,511,667	$50,419,282	$49,098,143	$47,115,751	$49,288,825

Current Liabilities	$22,861,924	$22,501,930	$22,646,478	$22,183,037	$25,055,255
Noncurrent Liabilities	3,596,712	1,130,915	998,391	1,301,712	1,647,733
Stockholders’ Equity	29,053,031	26,786,437	25,453,274	23,631,002	22,585,837
Total Liabilities and Stockholders’ Equity	$55,511,667	$50,419,282	$49,098,143	$47,115,751	$49,288,825

8

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

In 2005, Handy Hardware continued to accomplish several goals, which resulted in a year of significant sales increases. The Company has been widening its offering of products in order to give Member-Dealers more variety in what they can offer to their customers. The Company also is looking into expanding its presence geographically to attract more Member-Dealers, which would allow for Handy to maintain its low prices offered to Member-Dealers. As a result of an increase in sales due to Hurricanes Katrina and Rita and strong spring and fall trade shows in 2005, the Company had the biggest net sales increase in eight years of over $20,526,032.

Material Changes in Results of Operations

Net Sales. With a strong economy and the recovery efforts taking place in the aftermath of two significant hurricanes in our selling territories, the Company’s net sales growth continued throughout 2005. Net sales in 2005 increased 10.3% ($20,526,032) over 2004 net sales, compared to a 4.9% sales growth rate ($9,258,951) of net sales in 2004 over 2003 levels. Net sales growth during 2005 was mainly attributable to an increase in sales following the two hurricanes, marketing initiatives to help Member-Dealers maintain their competitiveness in their selling territories, as well as strong increases in regular sales and sales generated from our spring and fall trade shows. The sales increased in spite of a slight decrease in the number of Member-Dealers for the past three years primarily because in 2003 the Company began to focus on increasing sales per Member-Dealer, in part by tightening its membership standards. No single Member-Dealer represents more than 1.8% of our net sales.

Although the Company’s annual sales growth has been relatively steady for the past three years, sales growth varies from territory to territory in any given period. During 2005, sales in all eleven of our selling territories were more robust than in the same period in 2004. Texas territories represented approximately 62% of net sales.

Net Material Costs. Net material costs during 2005 were $193,271,452, compared to $175,055,042 in 2004 and $168,166,289 in 2003. Net material costs for 2005 increased 10.4% over the level of those costs in 2004, compared to an increase in net material costs in 2004 of 4.1% over 2003 levels. For 2005, the percentage increase in net material costs (10.4%) was about equal to the percentage increase in net sales (10.3%). In 2004, the percentage increase in net material costs of 4.1% was lower than the percentage increase in net sales during 2004 (4.9%) from 2003 levels. Net material costs as a percentage of net sales have remained fairly constant: 88.3% of net sales in both 2005 and 2004 and 89.9% of 2003 net sales.

Payroll Costs. Payroll costs during 2005 increased $878,740 (8.1%) over 2004 levels, compared to an increase in payroll costs during 2004 of $561,067 (5.4%) over 2003 levels. The 2005 increase was primarily due to salary increases needed to attract or retain high-quality employees. Payroll costs as a percentage of each of total expenses and net sales remained fairly constant for 2005, 2004 and 2003.

Other Operating Costs. In 2005, other operating costs increased $2,140,370 (13.5%) from 2004 levels compared to a lower increase in 2004 of $1,657,069 (11.7%) from 2003 levels. The more significant increase in 2005 can be attributed primarily to a larger increase in warehouse and delivery expenses, most significantly an increase in fuel costs of $768,017, an increase in the cost of rental equipment of $118,662 and an increase of warehouse and delivery supplies (pallets, totes, shrink-wrap, etc.) of approximately $112,776. In addition, advertising expense increased by $277,493 as a result of the Company absorbing a larger percentage of the cost of dealer circulars. These four expenses accounted for 60% of the total increase.

9

Net Earnings

While net sales for 2005 increased $20,526,032 (10.3%) over net sales for 2004, net material costs for 2005 grew by $18,216,410 (10.4%) over 2004 levels, causing gross margin for 2005 to increase by $2,309,622 (9.9%), as compared to the increase in gross margin for 2004 of $2,370,198 (11.3%). In addition, sundry income for 2005 increased $1,232,559 (23.3%) over 2004 levels. During 2005, however, a rise in payroll costs and an increase in other operating costs partially offset the increase in gross margin and sundry income, with the result that net earnings before taxes for 2005 increased $486,899 over net earnings for 2004. After-tax net earnings, combined with dividends on preferred stock and other comprehensive earnings, resulted in total comprehensive earnings of $762,185 in 2005, compared to a total comprehensive earnings of $555,035 in 2004, a difference of $207,150.

Net earnings per share for 2005 increased 32.2% to $7.30 in 2005 from $5.52 in 2004. The increase is primarily due to net earnings in 2005 being approximately 23.1% higher than net earnings in 2004, partially offset by a $46,988 increase in dividends paid in 2005 over 2004 levels. In 2005, net earnings exceeded dividends by $760,209 (122.7%), while in 2004 net earnings exceeded dividends by $547,904 (95.7%).

The variation in the Company’s earnings per share from year to year results from the Company’s commitment to price its merchandise in order to deliver the lowest cost buying program for Member-Dealers, which often results in lower net earnings for the Company. Because virtually all of the Company shareholders are also Member-Dealers, these trends benefit the individual shareholders of the Company who purchase the Company’s merchandise. Therefore, there is no demand from shareholders that the Company focus greater attention upon earnings per share.

Material Changes in Financial Condition and Liquidity

In 2005, Handy Hardware maintained its financial condition and its ability to generate adequate amounts of cash while continuing to make significant investments in inventory, warehouse facilities, delivery equipment and computer software and hardware to better meet the needs of its Member-Dealers. However, net cash provided by the Company’s operating activities may vary substantially from year to year. These variations result from (i) the state of the regional economy in the Company’s selling territories, (ii) payment terms the Company offers to its Member-Dealers for merchandise, (iii) payment terms available to the Company from its suppliers, and (iv) the timing of promotional activities such as the Company’s fall trade show.

During 2005 there was an increase of $484,145 in the Company’s cash. The Company generated $364,294 of cash flow from operating activities, compared to cash flow used for operating activities in 2004 of $1,157,127 and cash flow used for operating activities in 2003 of $3,018,459. The operating cash inflow in 2005 was principally attributable to a significant increase in net earnings, accounts payable and accrued expenses payable. These positive influences on cash flow were only partially offset by the negative effects on cash flow from an increase in accounts receivable and inventory.

In 2005, net earnings and other comprehensive earnings combined were $254,138 more than the combined total in 2004 (2005 - $1,381,897 vs. 2004 - $1,127,759). This 22.5% increase was mainly attributable to a 9.9% increase in gross margin and a 23.3% increase in sundry income.

Accounts payable increased $1,555,492 during 2005 compared to a decrease of $2,211,924 in 2004. This disparity when comparing these two periods is primarily attributable to variances in extended payment terms offered by vendors and the timing of the Company’s fall market.

In 2005, accrued expenses payable increased $760,177 as compared to a decrease of $199,436 in 2004. The increase in 2005 can be attributed to 2005 property tax of $1,062,653 which was not paid until January 2006.

10

Accounts receivable in 2005 increased by $2,794,958 as compared to a decrease of $644,688 in 2004, a net change of $3,439,646. The increase in accounts receivable levels during the year is attributable to variances in extended payment terms offered to Member-Dealers at the fall trade show and Member-Dealers in the hurricane affected areas, and the increase in sales resulting from the increase in demand for product following the two devastating hurricanes that affected several of our selling territories. The accounts receivable turnover ratio for fiscal year 2005 was 12.43 as compared to 13.58 for 2004.

In 2005, inventory increased $2,311,344 compared to an increase of $1,769,437 in 2004. In 2005, management continued its strategy to increase the breadth and depth of inventory to better meet the needs of our Member-Dealers. In addition, inventory was increased to meet the needs of our Member-Dealers in hurricane affected areas. The Company ended both 2005 and 2004 with an excess of 42,000 stockkeeping units. The inventory turnover ratio for the fiscal year 2005 was 5.5 turns as compared to 5.6 turns for fiscal year 2004.

Net cash provided by financing activities was $1,069,397 in 2005, as compared to $2,526,728 in 2004 and to $3,070,384 in 2003. The decrease in 2005 from 2004 was principally attributable to an increase of repayments made on the Company’s line of credit of $3,175,000 (2005 repayments were $65,555,000 and 2004 repayments were $62,380,000).

The Company’s continuing ability to generate cash to fund its activities is highlighted by three key liquidity measures — working capital, current ratio (current assets to current liabilities) and long-term debt as a percentage of capitalization, as shown in the following table:

	DECEMBER 31,
	2005	2004	2003

Working Capital	$17,655,348	$12,563,259	$10,913,193

Current Ratio	1.77 to 1	1.56 to 1	1.48 to 1

Long-Term Debt as Percentage of Capitalization	12.4%	4.2%	3.9%

In 2006, the Company expects to further expand its existing customer base in its non-core selling territories by increasing its efforts to sell its program to new Member-Dealers. The Company will finance this expansion with anticipated growth in revenues from sales to the new Member-Dealers in these selling territories and with receipts from sales of stock to new and current Member-Dealers. The Company expects that expansion in these selling territories will have a beneficial effect on its ability to generate cash to meet its funding needs.

11

Contractual Commitments and Obligations

Our contractual obligations for the next five years and thereafter are as follows:

	Year Ended December 31,
	2006	2007	2008	2009	2010	Thereafter	Total
Contractual Obligation: (1)
None-cancelable Operating Leases	$768,899	$636,709	$562,542	$450,560	$256,000	$53,658	$2,728,368

Credit Facility which expires in April 2007 (2)	(2)	(2)	--	--	--	--	--

Notes Payable – Stock	26,600	150,440	17,500	120,520	55,400	-0-	370,460

Notes Payable – Vendor Consignment	-0-	-0-	-0-	-0-	-0-	211,871	211,871

Non-cancelable Capital Leases	31,039	27,756	28,578	29,423	30,294	47,131	194,221

	$826,538	$814,905	$608,620	$600,503	$341,694	$312,600	$3,504,920

_____________________

1.

Excludes any obligation to repurchase shares which is discussed above in Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” and below in Note 8 to the Financial Statements.

2.

There was $5,000,000 outstanding on the Company’s credit facility at December 31, 2005 and no outstanding balance on March 13, 2006. The amounts outstanding under the credit facility fluctuate on a daily basis.

12

Capital Resources

Over the past five years, the Company’s investments in plant and equipment have amounted to more than $7.8 million and have provided the Company with the capacity for growth to meet Member-Dealers’ increasing demand for merchandise and expanded services. Management intends to continue to invest prudently at levels commensurate with the anticipated market expansion and needs of current Member-Dealers.

During 2005, the Company invested $980,448 in plant and equipment, with $287,020 (29.3%) used to upgrade computer equipment and purchase order entry terminals, with $278,537 (28.4%) used to purchase trailers, with $213,530 (21.8%) used to purchase warehouse equipment, with $127,051 (12.9%) used to upgrade the Company’s auto fleet. The remainder was used to upgrade the Company’s building facility ($3,058) and to purchase office furniture and equipment ($71,252) (21.8%).

The Company has budgeted approximately $340,000 for 2006 capital expenditures. Of this amount, the Company will use approximately $160,000 to upgrade the Company’s computer system, $100,000 to improve the Company’s fleet of automobiles, $10,000 to upgrade the Company’s office equipment and $70,000 to purchase warehouse equipment.

We have an unsecured $10 million revolving line of credit due April 30, 2007 with J.P. Morgan Chase Bank, which we use from time to time for our working capital and other financing needs. No principal is required to be paid prior to the maturity date. As of December 31, 2005, the Company owed $5,000,000 on the line of credit. During 2005, we borrowed $65,555,000 and repaid $65,555,000 under our line of credit. We make monthly interest payments on the outstanding balance of our line of credit. For the year 2005, our interest payment was $97,819. Our average outstanding balance on our line of credit for 2005 was $2,313,658.

The Company’s cash position of $1,873,207 at December 31, 2005 is anticipated to be sufficient to fund budgeted 2006 capital expenditures. The Company may, however, utilize some third party financing, including the Company’s existing credit sources, to increase inventory throughout the year to meet Member-Dealer needs.

Off-Balance Sheet Arrangements

As of December 31, 2005, the Company did not have any off-balance sheet arrangements, as defined by Item 303(a)(4) of Regulation S-K promulgated by the Securities and Exchange Commission.

Critical Accounting Policies

The following summarizes several of the Company’s critical accounting policies. The Company’s significant accounting policies are also included in Note 1 to the Company’s Consolidated Financial Statements.

Inventories. Inventories are valued at the lower of cost or market, determined on a first in, first out basis, with proper adjustments made for old or obsolete merchandise.

Revenue Recognition. The Company recognizes revenues and receivables when merchandise is shipped or services are rendered, and expenses are recognized when the liability is incurred.

13

Allowance for Doubtful Accounts. The allowance for doubtful accounts is based upon a three year average of bad debt expense recognized by the Company in the most recent three fiscal years.

Other Events

We have taken initial steps that would allow us to propose to our shareholders a recapitalization of the Company in order to operate as a cooperative under Subchapter T of the Internal Revenue Code. We are pursuing with the SEC a “no-action” letter which is a necessary step to our terminating our reporting as a public company. If we are successful in this course and recapitalize the Company, member-dealers would no longer receive quarterly or annual SEC reports. However, we would continue to provide annual audited financial statements to member-dealers. The principal reason for undertaking this effort is the increased costs of being a public company, particularly the cost of complying with Section 404 of the Sarbanes Oxley Act regarding documentation, assessment and attestation as to effectiveness of our internal controls over financial reporting. Any such recapitalization is subject to receipt of a “no-action” letter from the SEC and a proxy statement whereby the shareholders must approve the recapitalization by a two thirds (66.6%) vote.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

The Company’s Credit Agreement with JPMorgan Chase Bank provides for a fluctuating interest rate of prime rate minus one and three-quarter percent (1.75%) or the London Interbank Offering Rate (“LIBOR”) plus one and one-quarter percent (1.25%), at the Company’s election. The interest rate in effect as of December 31, 2005 was 5.5% and the weighted average interest rate in effect during 2005 was 4.38%. Based on the December 31, 2005 outstanding balance of $5,000,000 under the line of credit, if the interest rate on the line of credit increased by an average of one percent (1%) over the December 31, 2005 rate, the Company’s interest expense for the next twelve months would increase by approximately $50,000. The Company does not own, nor have an interest in, any other market risk sensitive instruments.

Item 8. Financial Statements and Supplementary Data

14

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Handy Hardware Wholesale, Inc.
Houston, Texas

We have audited the accompanying balance sheet of Handy Hardware Wholesale, Inc. as of December 31, 2005, and the related statements of earnings, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Handy Hardware Wholesale, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP
February 10, 2006
Houston, Texas

15

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Handy Hardware Wholesale, Inc.
Houston, Texas

We have audited the accompanying balance sheets of Handy Hardware Wholesale, Inc., as of December 31, 2004, and the related statements of earnings, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Handy Hardware Wholesale, Inc., as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

This report is a copy of the report issued by the predecessor auditor. The predecessor auditor has discontinued performing auditing and accounting services for SEC Financial Statements.

CLYDE D. THOMAS & COMPANY, P. C.

Certified Public Accountants

June 9, 2005

Pasadena, Texas

16

HANDY HARDWARE WHOLESALE, INC.

BALANCE SHEETS

	DECEMBER 31,
	2005	2004
ASSETS

CURRENT ASSETS
Cash	$ 1,873,207	$ 1,389,062
Accounts Receivable – net of subscriptions receivable and allowance for doubtful accounts	13,724,096	10,929,138
Notes Receivable	289	953
Inventory	24,633,146	22,321,802
Deferred Compensation Funded	84,026	80,159
Prepaid Expenses	202,508	105,644
Prepaid Income Tax	-0-	238,431
	$40,517,272	$35,065,189
PROPERTY, PLANT AND EQUIPMENT
At Cost, Less Accumulated Depreciation of $8,790,925 (2005) and $7,682,646 (2004)	$14,761,111	$15,033,352

OTHER ASSETS
Notes Receivable	$ 211,871	$ 221,492
Intangible Assets Less Accumulated Amortization of $2,881 (2005) and $1,676 (2004)	16,188	15,468
Deferred Compensation Funded	-0-	80,159
Prepaid Expenses	5,225	3,622
	$ 233,284	$ 320,741
TOTAL ASSETS	$55,511,667	$50,419,282

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Notes Payable – Line of Credit	$ 2,500,000	$ 5,000,000
Notes Payable – Stock	26,600	51,060
Notes Payable – Capital Lease	31,039	9,780
Accounts Payable – Trade	18,662,864	17,107,372
Accrued Expenses	1,013,736	253,559
Deferred Compensation Payable	84,026	80,159
Income Taxes Payable	543,659	-0-
	$22,861,924	$22,501,930
NONCURRENT LIABILITIES
Notes Payable – Line of Credit	$ 2,500,000	$ -0-
Notes Payable – Stock	343,860	319,141
Notes Payable – Capital Lease	163,182	-0-
Notes Payable – Vendor Consignment Merchandise	211,871	221,203
Deferred Compensation Payable	-0-	80,159
Deferred Income Taxes Payable	377,799	510,412
	$3,596,712	$1,130,915
TOTAL LIABILITIES	$26,458,636	$23,632,845

17

HANDY HARDWARE WHOLESALE, INC.

BALANCE SHEETS (CONTINUED)

	DECEMBER 31,
	2005	2004
STOCKHOLDERS’ EQUITY
Common Stock, Class A, authorized 30,000 shares, $100 par value per share, issued 10,170 & 10,200 shares	$ 1,017,000	$ 1,020,000
Common Stock, Class B, authorized 200,000 shares, $100 par value per share, issued 93,978 & 86,611 shares	9,397,800	8,661,100
Common Stock, Class B, Subscribed, 4,880.00 & 4,867.26 shares	488,000	486,726
Less Subscriptions Receivable for Class B Common Stock	(37,700)	(33,308)
Preferred Stock, 7.25% Cumulative, authorized 200,000 shares, $100 par value per share, issued 96,574.25 & 89,191.25 shares	9,657,425	8,919,125
Preferred Stock, Subscribed, 4,880.00 & 4,867.26 shares	488,000	486,726
Less Subscriptions Receivable for Preferred Stock	(37,699)	(33,308)
Paid in Surplus	638,574	599,930
	$21,611,400	$20,106,991

Retained Earnings exclusive of other comprehensive earnings (loss)	7,440,128	6,679,919
Retained Earnings applicable to other comprehensive earnings (loss)	1,503	(473)
	7,441,631	6,679,446

Total Stockholders’ Equity	$29,053,031	$26,786,437

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$55,511,667	$50,419,282

See accompanying summary of accounting policies and notes to financial statements.

18

HANDY HARDWARE WHOLESALE, INC.

STATEMENTS OF EARNINGS

	YEARS ENDED DECEMBER 31,
	2005	2004	2003
REVENUES
Net Sales	$218,853,643	$198,327,611	$189,068,660
Sundry Income	6,523,001	5,290,442	5,024,807
TOTAL REVENUE	$225,376,644	$203,618,053	$194,093,467

EXPENSES
Net Material Costs	$193,271,452	$175,055,042	$168,166,289
Payroll Costs	11,742,551	10,863,811	10,302,744
Other Operating Costs	18,010,536	15,870,166	14,213,097
Interest Expense	123,202	87,030	83,324
TOTAL EXPENSES	$223,147,741	$201,876,049	$192,765,454

EARNINGS BEFORE PROVISION FOR INCOME TAX	$2,228,903	$1,742,004	$1,328,013

PROVISION FOR INCOME TAX	848,982	621,376	476,936

NET EARNINGS	$1,379,921	$1,120,628	$ 851,077

LESS DIVIDENDS ON PREFERRED STOCK	619,712	572,724	524,193

NET EARNINGS APPLICABLE TO COMMON STOCKHOLDERS	$ 760,209	$ 547,904	$ 326,884

NET EARNINGS PER SHARE OF COMMON STOCK, CLASS A & CLASS B	$ 7.30	$ 5.52	$ 3.51

OTHER COMPREHENSIVE EARNINGS
Unrealized Gain on Securities	$ 2,994	$ 10,804	$ 37,017
Provision for Income Tax	1,018	3,673	12,586
Other Comprehensive Earnings Net of Tax	$ 1,976	$ 7,131	$ 24,431

TOTAL COMPREHENSIVE EARNINGS	$ 762,185	$555,035	$351,315

See accompanying summary of accounting policies and notes to financial statements.

19

HANDY HARDWARE WHOLESALE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	YEARS ENDED DECEMBER 31,
	2005	2004	2003
COMMON STOCK, CLASS A $100 PAR VALUE
Balance at January 1,	$1,020,000	$1,020.000	$1,025,000
Stock issued (year 2005 – 540 shares)	54,000	73,000	63,000
Stock canceled (year 2005 – 570 shares)	(57,000)	(73,000)	(68,000)
Balance at December 31,	$1,017,000	$1,020,000	$1,020,000

COMMON STOCK, CLASS B $100 PAR VALUE
Balance at January 1,	$8,661,100	$8,276,200	$7,547,500
Stock issued (year 2005 – 9,886 shares)	988,600	940,300	898,800
Stock canceled (year 2005 – 2,519 shares)	(251,900)	(555,400)	(170,100)
Balance at December 31,	$9,397,800	$8,661,100	$8,276,200

COMMON STOCK, CLASS B, SUBSCRIBED
Balance at January 1,	$486,726	$517,465	$509,995
Stock subscribed	983,774	871,661	877,170
Transferred to stock	(982,500)	(902,400)	(869,700)
Balance at December 31,	$488,000	$486,726	$517,465
Less subscription receivable	(37,700)	(33,308)	(32,938)
Total	$450,300	$453,418	$484,527

PREFERRED STOCK, 7.25% CUMULATIVE $100 PAR VALUE
Balance at January 1,	$8,919,125	$8,555,000	$7,833,200
Stock issued (year 2005 – 10,046 shares)	1,004,600	959,725	904,400
Stock canceled (year 2005 – 2,663 shares)	(266,300)	(595,600)	(182,600)
Balance at December 31,	$9,657,425	$8,919,125	$8,555,000

PREFERRED STOCK, 7.25% CUMULATIVE SUBSCRIBED
Balance at January 1,	$486,726	$517,465	$509,995
Stock subscribed	983,774	871,661	877,170
Transferred to stock	(982,500)	(902,400)	(869,700)
Balance at December 31,	$488,000	$486,726	$517,465
Less subscription receivable	(37,699)	(33,308)	(32,938)
Total	$450,301	$453,418	$484,527

PAID IN CAPITAL SURPLUS
Balance at January 1,	$599,930	$508,609	$483,336
Additions	38,644	91,321	25,273
Balance at December 31,	$638,574	$599,930	$508,609

TREASURY STOCK, AT COST COMMON STOCK, CLASS A, AT COST
Balance at January 1,	$ -0-	$ -0-	$ -0-
Stock reacquired	(57,000)	(73,000)	(68,000)
Stock canceled	57,000	73,000	68,000
Stock issued	-0-	-0-	-0-
Balance at December 31,	-0-	-0-	-0-

20

HANDY HARDWARE WHOLESALE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (CONT.)

	YEARS ENDED DECEMBER 31,
	2005	2004	2003
COMMON STOCK, CLASS B , AT COST
Balance at January 1,	$ -0-	$ -0-	$ -0-
Stock reacquired	(251,900)	(555,400)	(170,100)
Stock canceled	251,900	555,400	170,100
Stock issued	-0-	-0-	-0-
Balance at December 31,	$ -0-	$ -0-	$ -0-

PREFERRED STOCK, 7.25% CUMULATIVE, AT COST
Balance at January 1,	$ -0-	$ -0-	$ -0-
Stock reacquired	(266,300)	(595,600)	(182,600)
Stock cancelled	266,300	595,600	182,600
Stock issued	$ -0-	$ -0-	$ -0-
Balance at December 31,	$ -0-	$ -0-	$ -0-

TOTAL TREASURY STOCK	$ -0-	$ -0-	$ -0-

RETAINED EARNINGS
Balance at January 1,	$6,679,446	$6,124,411	$5,773,096
Add: Net earnings year ending Dec. 31	1,379,921	1,120,628	851,077
Other comprehensive earnings	1,976	7,131	24,431
Deduct: Cash dividends on Preferred Stock	619,712	572,724	524,193
Balance at December 31,	$7,441,631	$6,679,446	$6,124,411

TOTAL STOCKHOLDERS’ EQUITY	$29,053,031	$26,786,437	$25,453,274

See accompanying summary of accounting policies and notes to financial statements.

21

HANDY HARDWARE WHOLESALE, INC.

STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings and other comprehensive earnings	$1,381,897	$1,127,759	$875,508
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Amortization	1,113	952	487
Depreciation	1,244,622	1,140,533	1,181,572
Increase (Decrease) in Deferred income tax	(132,614)	160,478	77,097
Gain on sale of property, plant and equipment	(25,541)	(29,934)	(13,351)
Unrealized gain (increase) in fair market
value of securities	(2,994)	(10,804)	(37,017)
Deferred compensation funded	80,159	73,732	60,134
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	(2,794,958)	644,688	(519,425)
(Increase) Decrease in notes receivable	10,285	30,656	(4,089)
Increase in inventory	(2,311,344)	(1,769,437)	(2,523,184)
(Increase) Decrease in prepaid expenses	(98,467)	(31,924)	(75,593)
Decrease in notes payable for vendor
consignment merchandise	(9,332)	(21,556)	(4,704)
Increase (Decrease) in accounts payable	1,555,492	(2,211,924)	(894,900)
Increase (Decrease) in accrued expenses payable	760,177	(199,436)	(1,121,652)
Increase in Current Income Tax Payable	782,091	-0-	-0-
Decrease in deferred compensation payable	(76,292)	(60,910)	(19,342)
Net Cash Provided by (Used for) Operating Activities	$364,294	$(1,157,127)	$(3,018,459)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	$(980,448)	$(1,080,649)	$(395,995)
Expenditure for intangible assets	(1,925)	(7,438)	(3,600)
Sale of property, plant and equipment	33,700	42,888	23,800
Reinvested dividends, interest and capital gains	(873)	(2,019)	(3,775)
Net Cash Provided by (Used for) Investing Activities	$(949,546)	$(1,047,218)	$(379,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Note Payable – line of credit borrowings	$65,555,000	$64,950,000	$53,150,000
Note Payable – line of credit repayments	(65,555,000)	(62,380,000)	(50,720,000)
Increase (Decrease) in notes payable – capital leases	184,441	(24,857)	401
Increase (Decrease) in notes payable – stock	259	(223,819)	(306,780)
Increase in subscription receivable	(8,783)	(740)	(14,756)
Proceeds from issuance of stock	2,088,392	2,002,868	1,906,412
Purchase of treasury stock	(575,200)	(1,224,000)	(420,700)
Dividends paid	(619,712)	(572,724)	(524,193)
Net Cash Provided by (Used for) Financing Activities	$1,069,397	$2,526,728	$3,070,384

NET INCREASE (DECREASE) IN CASH	$484,145	$322,383	$(327,645)
CASH AT BEGINNING OF YEAR	1,389,062	1,066,679	1,394,324
CASH AT END OF YEAR	$1,873,207	$1,389,062	$1,066,679

ADDITIONAL RELATED DISCLOSURES TO THE STATEMENT OF CASH FLOWS
Interest expense paid	$112,305	$87,030	$83,324
Income tax payments	200,524	519,797	480,174
Cancellation of Treasury Stock	575,200

See accompanying summary of accounting policies and notes to financial statements.

22

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ACCOUNTING POLICIES

Nature of Business

Handy Hardware Wholesale, Inc., (the “Company”), was incorporated as a Texas corporation on January 6, 1961. Its principal executive offices and warehouse are located at 8300 Tewantin Drive, Houston, Texas 77061. The Company is owned entirely by its Member-Dealers and former Member-Dealers.

Handy Hardware Wholesale, Inc. sells to its Member-Dealers products primarily for retail hardware, lumber and home center stores. In addition, the Company offers advertising and other services to Member-Dealers.

The Company wholesales hardware to its dealers in Texas, Oklahoma, Louisiana, Alabama, Mississippi, Arkansas, Florida, Colorado, New Mexico, Tennessee, Mexico and Central America.

Cash

The Company maintains a checking account which, at times, exceeds the FDIC coverage of $100,000 normally extended to such accounts. At December 31, 2005, the balance of this account amounted to $1,871,107.

Accounts Receivable

Generally accepted accounting principles require that financial statements show the amount of the allowance for doubtful accounts and subscription receivable as a reduction of receivables. Accounts receivable are net of subscriptions receivable and allowance for doubtful accounts in the following amounts.

	December 31,
	2005	2004
Accounts Receivable	$13,841,065	$11,037,325
Subscriptions receivable	(75,399)	(66,617)
Allowance for doubtful accounts	(41,570)	(41,570)
Accounts Receivable, Net of Subscription Receivable and Allowance for Doubtful Accounts	$13,724,096	$10,929,138

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable payments are ordinarily due 10 days after the issuance of the statement. Accounts that are unpaid upon issuance of a subsequent statement bear interest at .75% per statement period (18% per annum). Interest continues to accrue on delinquent accounts until the account is paid in full. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The specific write-off method is required for income tax purposes, with the difference shown as an adjustment on the Federal income tax return.

Inventories

Inventories consist primarily of goods purchased and held for resale. Inventories are valued at the lower of cost or market method, determined by the first in, first out method. On August 28, 2003, the Company entered into a Security Agreement with Electrolux Financial Corporation (formerly Frigidaire Financial Corp.) for inventory acquired from Electrolux Home Products North America. Inventory subject to this agreement at December 31, 2005 was $91,707.

23

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost. Depreciation of property accounts for financial statement presentation is based on estimated useful lives and methods as follows:

Asset	Life in Years	Method of Depreciation
Building	30-39	Straight Line
Furniture and warehouse equipment including computer and data processing equipment	3-7	Straight Line/MACRS
Transportation equipment	3-5	Straight Line/MACRS

Property, plant & equipment consists of:

	December 31,
	2005	2004
Land	$ 3,207,866	$ 3,207,866
Building & improvements	15,470,227	15,467,169
Furniture, computer, warehouse equipment	4,053,750	3,481,948
Transportation equipment	541,656	559,015
Capital Lease – Trailers	278,537	-0-
	$23,552,036	$22,715,998
Less: Accumulated depreciation	8,790,925	7,682,646
	$14,761,111	$15,033,352

Depreciation expense for the year ended December 31, 2005, amounted to $1,244,622 compared with $1,140,533 for the year ended December 31, 2004. Depreciation expense is included in other operating costs.

Changes in property, plant, and equipment for the year ended December 31, 2005 are shown in the following schedule:

	Balance 01-01-2005	Additions At Cost	Retirements	Other Changes	Balance 12-31-2005
Land	$ 3,207,866	$ -	$ -	$ -	$ 3,207,866
Building & improvements	15,467,169	3,058	-	-	15,470,227
Furniture, computers and warehouse equipment	3,481,948	571,802	-	-	4,053,750
Transportation	559,015	127,051	144,410	-	541,656
Capital Lease - Trailers	-	278,537	-	-	278,537
	$22,715,998	$980,448	$144,410	$ -	$22,552,036

24

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Changes in property, plant, and equipment for the year ended December 31, 2004 are shown in the following schedule:

	Balance 01-01-2004	Additions At Cost	Retirements	Other Changes	Balance 12-31-2004
Land	$ 3,207,866	$ -	$ -	$ -	$ 3,207,866
Building & improvements	15,490,838	15,151	38,820	-	15,467,169
Furniture, computers and warehouse equipment	3,388,830	904,291	811,173	-	3,481,948
Transportation	526,857	161,207	129,049	-	559,015
	$22,614,391	$1,080,649	$979,042	$ -	$22,715,998

Changes in accumulated deprecation for property, plant, and equipment for the year ended December 31, 2005 are shown in the following schedule:

	Balance 01-01-2005	Depreciation Expense	Retirements	Other Changes	Balance 12-31-2005
Land	$ -	$ -	$ -	$ -	$ -
Building & improvements	5,021,800	513,562		-	5,535,362
Furniture, computers and warehouse equipment	2,255,894	538,181	-	-	2,794,075
Transportation	404,952	144,135	136,343	-	412,744
Capital Lease - Trailers	-	48,744	-	-	48,744
	$7,682,646	$1,244,622	$136,343	$ -	$8,790,925

Changes in accumulated deprecation for property, plant, and equipment for the year ended December 31, 2004 are shown in the following schedule:

	Balance 01-01-2004	Depreciation Expense	Retirements	Other Changes	Balance 12-31-2004
Land	$ -	$ -	$ -	$ -	$ -
Building & improvements	4,513,608	547,012	38,820	-	5,021,800
Furniture, computers and warehouse equipment	2,621,039	444,372	809,517	-	2,255,894
Transportation	373,554	149,149	117,751	-	404,952
	$7,508,201	$1,140,533	$966,088	$ -	$7,682,646

25

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Deferred income taxes are provided to reflect the tax effect of temporary differences between financial statement and federal tax reporting arising from the following:

1.

Depreciation for federal income tax purposes is computed under the Straight Line Method for assets acquired by December 31, 1986 and the Modified Accelerated Cost Recovery System for assets acquired after December 31, 1986. For financial statement purposes the Straight Line Method and Modified Accelerated Cost Recovery System are being used. The following chart indicates the difference in the depreciation calculations:

Year	Annual Tax Depreciation Over (Under) Book Depreciation	Tax Depreciation (Over) Under Book Depreciation For Deleted Assets	Total Accumulation Tax Over Book Depreciation
12-31-03	178,241	14,706	1,733,731
12-31-04	429,417	5,949	2,169,097
12-31-05	(381,328)	-0-	1,787,769

2.	Deferred compensation is accrued as follows:

	Balance, December 31, 2004	$160,318
	Decrease for year ended December 31, 2005	76,292
	Balance, December 31, 2005	$84,026

The deferred compensation has not been deducted for income tax purposes. The deferred compensation was paid over a five-year period to Mr. James Tipton, retired former President and Chief Executive Officer of the Company with the final payment to be paid in the first quarter of 2006. Mr. Tipton retired in January, 2002.

3.	Internal Revenue Code Section 263A requires certain costs to be capitalized for inventory purposes. The following schedule shows the amount reported on the tax return.

	December 31,
	2005	2004
Book inventory	$24,633,146	$22,321,802
Adjustment for 263A uniform capitalization costs	517,399	476,581
Inventory for tax return	$25,150,545	$22,798,383

The Company accounts for any tax credits as a reduction of income tax expense in the year in which such credits arise. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

26

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Net Earnings Per Share of Common Stock

Net earnings per common share (Class A and Class B combined) are based on the weighted average number of shares outstanding in each period after giving effect to stock issued, stock subscribed, dividends on preferred stock, and treasury stock as set forth by Accounting Principles Board Opinion No. 15 as follows:

	DECEMBER 31,
	2005	2004	2003
Net Earnings	$1,379,921	$1,120,628	$851,077
Less: Dividends on preferred stock	619,712	572,724	524,193
Net earnings applicable to common stockholders	$ 760,209	$ 547,904	$326,884
Weighted average shares of common stock (Class A and Class B outstanding)	104,171	99,248	93,239
Net earnings per share of common stock	$ 7.30	$ 5.52	$ 3.51

Preferred Stock Dividends

Cash dividends paid on the Company’s outstanding preferred stock (par value $100 per share) were 7.25% for 2005, 7% for 2004, and 7% for 2003, pro-rated for the portion of a twelve-month period (ending January 31) during which the preferred stock was held. The weighted average number of preferred shares outstanding during each 12 month period was used to calculate the per share cash dividends on preferred stock as reflected below. Cash dividends have never been paid and are not anticipated to be paid in the future on either class of the Company’s outstanding common stock.

SCHEDULE OF PREFERRED STOCK DIVIDENDS
During the Year Ended December 31	Weighted Average Shares Outstanding	Per Share
2005	96,536	$6.42
2004	91,740	$6.24
2003	85,918	$6.10

Revenue Recognition

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. Accordingly, revenues and expenses are accounted for using the accrual basis of accounting. Under this method of accounting, revenues and receivables are recognized when merchandise is shipped or services are rendered, and expenses are recognized when the liability is incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates in these financial statements include allowance for doubtful accounts receivable, useful lives for depreciation, inventory obsolescence and sales returns and allowances. Accordingly, actual results could differ from those estimates.

27

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Fair Values of Financial Instruments

Fair values of cash equivalents approximate cost due to the short period of time to maturity. The Company believes the carrying value long-term debt adequately reflects the fair value of these instruments. All of the estimated fair values are management's estimates; however, there is no readily available market and the estimated fair value may not necessarily represent the amounts that could be realized in a current transaction, and these fair values could change significantly.

NOTE 2 - NOTES RECEIVABLE

Notes receivable reflect amounts due to the Company from its Member-Dealers under deferred payment agreements.

Under the deferred agreement, the Company supplies Member-Dealers with an initial order of General Electric Lamps. The payment for this order is deferred so long as the Member-Dealer continues to purchase General Electric lamps through the Company. If a Member-Dealer ceases to purchase lamp inventory or sells or closes its business, then General Electric invoices the Company for the Member-Dealer’s initial order and the note becomes immediately due and payable in full to the Company.

Notes receivable are classified as follows:

	December 31,
	2005	2004
Current	$ 289	$ 953
Noncurrent	211,871	221,492
Total	$212,160	$222,445

NOTE 3 - NOTES PAYABLE - STOCK

The five year, interest bearing notes payable - stock reflect amounts due from the Company to former Member-Dealers for the Company’s repurchase of shares of Company stock owned by these former Member-Dealers. According to the terms of the notes, only interest is paid on the outstanding balance of the notes during the first four years. In the fifth year, both interest and principal are paid. Interest rates on outstanding notes currently range from 3.0% to 6.0%.

Notes payable - stock are classified as follows:

	December 31,
	2005	2004
Current	$ 26,600	$ 51,060
Noncurrent	343,860	319,141
Total	$370,460	$370,201

28

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 3 – NOTES PAYABLE - STOCK (CONTINUED)

Principal payments applicable to the next five years are as follows:

	December 31,
	2005	2004
2005	$ -0-	$ 51,060
2006	26,600	30,681
2007	150,440	150,440
2008	17,500	17,500
2009	120,520	120,520
2010	55,400	-0-
Total	$370,460	$370,201

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statements and income tax purposes.

The major categories of deferred income tax provisions are as follows (based on FASB 109):

	DECEMBER 31,
	2005	2004	2003
Excess of tax over book depreciation	$1,837,038	$2,169,097	$1,733,731
Allowance for doubtful accounts	(41,570)	(41,570)	(41,570)
Inventory-ending inventory adjustment for tax recognition of Sec. 263A uniform capitalization costs	(517,399)	(476,581)	(435,814)
Deferred compensation	(84,026)	(149,734)	(227,128)
State Tax	(82,871)	-	-
Total	1,111,172	1,501,212	1,029,219
Statutory tax rate	34%	34%	34%
Cumulative deferred income tax payable	$ 377,799	$ 510,412	$ 349,934
Classified as:
Noncurrent liability	$ 377,799	$ 510,412	$ 349,934

29

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 4 - INCOME TAXES (CONTINUED)

Reconciliation of income taxes on difference between tax and financial accounting is as follows:

	DECEMBER 31,
	2005	2004	2003
Principal components of income tax expense
Current
Income tax paid	$200,524	$519,797	$480,174
Carryover of prepayment from prior year	238,431	183,205	115,456
Current income tax payable	527,321	-	-
	$966,276	$703,002	$595,630
Less carryover to subsequent year	-	(238,431)	(183,205)
Income tax for tax reporting at statutory rate of 34%	$966,276	$464,571	$412,425
Deferred
Adjustments for financial reporting:
Depreciation	(129,652)	148,205	65,602
263A uniform capitalization costs	(13,878)	(13,861)	(12,007)
Other	27,254	26,134	23,502
Provision for income tax	$850,000	$625,049	$489,522

The Company is not exempt from income tax except for municipal bond interest. There was no municipal bond interest in 2005.

The Company is not classified as a nonexempt cooperative under the provisions of the Internal Revenue Code and is not entitled to deduct preferred dividends in determining its taxable income.

NOTE 5 – LEASES

Operating Leases

The Company leases certain trucks and trailers under long-term operating lease agreements. Leases expire in each of the years between 2006 and 2012.

The following is a schedule of future minimum lease payments for operating leases as of December 31, 2005 and 2004 for the subsequent five years:

	Years ended December 31,
	2005	2004
2005	$ -0-	$1,194,823
2006	768,899	990,263
2007	636,709	831,838
2008	562,542	717,377
2009	460,560	518,899
2010	256,000	290,269
Total	53,658	-

30

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 5 – LEASES (CONTINUED)

Rental Expenses

Rental expenses for the preceding three years are:

2005	$2,065,052
2004	$2,034,970
2003	$1,622,216

Capital Leases

Capital leases include a lease covering warehouse equipment which expires in 2006 and a trailer lease which expires in 2012. The following is an analysis of the leased property under capital leases by major class:

	Years ended December 31,
	2005	2004
Class of Property:
Warehouse equipment and trailers	$319,347	$51,834
Less: Accumulated depreciation	87,204	39,491
	$232,143	$12,343

The following is a schedule by year of future minimum lease payments for capital leases:

	Years ended December 31,
	2005	2004
2006	$ 31,039	$9,780
2007	27,756	-
2008	28,578	-
2009	29,423	-
2010	30,294	-
Thereafter	47,131	-
Total	$194,221	$9,780

The estimated interest rates range from 1.5% to 4.0%. Amortization of leased property is included in depreciation expense.

31

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 6 - RELATED PARTY TRANSACTIONS

None. The Company is owned entirely by its Member-Dealers and former Member-Dealers. No shareholder is the beneficial owner of more than five percent of any class of the Company’s voting securities. Substantially all sales are made to the Member-Dealers (Owners) of the Company.

NOTE 7 - RETIREMENT PLAN - HANDY HARDWARE WHOLESALE, INC. 401(K) PROFIT SHARING PLAN

During 1997, the Company transferred the former Profit Sharing and Savings Plan to a 401(K) Profit Sharing plan (the “Plan”) to help employees achieve financial security during their retirement years. Employees are eligible to participate in the Plan if they have attained age 21 and have completed one year of service with the Company. The Plan includes a 401(K) arrangement to allow employees to contribute to the Plan a portion of their compensation, known as elective deferrals. Each year, the Company will make matching contributions in the percentage determined by the Board of Directors at its discretion. The Board of Directors may choose not to make matching contributions to the Plan for a particular year. From January 1, 2005 through March 31, 2005, the employees could contribute up to 6% of their gross annual compensation with 50% of such contribution matched by the Company. Beginning April 1, 2005, the matching contribution increased to 55%. In addition, since the effective date of the Plan, the employees have been able to contribute an additional 9% with no Company matching contribution. Employees are 100% vested at all times for elective deferrals in the Plan. The Plan permits the Company to contribute a discretionary amount for a plan year designated as qualified non-elective contributions. Company qualified non-elective contributions are allocated to employees in the same proportion that the number of points per employee bears to the total points of all participants. Employees receive one point for each $200 of compensation and five points for each year of service. Employees’ interests in the value of the contributions made to their account first partially vest after two years of service at 20% and continue to vest an additional 20% each year until fully vested after six years of service. Participating employees who reach age 65 are fully vested without regard to their number of years of service. Benefits are paid to eligible employees under the plan in lump sum upon retirement, or at the direction of the employee, pursuant to the terms of an annuity plan selected by the employee. The amount of cost recognized during the years ended December 31, is as follows:

	Total	Company Matching Contribution	Company Qualified Non-elective Contribution
2005	$189,671	$189,671	$ -0-
2004	$150,157	$150,157	$ -0-
2003	$133,461	$133,461	$ -0-

32

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 8 - STOCKHOLDERS’ EQUITY

Terms of Capital Stock

The holders of Class A Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders of Class A Common Stock must be engaged in the retail sale of goods and merchandise, and may not be issued or retain more than ten shares of Class A Common Stock at any time. The holders of Class B Common Stock are not entitled to vote on matters submitted to a vote of shareholder except as specifically provided by Texas Law.

The holder of Preferred Stock are entitled to cumulative dividends of not less than 7 percent per year nor more than 20 percent per year of the par value ($100.00 per share) of the shares of Preferred Stock, as fixed by the Board of Directors. The Preferred Stock has a liquidation value of $100 per share. The holders of Preferred Stock are not entitled to vote on matters submitted to a vote of shareholders except as specifically provided by Texas law. The shares of Preferred Stock are not convertible, but are subject to redemption (at the option of the Company) by vote of the Company’s Board of Directors, in exchange for $100 per share and all accrued unpaid dividends.

Capitalization

To become a Handy Hardware Member-Dealer, an independent hardware dealer must enter into a Subscription Agreement with the Company for the purchase of ten shares of Handy Hardware Class A Common Stock, $100 par value per share, and for any additional store, ten shares of Preferred Stock, with an additional agreement to purchase a minimum number of shares of Class B Common Stock, $100 par value per share, and Preferred Stock, $100 par value per share. Class B Common Stock and Preferred Stock are purchased pursuant to a formula based upon total purchases of merchandise by the Member-Dealer from the Company, which determines the “Required Stock Ownership” for each Member-Dealer. The minimum Required Stock Ownership is $10,000.

Each Member-Dealer receives from the Company a semimonthly statement of total purchases made during the covered billing period, with an additional charge (“Purchase Funds”) equal to 2 percent of that Member-Dealer’s warehouse purchases until the Member-Dealer’s Required Stock Ownership for that year is attained. Although the Subscription Agreement entitles the Company to collect 2 percent of total purchases, since May 1, 1983, the Board of Directors has determined to collect 2 percent of warehouse purchases only. On a monthly basis, the Company reviews the amount of unexpended Purchase Funds being held for each Member-Dealer. If a Member-Dealer has unexpended Purchase Funds of at least $2,000, the Company applies $2,000 to the purchase of ten shares of Class B Common Stock ($1,000) and ten shares of Preferred Stock ($1,000) each at $100 per share.

Transferability

Holders of Class A Common Stock may not sell those shares to a third party without first offering to sell them back to the Company. There are no specific restrictions on the transfer of the Company’s Class B Common or Preferred Stock.

Membership Termination

Following written request, the Company will present to the Board of Directors a Member-Dealer’s desire to have his stock repurchased and the Member-Dealer Contract terminated. According to the current procedures established by the Board of Directors, a Member-Dealer’s stock may be repurchased according to either of two options.

33

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 8 - STOCKHOLDERS’ EQUITY (CONTINUED)

Option I	-

The Member-Dealer’s Class A Common Stock is repurchased at $100 per share. Any funds remaining in the Member-Dealer’s Purchase Fund Account will be returned at the dollar value of such account. Twenty percent or $3,000, whichever is greater, of the total value of the Class B Common and Preferred Stock will be repurchased. The remaining value of the Class B Common and Preferred Stock is converted to a five-year interest-bearing note. During the first four years this note only pays interest. In the fifth year both interest and principal are paid. The interest rate is determined by the Company’s Board of Directors at the same time they approve the repurchase.

Option II	-	Same as Option I except that the remaining value of the Class B Common and Preferred Stock is discounted 15 percent and paid to the Member-Dealer immediately at the time of repurchase.

Stock Repurchase

In 2005 and 2004 the Board continued its program of offering to repurchase from shareholders who are over-invested in the Company’s capital stock by $4,000 or more, an amount of stock (based on a purchase price of $100 per share) equal to one-fourth of their over-invested amount, equally divided between shares of Preferred Stock and Class B Common Stock. In connection with the repurchase, the minimum required investment in the Company’s capital stock is at least $10,000, but may be more based on the shareholder’s Required Stock Ownership level. As of December 31, 2005 and 2004, the total over-invested amount eligible for repurchase by the Company was approximately $2,286,000 and $2,200,000, of which the Company offered to repurchase 4,944 shares valued at $494,400 in 2005 and 4,816 shares valued at $481,600 in 2004. Of the 4,944 shares and 4,816 shares which the Company offered to repurchase during the last two years, Member-Dealers submitted 200 shares in 2005 (totaling $20,000) and 856 shares in 2004 (totaling $85,600).

NOTE 9 - LINE OF CREDIT

In November 2005, JPMorgan Chase Bank (“the Bank”) amended the Company’s existing unsecured $10 million revolving line of credit to provide for an April 30, 2007 maturity date. The interest rate is prime minus one and three quarter percent (1.75%) or the London Interbank Offering Rate (“LIBOR”) plus one and one-quarter percent (1.25%). The line has been used from time to time for working capital and other financing needs of the Company. The total of all the borrowings against and repayments of the line of credit throughout the year were as follows:

Balance 01/01/05	Borrowings Throughout 2005	Repayments Throughout 2005	Balance 12/31/05	Interest Rate	Interest Paid
$5,000,000	$65,555,000	$65,555,000	$5,000,000	3.5%-5.0%	$97,819

Terms of the line of credit require monthly payments of accrued interest with the balance, if any, of the loan to be repaid on April 30, 2007. The Company anticipates reducing the line of credit by approximately $2,500,000 during 2006 and accordingly has classified that amount as a current liability.

NOTE 10 - COMPREHENSIVE EARNINGS

1.

Deferred compensation funded in the amount of $84,026 on the Balance Sheet as a current asset at December 31, 2005 includes equity securities classified as investments available for sale in the amount of $84,026 at fair market value. The $84,026 includes $2,994 unrealized gain on securities resulting from the increase in fair market value. The cost of the equity securities is $81,032.

34

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 10 - COMPREHENSIVE EARNINGS (CONTINUED)

2.	Changes in Equity Securities

		Year Ended December 31, 2005	Cumulative
Balance, January 1, 2005		$160,318	$ -
Purchases		-	117,400
Dividends, interest and capital gains		873	178,373
Deferred compensation funded		(80,159)	(214,025)
Unrealized gains on securities resulting from Increase in fair market value		2,994	2,278
Balance, December 31, 2005		$ 84,026	$84,026

3.	Components of Net Earnings Plus Other Comprehensive Earnings and Components of Total Comprehensive Earnings for the twelve months ended December 31, 2005:

Net Earnings		Other Comprehensive Earnings		Net Earnings Plus Other Comprehensive Earnings

Earnings Before Provision For Federal Income Tax	$2,228,903	Unrealized Gain on Securities	$2,994	Net Earnings	$1,379,921
Provision for Income Tax	848,982	Provision for Income Tax	1,018	Other Comprehensive Earnings	1,976
Net Earnings	$1,379,921	Other Comprehensive Earnings	$1,976	Net Earnings Plus Other Comprehensive Earnings	$1,381,897

Net Earnings Applicable to Common Stockholders		Other Comprehensive Earnings		Total Comprehensive Earnings

Net Earnings	$1,379,921	Unrealized Gain on Securities	$2,994	Net Earnings Applicable to Common Stockholders	$760,209
Less: Dividends on Preferred Stock	619,712	Provision for Income Tax	1,018	Other Comprehensive Earnings	1,976
Net Earnings Applicable to Common Stockholders	$760,209	Other Comprehensive Earnings	$1,976	Total Comprehensive Earnings	$762,185

35

HANDY HARDWARE WHOLESALE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 10 - COMPREHENSIVE EARNINGS (CONTINUED)

4.	Components of Retained Earnings

	Retained Earnings Applicable to Other Comprehensive Earnings	Retained Earnings Exclusive of Other Comprehensive Earnings	Total

Balance-January 1, 2005	$ (473)	$6,679,919	$6,679,446
Add: Net earnings year ended December 31, 2005	1,976	1,379,921	1,381,897
Deduct: Cash Dividends on Preferred Stock	-	619,712	619,712
Balance-December 31, 2005	$1,503	$7,440,128	$7,441,631

NOTE 11 – LITIGATION

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. In the opinion of the Company, no material legal proceedings and no environmental clean-up actions are pending or threatened that would have a material effect on the financial position or results of operations of the Company.

NOTE 12 – OTHER DISCLOSURES

Advertising

Costs incurred for advertising are expensed when incurred. The amount charged to advertising expense in the prior three years are:

2005	$1,094,040
2004	1,118,437
2003	1,244,951

36

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 9A.	Controls and Procedures

Controls and Procedures

(a)	Evaluation of Disclosure Controls and Procedures

The Company’s chief executive officer and chief financial officer have evaluated the Company’s disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the end of the period covered by this Annual Report on Form 10-K and have concluded that such disclosure controls and procedures are effective. We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in our filings under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities Exchange Commission’s rules and forms and that the disclosure controls and procedures are designed to ensure that information required to be disclosed in our filings under the Exchange Act is accumulated and communicated to our management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosures.

(b)	Changes in Internal Controls

There were no significant changes in the Company’s internal controls over financial reporting that occurred during the fiscal year covered by this Annual Report that have materially affected, or are reasonably likely to materially affect such internal controls over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors and Executive Officers of the Registrant

The Company currently has nine directors. Ms. Bracht-Black resigned on November 21, 2005 as a result of selling her hardware store. Mr. Ashy resigned on January 11, 2006 in order to focus his attention on his hardware store. On March 31, 2006, Mr. Jameson resigned as a director in connection with the Board’s and his mutual decision to voluntarily terminate his position as President and Chief Executive Officer of the Company, leaving a vacancy on the Board. See “Employment Contract with Chief Executive Officer” for further information. On January 30, 2006, Isaac Epstein accepted appointment as a director of Handy, filling the vacancy left by Ms. Bracht-Black. On February 21, 2006, James Geeslin accepted appointment as a director of Handy, filling the vacancy left by Mr. Ashy. Each current director is independent based on the definition of independence pursuant to Item 303A of the New York Stock Exchange Corporate Governance Rules. The following table sets forth certain information relating to the directors of the Company and their periods of service:

37

Name	Age	Position	Director Since	Term as Director Will Expire

Terrill Bartlett	49	Director	2004	2006 – Class C
Ken Blackmon	58	Director	2004	2008 – Class B
Craig E. Blum	48	Director	2000	2006 – Class C
Suzanne Elliott	42	Director	2002	2008 – Class B
Isaac Epstein	73	Director	2006	2008 – Class B
James Geeslin	53	Director	2006	2007 – Class A
William R. Hill	56	Director	2001	2007 – Class A
Jimmy T. Pate	58	Chairperson of the Board	1998	2007 – Class A
Leroy Welborn	70	Director	1994	2006 – Class C

Each of the directors, except for James Geeslin, has been engaged for more than the past five years as a proprietor, executive officer, director and/or shareholder of a Member-Dealer firm engaged in the retail hardware business, as summarized in the following table. Prior to becoming a Member-Dealer in 2003, Mr. Geeslin was an Executive Vice President for Extraco Corporation in Waco, Texas, which provides banking, mortgage, insurance and investment services.

Name	Member-Dealer	Location	Employed Since

Terrill Bartlett	T. W. Bartlett Lumber, Inc.	Canadian, Texas	1970
Ken Blackmon	Ken’s Discount Building Material, Inc.	El Dorado, Arkansas	1973
Craig E. Blum	Woodson Lumber Company	Caldwell, Texas	1975
Suzanne Elliott	O’Day Rental and Supply, Inc.	Pearland, Texas	1984
Isaac Epstein	Economy Lumber Yard, Inc.	Laredo, Texas	1958
James Geeslin	Jamnie Investment Corp.	Lorena, Texas	2003
William R. Hill	Bobkat Enterprises, Inc.	Commerce, Texas	1996
Jimmy T. Pate	Pate’s Hardware, Inc.	Comanche, Texas	1988
Leroy Welborn	Best Electric & Hardware Company	Tulsa, Oklahoma	1977

38

The following table sets forth certain information relating to the executive officers of the Company and their periods of service:

Name	Age	Office	Executive Officer Since

Tina S. Kirbie	58	Interim Principal Executive Officer, Executive Vice President, Chief Financial Officer, Secretary and Treasurer	1981

Duwayne R. Maurer	57	Chief Operating Officer and Vice President of Management Information Systems	1995

David W. Washburn	64	Vice President of Warehouse Delivery Operations	1995

R. Ken Harvey	56	Vice President of Membership and Dealer Services	2000

Audit Committee

The Company has no audit committee and no “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. Those functions are performed by the Board of Directors as a whole. The Board of Directors does not maintain a separate written charter to detail the specific audit committee functions it performs.

Compliance with Section 16 of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of Forms 3, 4 and 5 furnished to the Company during 2005, the Company’s officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

Code of Ethics

The Company has adopted a Code of Ethics for its Chief Financial Officer and Chief Executive Officer. This Code of Ethics is available free of charge by sending a written request to Tina S. Kirbie at Handy Hardware Wholesale, Inc., 8300 Tewantin Drive, Houston, Texas 77061 or by e-mail to tkirbie@handyhardware.com. The Company intends to report any waivers from or amendments to this Code of Ethics on Item 5.05 of Form 8-K.

39

Item 11. Executive Compensation

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and Executive Vice President for the last three fiscal years and the Company’s Vice President-Membership and Marketing for the last two fiscal years. No other executive officer of the Company earned more than $100,000 for fiscal year 2005.

Summary Compensation Table

		Annual Compensation		All Other Compensation
Name and Principal Position	Year	Salary	Bonus
Jerry Donald Jameson Chief Executive Officer	2005 2004 2003	$ 175,000 $ 175,000 $ 175,000	$ 115,000 $ 115,000 $ 105,000	$ 15,025[1] $ 15,398[2] $ 13,183[3]
Tina S. Kirbie Executive Vice President	2005 2004 2003	$ 78,000 $ 79,000 $ 78,000	$ 60,500 $ 60,000 $ 55,000	$ 4,512[4] $ 4,140[4] $ 3,892[4]
R. Ken Harvey Vice President-Membership and Marketing	2005 2004	$ 80,600 $ 80,091	$ 42,566 $ 18,460	$ 5,330[5] $ 3,835[6]

_____________________________

[1]

Includes $4,500 paid in 2005 as compensation for services as a director, a $3,392 benefit for a company car and a $7,133 contribution by the Company on behalf of Mr. Jameson to the Company’s Employee 401(k) Profit Sharing Plan.

[2]

Includes $3,750 paid in 2004 as compensation for services as a director, a $3,638 benefit for a company car and a $8,010 contribution by the Company on behalf of Mr. Jameson to the Company’s 401(k) Profit Sharing Plan.

[3]

Includes $3,750 paid in 2003 as compensation for services as a director, a $3,433 benefit for a company car and a $6,000 contribution by the Company on behalf of Mr. Jameson to the Company’s Employee 401(k) Profit Sharing Plan.

[4]

Includes contributions by the Company on behalf of Ms. Kirbie to the Company’s 401(k) Profit Sharing Plan, totaling $4,512, $4,140 and $3,892 for the years ended December 31, 2005, 2004 and 2003, respectively.

[5]	Includes $1,284 paid in 2005 for a company car and a $4,046 contribution by the Company on behalf of Mr. Harvey to the Company’s 401(k) Profit Sharing Plan.

[6]

Includes $846 paid in 2004 for a company car and a $2,989 contribution by the Company on behalf of Mr. Harvey to the Company’s 401(k) Profit Sharing Plan. Mr. Harvey’s compensation for 2003 did not exceed $100,000.

40

Board Compensation

Each director is paid $750 per meeting attended.

Employment Contract with Chief Executive Officer

On November 13, 2001, the Company entered into its initial employment contract with Mr. Jameson, effective as of August 20, 2001, the date he joined the Company. Mr. Jameson initially served as Chief Operating Officer and became Chief Executive Officer upon the Company’s former CEO and President Mr. Tipton’s retirement on January 2, 2002. The Board of Directors approved amendments to the employment agreement on December 16, 2003, February 17, 2005 and November 17, 2005 to extend the term of the employment agreement and increase Mr. Jameson’s salary. Effective March 31, 2006, Handy and Mr. Jameson mutually agreed to voluntarily terminate his employment as the Company’s President and Chief Executive Officer. In consideration of this voluntary termination of employment, Mr. Jameson received the remainder of his 2006 annual salary of $180,000. On March 31, 2006, the Board appointed Tina S. Kirbie as Interim Principal Executive Officer. There is no employment agreement between Ms. Kirbie and the Company. The Board is currently looking for a permanent Chief Executive Officer.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Chief Executive Officer Compensation for 2005

The compensation of the Company’s Chief Executive Officer is established by the Company’s independent Board of Directors. Mr. Jameson served as the Company’s Chief Executive Officer during 2005. His compensation consisted principally of salary and an annual bonus. Because of the nature of the Company’s securities and the absence of any public market for these securities, the Company has no stock option or other stock incentive plans.

The salary of the Company’s Chief Executive Officer was established in advance at approximately a one-year interval, and was reflected in periodic amendments to his employment agreement with the Company. See “Employment Contract with Chief Executive Officer” above. Mr. Jameson’s bonus was paid in December of 2005, based on a decision made by the independent Board of Directors.

The Board of Directors believes that the best measure of the Company’s success and of the Chief Executive Officer’s performance is the growth in its sales. Accordingly, in making its recommendations as to the Chief Executive Officer’s salary and bonus, the Board principally considers the growth in the Company’s sales, but also considers other factors such as those discussed below. The Board’s consideration of these factors is subjective in character, without utilization of a formula or strict numerical criteria. Performance factors considered in the typical public company, such as growth in earnings and earnings per share, stock price performance and return on equity, are not relevant to a hardware wholesaler such as the Company because the Company’s shareholders invest in the Company to obtain access to the services it provides, not in expectation of a return on their investment.

The Board of Directors may also recommend increases in the Chief Executive Officer’s compensation if it believes his compensation is less than that paid to chief executive officers of companies with comparable sales revenues. The Board has not created any particular group of companies for comparison purposes, or otherwise engaged in a systematic review of executive compensation at comparable companies. Instead, the Board derives information on executive compensation at other companies in an unstructured manner, principally from trade journals and business publications.

41

The Board’s recommendations regarding Mr. Jameson’s salary in 2005 and its decision in December 2005 to pay him a year-end bonus of $115,000 for 2005, were based principally on the following factors:

•	The Company’s sales have steadily grown in recent years, from $189,068,660 in 2003 to $198,327,611 in 2004, and to $218,853,643 in 2005.

•	Mr. Jameson has led initiatives which have improved warehouse operations, including processes and procedures to fill Member-Dealer orders accurately.

•	Mr. Jameson has introduced innovations in Company marketing.

•	The Committee determined that Mr. Jameson’s compensation may be somewhat less than the compensation of chief executive officers of companies with comparable sales revenues.

Other Executive Officers

Compensation for other executive officers of the Company is normally determined by the Board of Directors as a whole based upon recommendations made by the Chief Executive Officer. These recommendations are generally based upon the Chief Executive Officer’s subjective assessment of individual job performance and an attempt to retain the Company’s executives. Unlike the Chief Executive Officer’s compensation, compensation to other executive officers is not based upon the Company’s performance in increasing sales, but is based on a combination of measurements of Company performance and individual performance. The compensation of the other executive officers has increased steadily but moderately in recent years.

Board of Directors

Terrill Bartlett
Ken Blackmon
Craig E. Blum
Suzanne Elliott
Isaac Epstein
James Geeslin
William R. Hill
Jimmy T. Pate
Leroy Welborn

Performance Graph

Under rules adopted by the SEC in 1992, each publicly owned company is required to provide in its proxy statement a line graph comparing, for the previous five years, the cumulative total return on its common stock with the cumulative total return of a broad equity market index and an industry index or peer group. The Company cannot provide this graph because there is no meaningful information with respect to cumulative return on any class of the Company’s capital stock. The Company’s shareholders invest in the Company to obtain access to the services provided by the Company, not in expectation of a return on their investment in the Company’s capital stock. The Company’s Class A Common Stock, Class B Common Stock and Preferred Stock are issued only to Member-Dealers and, to the Company’s knowledge, are currently owned only by Member-Dealers and former Member-Dealers. Each share of the Company’s capital stock is issued for a price of $100, and, if repurchased by the Company, is repurchased at a price of $100. No class of the Company’s capital stock is listed on an exchange or traded in any other public trading market. The Company is not aware of any sales or other trades of any shares of the Company’s capital stock, other than the repurchases by the Company for the same $100 originally paid.

42

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

No shareholder is the beneficial owner of more than five percent of any class of the Company’s voting securities.

The following table shows the number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock beneficially owned as of February 28, 2006 by each of the directors, nominees for director, and all executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership[1]
	Class A Common Stock		Class B Common Stock		Preferred Stock

Terrill Bartlett	10	0.1%	690	0.7%	780	0.8%
Ken Blackmon	10	0.1%	321	0.3%	321	0.3%
Craig E. Blum[2]	10	0.1%	1,263	1.3%	1,337	1.4%
Suzanne Elliott	10	0.1%	823	0.9%	823	0.8%
Isaac Epstein	10	0.1%	806	0.9%	826	0.8%
James Geeslin	10	0.1%	30	0.03%	30	0.03%
William R. Hill	10	0.1%	745	0.8%	765	0.8%
Jimmy T. Pate	10	0.1%	893	0.9%	913	0.9%
Leroy Welborn	10	0.1%	310	0.3%	310	0.3%
All directors, nominees, and executive officers as a group (13 persons)[3]	90	0.9%	5,881	6.2%	6,105	6.2%

______________

[1]

All share figures are rounded up to the nearest whole share. All percentages are rounded to the nearest hundredth of a percent. Columns may not total due to rounding. Shares shown as beneficially owned by the directors are owned of record by the Member-Dealer entity affiliated with each director. In some cases, the directors share voting and investment powers with other members of management of their affiliated entities.

[2]	Craig Blum does not hold any of the voting or investment power with respect to the shares owned by Woodson Lumber Company, all such power being held by Ann Yager Chapman and Henrietta Yager.

[3]	None of the Company’s executive officers own any shares in the Company.

43

Related Stockholder Matters

No class of the Company’s stock is listed on an exchange or traded in any public trading market.

The Company does not maintain any equity compensation plan under which its securities are authorized for issuance to employees or non-employees.

The Company is not aware of any contractual arrangements, the operation of which may at a subsequent date result in a change in control of the Company. No change of control in the Company occurred in 2005.

Item 13. Certain Relationships and Related Transactions

Each of the directors whose term of office will continue after the annual meeting of the shareholders and each nominee for director of the Company is affiliated with at least one company that is a Member-Dealer and a shareholder of the Company. Those Member-Dealers purchased merchandise from the Company during 2005. Merchandise purchases by such Member-Dealers have been and will continue to be made in the ordinary course of business and treated by the Company in exactly the same manner, including the same terms, prices and conditions, as purchases by other Member-Dealers. The chart below lists the name of each director whose term of office will continue after the annual meeting of the shareholders, and each nominee for director, and the total amount of purchases from the Company during 2005 that were made by the Member-Dealer with which the director is affiliated. None of the following Member-Dealer’s purchases exceeded five percent of the Company’s gross revenues for 2005. All of the following Member-Dealers’ purchases exceeded five percent of the Member-Dealer’s gross revenues for 2005. For information regarding the relationship between each director and the affiliated Member-Dealer see “Directors and Executive Officers” above.

Name of Director	Member-Dealer	Purchases During 2005

Terrill Bartlett	T. W. Bartlett Lumber, Inc.	$ 2,723,505
Ken Blackmon	Ken’s Discount Building Materials, Inc.	493,197
Craig E. Blum	Woodson Lumber Company	2,213,316
Suzanne Elliott	O’Day Rental & Supply, Inc.	787,424
Isaac Epstein	Economy Lumber Yard, Inc.	2,335,557
James Geeslin	Jamnie Investment Corp.	155,528
William R. Hill	Bobkat Enterprises, Inc.	2,502,359
Jimmy T. Pate	Pate’s Hardware, Inc.	1,416,999
Leroy Welborn	Best Electric & Hardware Company	573,300

44

Item 14. Principal Accountant Fees and Services

Audit Fees

Fees billed or expected to be billed to the Company by BKD LLP and Clyde D. Thomas & Co. for its audit of the Company’s financial statements for the years ended December 31, 2005 and 2004, respectively, and for its review of the financial statements included in the Company’s 2005 and 2004 Quarterly Reports on Form 10-Q filed with the SEC totaled $95,000 for 2005 and $60,400 for 2004.

Audit-Related Fees

There were no fees billed in each of the last two fiscal years for assurance and related services by BKD LLP and Clyde D. Thomas & Co.

Tax Fees

Fees billed or expected to be billed for all tax services rendered to the Company by BKD LLP and Clyde D. Thomas & Co. for the Company’s 2005 and 2004 fiscal years totaled $43,550 for 2005 and $10,500 for 2004. These fees include tax related services to the Company’s 401(k) Profit Sharing Plan and tax planning relating to the Company’s prospective operation as a cooperative.

All Other Fees

There were no other fees billed in each of the last two fiscal years for products or services provided by BKD LLP or Clyde D. Thomas & Co. other than those previously mentioned above.

All of BKD’s and Clyde D. Thomas & Co.’s audit-related, tax and other services were pre-approved by the Board of Directors in April 2005 and May 2004.

45

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)	Documents Filed as Part of this Report

		Page Reference
(1)	Financial Statements

	Auditor’s Report	15

	Balance Sheets at December 31, 2005 and 2004	17

	Statements of Earnings for the years ended December 31, 2005, 2004 and 2003	19

	Statements of Stockholders’ Equity for the years ended December 31, 2005, 2004 and 2003	20

	Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003	22

	Notes to Financial Statements	23

(2)	Financial Statement Schedules

	Schedule V has been omitted because none of the items reflected thereon was in excess of 1% total sales for the periods covered.

	All other schedules are omitted because the information is not required or because the information required is in the financial statements or notes thereto.

46

(3)	Exhibits

Exhibit Number

3.1

Restated Articles of Incorporation of Handy Hardware Wholesale, Inc., as amended. (Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and incorporated herein by reference.)

3.2

Articles of Amendment to the Restated Articles of Incorporation of Handy Hardware Wholesale, Inc. (Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.)

	3.3	Amended Bylaws of Handy Hardware Wholesale, Inc.. (Filed as Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.)
4.1

Specimen copy of certificate representing Class A Common Stock. (Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1983, and incorporated herein by reference.)

4.2

Specimen copy of certificate representing Class B Common Stock. (Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1983, and incorporated herein by reference.)

4.3

Specimen copy of certificate representing Preferred Stock. (Filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1983, and incorporated herein by reference.)

4.4

Form of Subscription to Shares of Handy Hardware Wholesale, Inc. for Class A Common Stock, Class B Common Stock and Preferred Stock. (Filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.)

10.1

Form of Dealer Contract (Alabama, Arkansas, Florida, Louisiana, Oklahoma and Texas). (Filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.)

	10.2	Form of Dealer Contract (Mississippi) (Filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

47

10.3

Amendment and Restatement of Credit Agreement between Handy Hardware Wholesale, Inc. and Texas Commerce Bank, N.A., dated as of April 30, 1996. (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference.)

10.4

Second Amendment to Amendment and Restatement of Credit Agreement between the Company and Chase Bank of Texas, National Association dated April 30, 1998. (Filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.)

10.5

Third Amendment to Amendment and Restatement of Credit Agreement between the Company and Chase Bank of Texas, National Association dated April 30, 1999. (Filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.)

10.6

Fourth Amendment to Amendment and Restatement of Credit Agreement between the Company and Chase Bank of Texas, National Association dated April 30, 2000. (Filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.)

10.7

Fifth Amendment to Amendment and Restatement of Credit Agreement between the Company and Chase Bank of Texas, National Association dated April 30, 2001. (Filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.)

10.8

Sixth Amendment to Amendment and Restatement of Credit Agreement between the Company and JPMorgan Chase Bank dated April 30, 2002. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, and incorporated herein by reference.)

10.9

Seventh Amendment to Amendment and Restatement of Credit Agreement between the Company and JPMorgan Chase Bank dated April 30, 2003. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference.)

10.10

Eighth Amendment to Amendment and Restatement of Credit Agreement between the Company and JPMorgan Chase Bank dated August 1, 2003. (Filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and incorporated herein by reference.)

48

	10.11

Ninth Amendment to Amendment and Restatement of Credit Agreement between the Company and JP Morgan Chase Bank dated April 30, 2004. (Filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and incorporated herein by reference.)

	10.12

Tenth Amendment to Amendment and Restatement of Credit Agreement between the Company and JP Morgan Chase Bank dated April 30, 2005. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, and incorporated herein by reference.)

	10.13

Agreement for Wholesale Financing between the Company and Deutsche Financial Services dated March 9, 1999. (Filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.)

	10.14	Form of Dealer Contract (New Mexico and Colorado). (Filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.)
*	10.15

Employment Agreement between Handy Hardware Wholesale, Inc. and Jerry Donald Jameson dated November 13, 2001. (Filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.)

*	10.16

First Amendment to the Employment Agreement, as amended, between Handy Hardware Wholesale, Inc. and Jerry Donald Jameson, dated March 6, 2003. (Filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and incorporated herein by reference.)

*	10.17

Second Amendment to the Employment Agreement, as amended, between Handy Hardware Wholesale, Inc. and Jerry Donald Jameson dated, March 1, 2004. (Filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.)

*	10.18

Third Amendment to the Employment Agreement, as amended, between Handy Hardware Wholesale Inc. and Jerry Donald Jameson dated February 17, 2005. (Filed as Exhibit 99.1 to the Company’s current report on Form 8-K filed on March 22, 2005.)

49

*	10.19

Fourth Amendment to the Employment Agreement, as amended, between the Company and Jerry Donald Jameson dated January 19, 2006. (Filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on March 21, 2006.)

	11.1	Statement re Computation of Per Share Earnings.
+	31.1	Certification of Interim Principal Executive Officer Pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934.
+	32.1	Certification of the Interim Principal Executive Officer and Chief Financial Officer Pursuant to Rule 13a–14(b) or Rule 15d–14(b) of the Securities Exchange Act of 1934.

_________________
*	Management Contract.
+	Filed herewith.

The Company will furnish to any requesting shareholder a copy of any exhibit upon payment of $.40 per page to cover the expense of furnishing such copies. Requests should be directed to Tina S. Kirbie, Secretary and Treasurer, Handy Hardware Wholesale, Inc., 8300 Tewantin Drive, Houston, Texas 77061.

(b)	Exhibits

Listed in Item 15(a)(3) above.

(c)	Financial Statement Schedules

Listed in Item 15(a)(2) above.

50

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant, Handy Hardware Wholesale, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HANDY HARDWARE WHOLESALE, INC.

/s/ Tina S. Kirbie
Tina S. Kirbie
Interim Principal Executive Officer

April 25, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant, Handy Hardware Wholesale, Inc., and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tina S. Kirbie Tina S. Kirbie	Interim Principal Executive Officer	April 25, 2006
/s/ Tina S. Kirbie Tina S. Kirbie	Chief Financial and Accounting Officer	April 25, 2006
/s/ Terrill Bartlett Terrill Bartlett	Director	April 25, 2006
/s/ Ken Blackmon Ken Blackmon	Director	April 26, 2006
/s/ Craig E. Blum Craig E. Blum	Director	April 26, 2006
/s/ Suzanne Elliott Suzanne Elliott	Director	April 25, 2006
/s/ Isaac Epstein Isaac Epstein	Director	April 27, 2006
/s/ James Geeslin James Geeslin	Director	April 25, 2006
/s/ William R. Hill William R. Hill	Director	April 26, 2006

/s/Jimmy T. Pate Jimmy T. Pate	Director	April 25, 2006
/s/ Leroy Welborn Leroy Welborn	Director	April 26, 2006

APPENDIX H

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

☒ Quarterly Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

For the quarterly period ended June 30, 2006

Commission File Number 0-15708

HANDY HARDWARE WHOLESALE, INC.

(Exact name of Registrant as specified in its charter)

TEXAS	74-1381875
(State of incorporation)	(I.R.S. Employer
Identification No.)

8300 Tewantin Drive, Houston, Texas	77061
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number: (713) 644-1495

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

X	Yes	No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	X

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes	X	No

The number of shares outstanding of each of the registrant's classes of common stock as of July 31, 2006, was 9,840 shares of Class A Common Stock, $100 par value, and 93,489 shares of Class B Common Stock, $100 par value.

HANDY HARDWARE WHOLESALE, INC.

INDEX

PART I	Financial Information	Page No.
Item 1.	Financial Statements

	Condensed Balance Sheets June 30, 2006
	and December 31, 2005	3 – 4

	Condensed Statements of Earnings – Three Months and Six Months
	Ended June 30, 2006 and 2005	5

	Condensed Statements of Cash Flows – Three Months and Six Months
	Ended June 30, 2006 and 2005	6 – 7

	Notes to Condensed Financial Statements	8 - 14

Item 2.	Management's Discussion & Analysis of Financial
	Condition and Results of Operations	15 – 21

Item 3.	Quantitative & Qualitative Disclosures About
	Market Risk	22

Item 4.	Controls and Procedures	22

PART II.	Other Information

Item 1.	Legal Proceedings	23

Item 1A.	Risk Factors	23

Item 2.	Unregistered Sales of Equity Securities and	23
	Use of Proceed

Item 3.	Defaults upon Senior Securities	24

Item 4.	Submission of Matters to a Vote of Security Holders	24

Item 5.	Other Information	24

Item 6.	Exhibits	24

Signatures		25

Exhibit Index		26

HANDY HARDWARE WHOLESALE, INC.

CONDENSED BALANCE SHEETS

	JUNE 30, 2006	DECEMBER 31, 2005
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$1,466,421	$1,873,207
Accounts Receivable, net of subscriptions receivable in the amount of $0 for 2006 and $75,399 for 2005	14,455,794	13,724,096
Notes Receivable	209,883	289
Inventory	28,632,583	24,633,146
Deferred Compensation Funded	-0-	84,026
Prepaid Expenses	490,823	202,508
Prepaid Income Tax	112,697	-0-
	$45,368,201	$40,517,272
PROPERTY, PLANT AND EQUIPMENT
At Cost Less Accumulated Depreciation of $9,254,989(2006) and $8,790,925 (2005)	$14,403,294	$14,761,111

OTHER ASSETS
Notes Receivable	$-0-	$211,871
Intangible Assets Less Accumulated Amortization of $3,516 (2006) and $2,881 (2005)	15,553	16,188
Prepaid Expenses	4,599	5,225
	$20,152	$233,284
TOTAL ASSETS	$59,791,647	$55,511,667

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes Payable-Line of Credit	$1,750,000	$2,500,000
Notes Payable-Stock	89,760	26,600
Notes Payable-Capital Lease	26,958	31,039
Accounts Payable-Trade	23,732,218	18,662,864
Accrued Expenses	1,760,543	1,013,736
Deferred Compensation Payable	-0-	84,026
Income Taxes Payable	-0-	543,659
Note Payable -Vendor Consignment Merchandise	209,883	-0-
	$27,569,362	$22,861,924
NONCURRENT LIABILITIES
Notes Payable-Line of Credit	$1,750,000	$2,500,000
Notes Payable-Stock	352,220	343,860
Notes Payable-Capital Lease	147,106	163,182
Notes Payable-Vendor Consignment Merchandise	-0-	211,871
Deferred Income Taxes Payable	343,563	377,799
	$2,592,889	$3,596,712
TOTAL LIABILITIES	$30,162,251	$26,458,636

See notes to condensed financial statements.

Page #3 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

CONDENSED BALANCE SHEETS (CONTINUED)

	JUNE 30, 2006	DECEMBER 31, 2005
	(Unaudited)

COMMITMENTS AND CONTINGENCIES	$ ---	$	---

STOCKHOLDERS' EQUITY
Common Stock, Class A, authorized 30,000 shares, $100 par value per share; issued 10,350 & 10,170 shares	$1,035,000		$1,017,000
Common Stock, Class B, authorized 200,000 shares, $100 par value per share, issued 97,723 & 93,978 shares	9,772,300		9,397,800
Common Stock, Class B Subscribed 4,754.57 & 4,880.00 shares	475,457		488,000
Less Subscription Receivable	-0-		(37,700)
Preferred Stock 8% Cumulative, authorized 200,000 shares, $100 par value per share, issued 100,379.25 & 96,574.25 shares	10,037,925		9,657,425
Preferred Stock, Subscribed 4,754.57 & 4,880.00 shares	475,457		488,000
Less Subscription Receivable	-0-		(37,699)
Paid in Surplus	709,080		638,574
	$22,505,219		$21,611,400
Less: Cost of Treasury Stock 8,664 and -0- shares	(866,400)		-0-
	$21,638,819		$21,611,400
Retained Earnings exclusive of other comprehensive earnings	7,990,577		7,440,128
Retained Earnings applicable to other comprehensive earnings	-0-		1,503
	7,990,577		7,441,631
Total Stockholders’ Equity	$29,629,396		$29,053,031

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$59,791,647		$55,511,667

See notes to condensed financial statements.

Page #4 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

CONDENSED STATEMENTS OF EARNINGS

(UNAUDITED)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005
REVENUES
Net Sales	$59,787,513	$52,744,122	$124,812,627	$108,095,442
Sundry Income	1,382,340	1,010,316	3,637,974	2,702,143
TOTAL REVENUES	61,169,853	53,754,438	128,450,601	110,797,585

EXPENSES
Net Material Costs	$52,097,913	$46,330,796	$109,873,767	$96,184,033
Payroll Costs	2,882,000	2,734,364	5,967,487	5,291,108
Other Operating Costs	5,152,831	4,180,358	10,535,099	8,624,270
Interest Expense	15,805	28,157	37,578	60,914
TOTAL EXPENSES	$60,148,549	$53,273,675	$126,413,931	$110,160,325

EARNINGS BEFORE PROVISIONS FOR ESTIMATED INCOME TAX	$1,021,304	$480,763	$2,036,670	$637,260

PROVISIONS FOR ESTIMATED INCOME TAX	(396,025)	(170,357)	(749,490)	(229,526)

NET EARNINGS	$625,279	$310,406	$1,287,180	$407,734

LESS ESTIMATED DIVIDENDS ON PREFERRED STOCK	(184,558)	(154,928)	(369,117)	(309,856)

NET EARNINGS APPLICABLE TO COMMON STOCKHOLDERS	$440,721	$155,478	$918,063	$97,878

NET EARNINGS PER SHARE OF COMMON STOCK, CLASS A & CLASS B	$4.04	$1.49	$8.41	$0.95

OTHER COMPREHENSIVE EARNINGS (LOSS)
Unrealized Gain (Loss) on Securities	$0	$876	$0	$(2,497)
Provision for Income Tax	$0	$(288)	0	849
Other Comprehensive Earnings (Loss) Net of Tax	$0	$588	$0	$(1,648)
TOTAL COMPREHENSIVE EARNINGS	$440,721	$156,066	$918,063	$96,230

See notes to condensed financial statements.

Page #5 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings and Other Comprehensive Earnings	$1,287,180	$406,086
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Amortization	$635	$571
Depreciation	545,865	487,697
Decrease in Deferred income tax	(34,236)	(48,589)
Gain on Sale of property, plant & equipment	(15,087)	(14,516)
Gain in fair market value of securities	(5,782)	(2,497)
Deferred Compensation Funded	89,808	42,576
Changes in Assets and Liabilities
Increase in Accounts Receivable	$(731,698)	$(4,386,651)
Decrease in Notes Receivable	2,903	571
Increase in Inventory	(3,999,437)	(588,747)
Increase in Prepaid Expenses	(288,315)	(406,674)
(Increase) Decrease in Prepaid Income Tax	(112,697)	238,431
Decrease in Notes Payable Vendor Consignment Merchandise	(1,988)	-0-
Increase in Accounts Payable	5,069,354	3,915,485
Increase in Accrued Expenses Payable	746,807	937,347
Increase (Decrease) in Current Income Tax Payable	(543,659)	38,835
Decrease in Deferred Compensation Payable	(84,026)	(40,079)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,925,627	$579,846

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures for property, plant and equipment	$(214,608)	$(465,171)
Sale of property, plant and equipment	41,647	84,593

NET CASH USED FOR INVESTING ACTIVITIES	$(172,961)	$(380,578)

See notes to condensed financial statements.

Page #6 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED) Continued

	SIX MONTHS ENDED JUNE 30,
	2006	2005
CASH FLOWS FROM FINANCING ACTIVITIES
Note Payable-Line of Credit Borrowings	$16,200,000	$50,000
Note Payable-Line of Credit Repayments	(17,700,000)	-0-
Increase (Decrease) in Notes Payable-Capital Leases	(20,157)	(809)
Increase (Decrease) in Notes Payable-Stock	71,520	(16,541)
Increase in Subscription Receivable	75,399	(27,588)
Proceeds From Issuance of Stock	818,420	1,024,392
Purchase of Treasury Stock	(866,400)	(229,200)
Dividends Paid	(738,234)	(619,712)

NET CASH USED FOR FINANCING ACTIVITIES	$(2,159,452)	$180,542

NET INCREASE (DECREASE) IN CASH	$(406,786)	$379,810

CASH AT BEGINNING OF PERIOD	1,873,207	1,389,062

CASH AT END OF PERIOD	$1,466,421	$1,768,872

ADDITIONAL RELATED DISCLOSURES TO THE STATEMENT OF CASH FLOWS

Interest Paid	$41,404	$60,712
Income Taxes Paid	$1,487,207	$-0-

See notes to condensed financial statements.

Page #7 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - ACCOUNTING POLICIES

Nature of Business

Handy Hardware Wholesale, Inc., (the “Company”), was incorporated as a Texas corporation on January 6, 1961. Our principal executive offices and warehouse are located at 8300 Tewantin Drive, Houston, Texas 77061. The Company is owned entirely by its Member-Dealers and former Member-Dealers.

The Company sells to its Member-Dealers products primarily for retail hardware, lumber and home center stores. In addition, the Company offers advertising and other services to our Member-Dealers.

The Company wholesales hardware to its dealers in Texas, Oklahoma, Louisiana, Alabama, Mississippi, Arkansas, Florida, Colorado, New Mexico, Tennessee, Mexico and Central America.

General Information

The accompanying unaudited condensed financial statements included herein have been prepared by us. The financial statements reflect all adjustments, which were all of a recurring nature, and which are, in the opinion of the Company’s management, necessary for a fair presentation. Certain information and footnote disclosures normally included in the Company’s annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). We believe that the disclosures made are adequate to make the information presented not misleading. The condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s latest Form 10-K Annual Report. The condensed balance sheet of the Company as of December 31, 2005 has been derived from the audited balance sheet of the Company as of that date. The results of operations for the period are not necessarily indicative of the results to be expected for the full year.

Cash

The Company maintains a checking account which, at times, exceeds the FDIC coverage of $100,000 normally extended to such accounts. At June 30, 2006, the balance of this account amounted to $3,021,141.

Accounts Receivable

Generally accepted accounting principles require that financial statements show the amount of the allowance for doubtful accounts and subscription receivable as a reduction of receivables. Accounts receivable are net of subscriptions receivable and allowance for doubtful accounts in the following amounts.

	June 30, 2006	December 31, 2005
Accounts Receivable	$14,497,364	$13,841,065
Subscription Receivable	-0-	(75,399)
Allowance for Doubtful Accounts	(41,570)	(41,570)
Accounts Receivable, Net of Subscription Receivable and Allowance for Doubtful Accounts	$14,455,794	$13,724,096

Page #8 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable payments are ordinarily due 10 days after the issuance of the statement. Accounts that are unpaid upon issuance of a subsequent statement bear interest at .75% per statement period (18% per annum). Interest continues to accrue on delinquent accounts until the account is paid in full. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The specific write-off method is required for income tax purposes, with the difference shown as an adjustment on the Federal income tax return.

Inventories

Inventories consist primarily of goods purchased and held for resale. Inventories are valued at the lower of cost or market, determined by the first in, first out method. On August 28, 2003, the Company entered into a Security Agreement with Electrolux Financial Corporation (formerly Frigidaire Financial Corp.) for inventory acquired from Electrolux Home Products North America. We have no inventory subject to this agreement at June 30, 2006.

Property, Plant & Equipment

Property, plant, and equipment are carried at cost. Depreciation of property accounts for financial statement presentation is based on estimated useful lives and methods as follows:

Asset	Life In Years	Method of Depreciation
Building	30-39	Straight Line
Furniture and warehouse equipment including computer and data processing equipment	3-7	Straight Line/MACRS
Transportation	3-5	Straight Line/MACRS

Property, Plant & Equipment consists of:

	June 30, 2006	December 31, 2005
Land	$3,207,866	$3,207,866
Building & Improvements	15,470,227	15,470,227
Furniture, Computer, Warehouse	4,183,555	4,053,750
Transportation Equipment	518,098	541,656
Capital Lease-Trailers	278,537	278,537
	$23,658,283	$23,552,036
Less: Accumulated Depreciation	(9,254,989)	(8,790,925)
	$14,403,294	$14,761,111

Page #9 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Net Earnings Per Share of Common Stock

Net earnings per common share (Class A and Class B combined) are based on the weighted average number of shares outstanding in each period after giving effect to the stock issued, stock subscribed, accrued dividends on Preferred Stock, and treasury stock as set forth by Accounting Principles Board Opinion No. 15 as follows:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

Calculation of Net Earnings Per Share of Common Stock	2006	2005	2006	2005
Net Earnings Before Preferred Dividends	$625,279	$310,406	$1,287,180	$407,734
Less: Estimated Dividends on Preferred Stock	(184,558)	$(154,928)	$(369,117)	$(309,856)
Net Earnings (Loss) Applicable to Common Stockholders	$440,721	$155,478	$918,063	$97,878

Weighted Average
Shares of Common Stock (Class A & Class B) outstanding	109,061	104,287	109,188	102,864
Net Earnings (Loss) Per Share of Common Stock	$4.04	$1.49	$8.41	$0.95

Preferred Stock Dividends

The Company pays dividends on Preferred Stock during the first quarter of each fiscal year. Only holders of Preferred Stock on the record date for the payment of the dividend are entitled to receive dividends. Dividends are prorated for the portion of the twelve-month period ending January 31, during which the Preferred Stock was held.

Because the Company is unable to anticipate the amount of the Preferred Stock dividends to be paid in the future, no liability is accrued for the payment of those dividends on the balance sheet. To more properly reflect net earnings, however, on the Condensed Statements of Earnings included herein, the estimated portion of the annual dividends to be paid in the future is shown for the quarter based on one-fourth ($184,558) of the annual dividends paid in the first quarter of 2006 and based on one-half ($369,117) of the annual dividend for the six month period ending June 30, 2006.

When dividends on Preferred Stock are actually paid, there is a reduction of retained earnings. Retained earnings on the Condensed Balance Sheet for the six months ended June 30, 2006 contained herein, therefore, are net of dividends actually paid during the first quarter of 2006 in the amount of $738,234.

Revenue Recognition

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. Accordingly, revenues and expenses are accounted for using the accrual basis of accounting. Under this method of accounting, revenues and receivables are recognized when merchandise is shipped or services are rendered, and expenses are recognized when the liability is incurred.

Page #10 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates in these financial statements include allowance for doubtful accounts receivable, useful lives for depreciation, inventory obsolescence and sales returns and allowances. Accordingly, actual results could differ from those estimates.

Fair Values of Financial Instruments

Fair values of cash equivalents approximate cost due to the short period of time to maturity. The Company believes the carrying value long-term debt adequately reflects the fair value of these instruments. All of the estimated fair values are management’s estimates; however, there is no readily available market and the estimated fair value may not necessarily represent the amounts that could be realized in a current transaction, and these fair values could change significantly.

Reclassification

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 financial statement presentation. These reclassifications had no effect on net earnings.

NOTE 2 - NOTES RECEIVABLE

Notes receivable reflect amounts due to the Company from our Member-Dealers under deferred payment agreements and installment sale agreements.

Under the deferred agreement, the Company supplies Member-Dealers with an initial order of General Electric Lamps. The payment for this order is deferred so long as the Member-Dealer continues to purchase General Electric lamps through the Company. If a Member-Dealer ceases to purchase lamp inventory or sells or closes his business, then General Electric invoices the Company for the Member-Dealer’s initial order and the Member-Dealer’s note becomes immediately due and payable in full to the Company. General Electric is discontinuing this program as of December 31, 2006 and all notes will have an accelerated maturity date of December 31, 2006.

Under the installment sale agreements, the Company sells member-dealers computer hardware, the purchase price of which is due and payable by member-dealers to the Company in thirty-six monthly installments of principal and interest.

Notes Receivable are classified as follows:

	CURRENT PORTION		NONCURRENT PORTION
	JUNE 30, 2006	DEC. 31, 2005	JUNE 30, 2006	DEC. 31, 2005
Deferred Agreements	$209,883	$-0-	$-0-	$211,871
Installment Sale Agreements	-0-	289	-0-	-0-
	$209,883	$289	$-0-	$211,871

Page #11 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 3 - NOTES PAYABLE STOCK

The five year, interest bearing notes payable - stock reflect amounts due from us to former member-dealers for our repurchase of shares of Handy stock owned by these former member-dealers. According to the terms of the notes, only interest is paid on the outstanding balance of the notes during the first four years. In the fifth year, both interest and principal are paid. Interest rates range from 3.0% to 6.0%.

Notes payable - stock are classified as follows:

CURRENT PORTION		NONCURRENT PORTION
JUNE 30, 2006	DEC. 31, 2005	JUNE 30, 2006	DEC. 31, 2005
$89,760	$26,600	$352,220	$343,860

Principal payments due over the next five years are as follows:

2006	$89,760
2007	53,480
2008	17,500
2009	120,520
2010	55,400
Thereafter	105,320
$441,980

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statements and income tax purposes.

The major categories of deferred income tax provisions are as follows (based on FASB 109):

	SIX MONTHS ENDED JUNE 30, 2006	YEAR ENDED DECEMBER 31, 2005
Excess of tax over book depreciation	$1,681,507	$1,837,038
Allowance for Doubtful Accounts	(41,570)	(41,570)
Inventory – Ending inventory adjustment for tax recognition of SEC. 263A Uniform Capitalization Costs	(537,808)	(517,399)
Deferred Compensation	-0-	(84,026)
Other	(91,650)	(82,871)
Total	$1,010,479	$1,111,172
Statutory Tax Rate	34%	34%
Cumulative Deferred Income Tax Payable	$343,563	$377,799
Classified as: Noncurrent Liability	$343,563	$377,799
	$343,563	$377,799

Page #12 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES (CONTINUED)

Reconciliation of income taxes on the difference between tax and financial accounting is as follows:

	SIX MONTHS ENDED JUNE 30, 2006	SIX MONTHS ENDED JUNE 30, 2005
Principal Components of Income Tax Expense:
Current
Income tax paid	$894,753	$-0-
Carry-over of prepayment from prior year	1,825	238,431
Current Income Tax Payable	-0-	-0-
	$896,578	$238,431
Federal Income Tax Payable (Receivable)	(112,697)	38,835
Income tax for tax reporting at statutory rate of 34%	$783,881	$277,266
Deferred
Adjustments for financial reporting: Depreciation	(52,881)	(55,286)
263A Uniform Capitalization Costs	(6,939)	(6,930)
Other	25,429	14,476
Provision for income tax	$749,490	$229,526

The Company is not exempt from income tax except for municipal bond interest. There was no municipal bond interest in the first six months of 2006.

The Company is not classified as a nonexempt cooperative under the provisions of the Internal Revenue Code and is not entitled to deduct preferred dividends in determining its taxable income. If the Company is treated as a cooperative for federal income tax purposes, it would minimize the federal income tax impact on Handy by avoiding taxation at both the corporate and member levels on amounts distributed as a patronage rebate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recapitalization” for more detailed information.

NOTE 5 - COMPONENTS OF COMPREHENSIVE EARNINGS

1.

The deferred compensation account’s funding has been completed. During the quarter ended June 30, 2006 a distribution of $89,808 was made to former President Tipton. The $89,808 includes $5,782 realized gain on securities resulting from the increase in fair market value.

Page #13 of 26 Pages

HANDY HARDWARE WHOLESALE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 5 - COMPONENTS OF COMPREHENSIVE EARNINGS (CONTINUED)

2.	Changes in Equity securities
		Three Months Ended June 30, 2006	Cumulative
	Beginning Balance-January 1, 2006	$84,026	$-0-
	Purchases	-0-	117,400
	Dividends, interest and capital gains	-0-	178,373
	Deferred Compensation Funded	(89,808)	(303,833)
	Realized gains on securities resulting from increases in fair market value	5,782	8,060
	Balance-March 31, 2006	$-0-	$-0-

NOTE 6 - SIGNIFICANT ESTIMATES AND CONCENTRATIONS

Accounting principals generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.

Page #14 of 26 Pages

ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

OVERVIEW

For the first six months of 2006, we continued to widen our offering of products in order to give member-dealers more variety in what they can offer to their customers. In addition, we also explored expanding our presence geographically to increase the number of member-dealers as a means of continuing the growth of net sales. Further, the Company’s spring trade show generated the largest sales for a trade show in the history of the Company. Overall, for the first six months of 2006, we strove to maintain our steady growth while continuing to meet our goals of providing quality goods to our member-dealers.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

Net Sales Net sales in the second quarter of 2006 increased 13.4% ($7,043,391) from net sales during the same period in 2005 while increasing 8.3% ($4,053,246) between the respective seconds quarters of 2004 and 2005. Net sales during the first six months of 2006 increased 15.5% ($16,717,185) compared to an increase in sales of 7.1% ($7,130,254) for the same period in 2004 and 2005.

Net sales growth during the second quarter and first six months of 2006 was mainly attributable to strong increases in both regular sales and sales generated from our spring trade show, as well as sales from other marketing initiatives which helped member-dealers maintain their competitiveness in their selling territories.

Net Material Costs Net material costs for the second quarter and first six months of 2006 were $52,097,913 and $109,873,767, respectively, compared to $46,330,796 and $96,184,033, respectively, for the same periods in 2005. Net material costs for the second quarter and first six months of 2006 increased 12.4 percent and 14.2 percent, respectively, from the same periods in 2005. The increases in net material costs of 12.4 percent and 14.2 percent were smaller than the increases in net sales for the same periods primarily due to an increase in purchase discounts and factory rebates which are netted against net material costs. As a result, net material costs were 87.1 percent of net sales in the second quarter of 2006, as compared to 87.8 percent of net sales for the same period in 2005, while for the first six months of 2006 and 2005 net materials costs were 88.0 percent and 89.0 percent of net sales, respectively. The relative stability in net material costs as a percentage of net sales, was primarily the result of continued improvements in warehouse efficiencies as well as benefits recognized from an increase in factory commissions and rebates.

Payroll Costs Payroll costs for the second quarter of 2006 increased by $147,636 (5.4%) from the second quarter of 2005 level, and increased by $676,379 (12.8%) for the first six months of 2006 from the same period in 2005. These increases were due to the lump sum payment of $135,000 to Mr. Don Jameson for the mutual termination of his employment contract, salary increases needed to attract or retain high-quality employees as well as an increase in overtime needed to support the significant increase in warehouse sales which grew by 17.6 percent.

Despite the pressure on wages, payroll costs as a percentage of both total expenses and net sales remained fairly constant. Payroll costs for the second quarter of 2006 constituted 4.8 percent of both net sales and total expenses compared to 5.2 percent of sales and 5.1 percent of total expenses. Payroll costs were approximately 4.8 percent of net sales and 4.7 percent of total expenses for the first six months of 2006. For 2005 these percentages were 4.9 percent and 4.8 percent, respectively. The relative stability in payroll costs has been a result of a continuing effort to maintain employee productivity.

Other Operating Costs During the second quarter and the first six months of 2006, other operating costs increased by $972,473 (23.3%) and $1,910,829 (22.2%), respectively, compared to the same periods of 2005. Other operating costs increased as a percentage of total expenses, accounting for 8.6% of total expenses in the second quarter of 2006 as compared to 7.8% of total expenses for the second quarter of 2005. For the six month period ending June 30, 2006, other operating costs were 8.3% of total expenses as compared to 7.8% of total expenses during the same period in 2005.

Page #15 of 26 Pages

The increase in other operating costs in the first six months of 2006 can be principally attributed to an increase in warehouse and delivery expense ($987,779), most notably fuel costs ($329,382), warehouse contract labor costs ($163,423), contract driver costs ($97,884), contract delivery costs ($88,078), tractor rental equipment costs ($179,850), and warehouse building and equipment repairs ($110,691) which together accounted for 98.1% of the increase. An increase in the accrual for year-end employee bonuses ($295,000), an increase in legal and auditing fees ($154,221) and an increase in the accrual for year-end property taxes ($110,848) also attributed to the increase in other operating costs.

NET EARNINGS AND EARNINGS PER SHARE

Net Earnings - Second Quarter Net sales for the second quarter of 2006 increased by $7,043,391 (13.4%), net material costs for the same period increased by $5,767,117 (12.4%) compared in both cases to levels in the second quarter of 2005, resulting in an increase in gross margin of $1,276,274 (19.9%). The significant increase in gross margin, as well as an increase in sundry income of $372,024, was offset by an increase in payroll costs of $147,636 (5.4%) and a substantial increase in other operating costs of $972,473 (23.3%). Thus after tax net earnings increased $314,873 (101.4%), from $310,406 in the second quarter of 2005 to $625,279 for the same 2006 period. After tax net earnings, combined with estimated dividends on preferred stock and other comprehensive income resulted in total comprehensive earnings for 2006 of $440,721, compared to total comprehensive earnings of $156,066 for the same 2005 period, for an overall increase of $284,655.

Net Earnings - First Six Months Net sales for the first six months of 2006 increased by $16,717,185 (15.5%), net material costs for the same period increased by $13,689,734 (14.2%) compared in both cases to levels in the first six months of 2005, resulting in an increase in gross margin of $3,027,451 (25.4%). The substantial increase in gross margin as well as an increase in sundry income ($935,831), was partially offset by an increase of $676,379 in payroll costs (12.8%) and a significant increase in other operating costs of $1,910,829 (22.2%). Thus after tax net earnings increased by $879,446 (215.7%), from $407,734 in the first half of 2005 to $1,287,180 for the same 2006 period. After tax net earnings, combined with estimated dividends on preferred stock and other comprehensive earnings resulted in total comprehensive earnings for the first half of 2006 of $918,063, compared to total comprehensive earnings of $96,230 for the same 2005 period, for an overall increase of $821,833.

Earnings Per Share Our earnings per share increased almost threefold in the comparative second quarters of 2006 and 2005 and increased by more than fivefold for the first six months of 2006 as compared to the same period of 2005, from net earnings per share of $1.49 for the 2005 second quarter, to net earnings per share of $4.04 for the same 2006 period and an increase in six months earnings per share from $0.95 per share in the 2005 period to $8.41 per share for the 2006 period. The increase in 2006 is due to the factors previously discussed, as well as estimated dividends accrued in the second quarter and first six months of 2006 which represented a smaller percentage of 2006 net earnings, (second quarter 2006-29.5% versus second quarter 2005-49.9%; and first six months of 2006-28.7% versus first six months of 2005-76.0%).

Seasonality Our quarterly net earnings generally vary based on the timing of events which affect our sales. Traditionally, our first and third quarter earnings are negatively affected by the increased level of direct sales (with no markup) during our semiannual trade show which is always held in those quarters. Generally, there is an overall increase in sales during the trade show which typically offsets the effect of increased direct sales with no markup. Additionally, net earnings per quarter may vary substantially from year to year due to the timing difference in the receipt of discounts, rebates and miscellaneous income, as well as changes in the weather conditions and the economic conditions in our selling territories.

Page #16 of 26 Pages

SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

The following is a summary of selected quarterly financial data for each of the last eight quarterly periods beginning July 1, 2004 and ending June 30, 2006;

	Qtr. Ended 09-30-04	Qtr. Ended 12-31-04	Qtr. Ended 03-31-05	Qtr. Ended 06-30-05	Qtr. Ended 09-30-05	Qtr. Ended 12-31-05	Qtr. Ended 03-31-06	Qtr. Ended 06-30-06

Sales	$53,600,240	$43,762,183	$55,351,320	$52,744,122	$56,696,295	$54,061,906	$65,025,114	$59,787,513

Net Mat’l Costs	47,941,956	37,944,375	49,853,237	46,330,796	50,753,526	46,333,893	57,775,854	52,097,913

Gross Margin	5,658,284	5,817,808	5,498,083	6,413,326	5,942,769	7,728,013	7,249,260	7,689,600

Other Operating Expenses	7,155,861	6,700,343	7,033,413	6,942,879	8,319,915	7,580,082	8,489,528	8,050,636

Sundry Income	1,890,249	805,819	1,691,827	1,010,316	2,576,250	1,244,608	2,251,683	1,382,340

Pre-Tax Net Earnings(1)	392,672	(76,716)	156,497	480,763	199,104	1,392,539	1,011,415	1,021,304

(1) Excludes other comprehensive income/(loss).

Trends

As reflected in our numbers for the first six months of 2006, our fuel and delivery expenses have steadily increased. We expect that increased fuel and delivery costs will continue for the foreseeable future, as part of a general nationwide trend as gasoline and diesel prices remain high due to domestic and world market conditions as well as Department of Transportation regulations.

MATERIAL CHANGES IN FINANCIAL CONDITION

Financial Condition and Liquidity During the period ending June 30, 2006, we maintained our financial condition and ability to generate adequate amounts of cash while continuing to make investments in inventory, warehouse and computer equipment, software, and office furniture and equipment. However, net cash provided by our operating activities may vary substantially from year to year. These variations result from (i) the timing of promotional activities such as our spring trade show, (ii) payment terms available to us from our suppliers, (iii) payment terms we offer our member-dealers, and (iv) the state of the regional economy in our selling territories.

During the first six months of 2006 our cash decreased $302,451 as compared to cash generated in the first six months of 2005, versus a decrease of $292,173 when comparing the same 2005 period to that of 2004. During the first six months of 2006, we generated cash flow from operating activities of $1,925,627, as compared to cash flow generated from operating activities of $579,846 in the first six months of 2005. This increase in cash flow in the 2006 period was principally attributable to a significant increase in accounts payable, and by a smaller increase in accounts receivable offset in part by a larger increase in inventory during the first six months of 2006 than during the first six months of 2005.

Page #17 of 26 Pages

Accounts payable increased by $5,069,354 during the first six months of 2006 as compared to an increase of $3,915,485 during the same period in 2005. The difference in the increase during these two periods was due primarily to variations in extended payment terms offered to us by suppliers as well as the Company’s significant growth in inventory needed to support our member-dealers increased purchases.

We had approximately 42,000 stockkeeping units in inventory in the period ending June 30, 2006, which were maintained as a result of management’s strategy to increase the breadth and depth of inventory to better meet the needs of our member-dealers. The increase in inventory of $3,999,437 in the first six months of 2006, was higher (579.3%) than the increase in inventory of $588,747 in the same period in 2005, in order to meet our member-dealers’ inventory requirements. The inventory turnover ratio for the first six months of 2006 was 5.7 turns as compared to 5.4 turns for the same period in 2005.

In the first six months of 2006 and 2005, accounts receivable increased by $731,698 and $4,386,651, respectively. For both periods, this variation in levels of accounts receivable was mainly attributable to differences in extended payment terms offered to member-dealers and as a result of a timing difference of the company’s spring trade show which was held earlier in the first quarter of 2006 as compared to 2005. The accounts receivable turnover ratio for the first six months of 2006 was 13.1 turns as compared to 13.2 turns for the same period in 2005.

For the period ended June 30, 2006, net earnings plus other comprehensive earnings were $1,287,180, compared to net earnings plus other comprehensive losses of $406,086 for the same 2005 period. This more than threefold increase was mainly attributable to an increase in gross margin and sundry income.

Net cash used for investing activities decreased from $380,578 in the first six months of 2005 to $172,961 for the same period in 2006. In the first six months of 2006 the Company upgraded its computer system, warehouse equipment, automobile fleet and office equipment.

Net cash used for financing activities was $2,159,452 in the period ending June 30, 2006 as compared to net cash provided by financing activities of $180,542 during the same period in 2005. This considerable difference was principally attributable to funds being used during 2006 to pay down draws on the Company’s line of credit which were made throughout 2005 and through the first six months of 2006. In addition, proceeds from stock sales declined $205,972 when comparing the first half of 2006 and 2005 as a result of the Company discontinuing the sale of stock to its Member-Dealers as of April 30, 2006 as part of the Company’s request for no-action from the SEC relating to a recapitalization of the Company. Further, purchase of treasury shares were significantly higher during the first six months of 2006 as the Company’s largest Member-Dealer sold her store and thus had Handy redeem her stock. The new Member-Dealer that purchased this largest store had sales for the first six months of 2006 that were $1,578,881 less than the previous Member-Dealer’s sales for the first six months of 2005. In addition, dividends paid in 2006 were $738,234 as compared to dividends paid in 2005 of $619,712, an increase of $118,522.

Page #18 of 26 Pages

Our continuing ability to generate cash for funding our activities is highlighted by the relative constancy of three key liquidity measures – working capital, current ratio (current assets to current liabilities) and long-term debt as a percentage of capitalization, as shown in the following table:

	JUNE 30, 2006	DECEMBER 31, 2005	JUNE 30, 2005

Working Capital	$17,798,839	$17,655,348	$15,716,252

Current Ratio	1.6 to 1	1.8 to 1	1.5 to 1

Long-term Debt as Percentage of Capitalization	8.8%	12.4%	3.7%

During the remainder of 2006, the Company expects to further expand its existing customer base in its non-core selling territories. The Company will finance this expansion with anticipated growth in revenues from sales to new member-dealers in these territories, and with draws from the Company’s line of credit. The Company expects that expansion in these selling territories will have a beneficial effect on its ability to provide low-cost goods to member-dealers in those territories.

Off-Balance Sheet Arrangements As of June 30, 2006, we did not have any off-balance sheet arrangements, as defined by Item 303(a)(4) of Regulation S-K promulgated by the Securities and Exchange Commission.

Contractual Commitments and Obligations

Our contractual obligations for the next five years and thereafter are as follows:

	Quarter Ended June 30,
	2006	2007	2008	2009	2010	Thereafter	Total
Contractual Obligations (1):
Non-cancelable Operating Leases	$405,077	$682,789	$591,222	$479,680	$256,000	$53,658	$2,468,426

Credit Facility which Expires in April 2008 (1)	(1)	(1)	(1)	--	--	--	--

Notes Payable-Stock	89,760	53,480	17,500	120,520	55,400	105,320	441,980

Notes Payable-Vendor Consignment	209,883	-0-	-0-	-0-	-0-	-0-	209,883

Non-cancelable Capital Leases	10,882	27,756	28,578	29,423	30,294	47,131	174,064

	$715,602	$764,025	$637,300	$629,623	$341,694	$206,109	$3,294,353

(1) There was $5,000,000 outstanding on the Company’s credit facility at December 31, 2005 and $3,500,000 outstanding balance on June 30, 2006. The amounts outstanding under the credit facility fluctuate on a daily basis.

Page #19 of 26 Pages

Capital Resources In the six month periods ending June 30, 2006 and June 30, 2005, our investment in capital assets was $214,608 and $465,171, respectively. Approximately 43.6 percent ($93,647) of the amount expended in the first six months of 2006 was used to purchase warehouse equipment, 39.5 percent ($84,802) was used to purchase company vehicles, 15.5 percent ($33,280) was used to upgrade computer equipment and 1.3 percent ($2,879) was used to purchase office furniture and equipment. By comparison, of the total amount expended in the first six months of 2005, $236,313 (50.8%) was used to purchase computer equipment, $93,677 (20.1%) was used to upgrade warehouse equipment, $66,457 (14.3%) was used to purchase company vehicles and $65,666 (14.1%) was used to purchase office furniture and equipment.

We have an unsecured $10 million revolving line of credit due April 30, 2008 with J P Morgan Chase Bank, N.A., which we use from time to time for our working capital and other financing needs. No principal is required to be paid prior to the maturity date. As of December 31, 2005 the Company owed $5,000,000 on the line of credit. During the first six months of 2006, we borrowed $16,200,000 and repaid $17,700,000 from cash flow, leaving an outstanding balance of $3,500,000 under our line of credit on June 30, 2006. We make monthly interest payments on the outstanding balance of our line of credit. For the first six months of 2006, our average monthly interest payment was $4,690. Our average outstanding balance on our line of credit for the first six months of 2006 was $700,276.

For the remaining six months of 2006, we anticipate significant cash outlays for payment of accounts payable and increased inventory purchases. Additional cash outlays anticipated for capital expenditures include approximately $150,000 to upgrade computer equipment, $130,000 to expand warehouse office space, $55,000 to improve our automobile fleet, $50,000 to purchase warehouse equipment and $8,000 to purchase office furniture and equipment.

Our cash position of $1,466,421 at June 30, 2006 is anticipated to be sufficient to fund the majority of the planned capital expenditures and working capital needs for the remainder of fiscal year 2006. Some third party financing, principally draws on our line of credit, may be needed as the Company discontinued the sale of stock to its Member-Dealers as of April 30, 2006 as part of the Company’s proposed recapitalization and cessation of reporting as an SEC registered public company discussed in more detail below. If the recapitalization is approved by the shareholders, the Company will resume selling its shares.

OTHER EVENTS

Recapitalization We have taken steps which will allow us to propose to our shareholders a recapitalization of the Company so that we can operate on a cooperative basis under Subchapter T of the Internal Revenue Code. On June 29, 2006, the SEC granted our “no-action” letter which sets out the conditions to our operating on a cooperative basis and terminating our reporting requirements as a public company if the recapitalization is approved by the shareholders. On July 11, 2006 we filed a preliminary proxy statement with the SEC which seeks shareholder approval of the recapitalization and its constituent parts as well as the election of directors. Certain elements of the recapitalization will need to be approved by the holders of two-thirds of the outstanding shares of Class A Common Stock, two-thirds of the outstanding shares of Class B Common Stock and two-thirds of the outstanding shares of Preferred Stock. Each item of the recapitalization that requires a two-thirds vote will be conditioned upon the approval of all other items that require a two-thirds vote. If the recapitalization is approved, Member-Dealers will no longer receive quarterly or annual SEC reports. However, we would continue to provide to Member-Dealers an annual report that includes audited financial statements as well as a semi-annual report that includes unaudited financial statements.

Page #20 of 26 Pages

One of the principal reasons for undertaking this effort is the increased costs of being a public company, particularly the cost of complying with Section 404 of the Sarbanes Oxley Act regarding documentation, assessment and attestation as to effectiveness of our internal controls over financial reporting. Another principal reason for the recapitalization is to save the Company federal income taxes. If Handy is treated as a cooperative for federal income tax purposes, it would minimize the federal income tax impact on Handy by avoiding taxation at both the corporate and Member-Dealer levels on amounts distributed as patronage rebates.

Changes in Board of Directors and Executive Officers On March 31, 2006, Mr. Don Jameson resigned as a director in connection with the Board’s and his mutual decision to voluntarily terminate his position as President and Chief Executive Officer of the Company, leaving a vacancy on the Board. On March 31, 2006, Ms. Tina S. Kirbie was appointed Interim Principal Executive Officer and on May 22, 2006, Ms. Kirbie was appointed Chief Executive Officer and President of the Company by the Board. Upon her appointment as President and Chief Executive Officer, Ms. Kirbie automatically became a director of the Company pursuant to Handy's bylaws. On August 1, 2006, Mr. Lynn Bradley was appointed Chief Financial Officer of the Company to replace Ms. Kirbie. From 2004 to this present appointment, Mr. Bradley served as the Corporate Controller and Director of Tax for Flotek Industries, which manufactures and markets specialty chemicals and downhole drilling and production equipment based in Houston, Texas. From 1993-2003 he was a self-employed CPA in El Dorado, Arkansas.

CRITICAL ACCOUNTING POLICIES

For a discussion of our critical accounting policies which relate to inventory, revenue recognition and allowance for doubtful accounts, and which remain unchanged, see our annual report on Form 10-K for the year ended December 31, 2005.

FORWARD-LOOKING STATEMENTS

The statements contained in this report that are not historical facts are forward-looking statements as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, and therefore involve a number of risks and uncertainties. Such forward-looking statements may be or may concern, among other things, sales levels, the general condition of retail markets, levels of costs and margins, capital expenditures, liquidity, and competition. Such forward-looking statements generally are accompanied by words such as “plan,” “budget,” “estimate,” “expect,” “predict,” “anticipate,” “projected,” “should,” “believe,” or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management’s current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company’s financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company, including those regarding the Company’s financial results, levels of revenues, capital expenditures, or capital resource activities. Among the factors that could cause actual results to differ materially are: fluctuations of the prices received for or demand for the Company’s goods, amounts of goods sold for reduced or no mark-up, a need for additional labor or transportation costs for delivery of goods, requirements for capital; general economic conditions or specific conditions in the retail hardware business; weather conditions; competition, as well as the risks and uncertainties discussed in this report, including, without limitation, the portions referenced above and the uncertainties set forth from time to time in the Company’s other public reports, filings, and public statements. Interim results are not necessarily indicative of those for a full year.

Page #21 of 26 Pages

Item 3.	QUANTITATIVE & QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable

Item 4.	CONTROLS AND PROCEDURES

(a)	Evaluation of Disclosure Controls and Procedures

The Company’s principal executive officer and chief financial officer have evaluated the Company’s disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the end of the period covered by this Quarterly Report on Form 10-Q and have concluded that such disclosure controls and procedures are effective. We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in our filings under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities Exchange Commission’s rules and forms and that the disclosure controls and procedures are designed to ensure that information required to be disclosed in our filings under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and chief financial officer, to allow timely decisions regarding required disclosures.

(b)	Changes in Internal Controls

There were no significant changes in the Company’s internal controls over financial reporting that occurred during the fiscal quarter covered by this Quarterly Report that have materially affected, or are reasonably likely to materially affect such internal controls over financial reporting.

Page #22 of 26 Pages

PART II. OTHER INFORMATION

Item 1.	LEGAL PROCEEDINGS - None

Item 1A.	RISK FACTORS

There have been no material changes in our risk factors from those disclosed in our 2005 Annual Report on Form 10-K.

Item 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Issuer Purchases of Equity Securities

Period	(a) Total Number of Shares (or Units) Purchased (1)	(b) Average Price Paid Per Share (or Unit)	(c) Total Number of Shares (or Units Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units that May Yet Be Purchased Under the Plans or Programs
January 1-31, 2006	220 shares	$100.00	0	0
February 1-28, 2006	3,959 shares	$100.00	0	0
March 1-31, 2006	1,790 shares	$100.00	0	0
April 1-30, 2006	160 shares	$100.00	0	0
May 1-31, 2006	1,651 shares	$100.00	0	0
June 1-30, 2006	884 shares	$100.00	0	0
Total	8,664 shares	$100.00	0	0

(1)      We do not have any publicly announced repurchase programs. These shares were repurchased when certain member-dealers’ stock ownership exceeded desired levels or upon the retirement of member-dealers from our buying group.

Page #23 of 26 Pages

Item 3.	DEFAULTS UPON SENIOR SECURITIES - None

Item 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS - None

Item 5.	OTHER INFORMATION - None

Item 6.	EXHIBITS

Exhibit Number

*31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

*31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

*32	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*Filed herewith

Page #24 of 26 Pages

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY HARDWARE WHOLESALE, INC.

/s/ Tina S. Kirbie

TINA S. KIRBIE

President, CEO and Acting CFO

Date: August 14, 2006

Page #25 of 26 Pages

EXHIBIT INDEX

Exhibit Number

*31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

*31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

*32	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Page #26 of 26 Pages